AMENDED AND RESTATED TERM LOAN AGREEMENT by and among HARBOR POINT PARCEL 2 – OFFICE, LLC, HARBOR POINT PARCEL 2 – RETAIL, LLC, and HARBOR POINT PARCEL 2 – TRANSFER STATION, LLC, each a Delaware limited liability company, as Borrower and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and The Other Financial Institutions Party Hereto Dated as of October 28, 2026 PNC CAPITAL MARKETS, LLC, as Sole Lead Arranger and PNC CAPITAL MARKETS, LLC, as Sole Bookrunner Constellation Energy Generation Building 1310 Point Street Baltimore, Maryland 21231 Exhibit 10.3

TABLE OF CONTENTS

Page

ARTICLE 1 — THE LOAN

1.1	General Information and Exhibits	2
1.2	Purpose	3
1.3	Commitment to Lend	3
1.4	Interest Rate	3
1.5	Prepayment	4
1.6	Payment Schedule and Maturity Date	5
1.7	Payments Generally; Administrative Agent's Clawback	5
1.8	Evidence of Debt	6

ARTICLE 2 — TAXES, YIELD PROTECTION, UNAVAILABILITY AND ILLEGALITY

2.1	Taxes	11

ARTICLE 3 — INTENTIONALLY OMITTED

ARTICLE 4 — AFFIRMATIVE COVENANTS

4.1	Existence; Qualifications	18
4.2	Maintenance, Repair and Restoration	18
4.3	Operation of Property	20
4.4	Property Management	20
4.5	Inspection	21
4.6	Real Property Taxes	21
4.7	Insurance	22
4.8	Damage or Destruction	25
4.9	Condemnation Affecting the Property	28
4.10	Application of Proceeds of Casualty or Condemnation to Loan; Loan Repayment	29
4.11	Compliance with Law and Requirements	29
4.12	Leasing Requirements	30
4.13	Financial Matters	30
4.14	Statement Concerning Note or Mortgage	30
4.15	Notice to Lenders	30
4.16	Financial Statements	31
4.17	Reports and Testing	31
4.18	Appraisal	31
4.19	ERISA	32
4.20	Financial Covenants	32
4.21	Organizational Restrictions	32
4.22	Title and Permitted Encumbrances	33
4.23	Swap Transaction	33
4.24	Borrower Taxes; Effect on Loan Documents	33
4.25	Controlled Substances	34
4.26	Commercial Purpose.	34
4.27	Anti-Corruption Laws.	34

PAGE ii

PAGE iii ARTICLE 5 — NEGATIVE COVENANTS 5.1 Additional Indebtedness................................................................................................................. 35 5.2 Limitation on Distributions, etc. .................................................................................................... 35 5.3 Contracts ........................................................................................................................................ 35 5.4 Transfers; Encumbrances............................................................................................................... 35 5.5 Ownership; Merger; Consolidation; Purchase or Sale of Assets ................................................... 35 5.6 Sanctions. ..................................................................................................................................... 38 5.7 Anti-Corruption Laws. ................................................................................................................. 38 ARTICLE 6 — REPRESENTATIONS AND WARRANTIES 6.1 Organization; Authorization; Enforceability ................................................................................. 38 6.2 Applicable Laws; Governmental Approvals Regarding the Property............................................ 39 6.3 No Broker ...................................................................................................................................... 40 6.4 Encroachments............................................................................................................................... 40 6.5 Agreements .................................................................................................................................... 40 6.6 Financial Condition........................................................................................................................ 41 6.7 Utility Services .............................................................................................................................. 41 6.8 Liens............................................................................................................................................... 42 6.9 Management Agreements .............................................................................................................. 42 6.10 Flood Zone..................................................................................................................................... 42 6.11 Litigation........................................................................................................................................ 42 6.12 No Conflicts................................................................................................................................... 42 6.13 Public Access................................................................................................................................. 42 6.14 Leases............................................................................................................................................. 42 6.15 Insurance........................................................................................................................................ 43 6.16 Condemnation................................................................................................................................ 43 6.17 Physical Condition......................................................................................................................... 43 6.18 Title................................................................................................................................................ 43 6.19 OFAC............................................................................................................................................. 44 6.21 Affected Financial Institution ........................................................................................................ 44 6.22 Usury; Offsets ................................................................................................................................ 44 ARTICLE 7 — DEFAULT AND REMEDIES 7.1 Events of Default ........................................................................................................................... 44 7.2 Remedies........................................................................................................................................ 46 ARTICLE 8 — ADMINISTRATIVE AGENT 8.1 Appointment and Authorization of Administrative Agent............................................................. 47 8.2 Delegation of Duties; Advice......................................................................................................... 49 8.3 Liability of Administrative Agent.................................................................................................. 49 8.4 Reliance by Administrative Agent................................................................................................. 50 8.5 Notice of Default............................................................................................................................ 51 8.6 Credit Decision; Disclosure of Information by Administrative Agent .......................................... 51 8.7 Indemnification of Administrative Agent ...................................................................................... 52 8.8 Administrative Agent in Individual Capacity ................................................................................ 52 8.9 Successor Administrative Agent.................................................................................................... 52 8.10 Releases; Acquisition and Transfers of Collateral......................................................................... 53

8.11	Application of Payments	54
8.12	Administrative Agent Advances	55
8.13	Defaulting Lender	55
8.15	Benefit	57
8.16	Co-Agents; Lead Managers	57
8.17	Lender Participation in Swap Transactions	57
8.18	Swap Contracts	57

ARTICLE 9 — GENERAL TERMS AND CONDITIONS

9.1	Consents; Indemnification by Borrower	58
9.2	Miscellaneous	59
9.3	Payments Set Aside	63
9.4	Successors and Assigns	64
9.5	Treatment of Certain Information; Confidentiality	67
9.6	Set-off	68
9.7	Sharing of Payments	68
9.8	Amendments; Survival	68
9.9	Several Obligations; No Liability; No Release	70
9.10	Costs and Expenses	71
9.11	Replacement of Lenders	71
9.12	Further Assurances	72
9.13	Inducement to Lenders	72
9.14	Forum	72
9.15	Interpretation	73
9.16	No Advisory or Fiduciary Responsibility.	73
9.17	Usury	74
9.18	WAIVER OF JURY TRIAL	74
9.19	Service of Process	75
9.20	No Delays; Defaults	75
9.21	USA PATRIOT Act; Beneficial Ownership Regulation	75
9.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	75
9.23	Acknowledgement Regarding Any Supported QFCs.	76
9.25	Entire Agreement	77
9.26	Waiver of Consequential Damages, Etc.	77
9.27	Third Parties; Benefit	78
9.28	Other Transactions	78

EXHIBITS

EXHIBIT A	-	Legal Description of Land
EXHIBIT B	-	Definitions and Financial Statements
EXHIBIT C	-	Conditions Precedent to the Advance of the Loan
EXHIBIT C-1	-	Draw Request
EXHIBIT D-1	-	Compliance Certificate
EXHIBIT D-2	-	Borrower Certification
EXHIBIT E	-	Leasing and Tenant Matters
EXHIBIT F	-	Assignment and Assumption
EXHIBIT G	-	Note
EXHIBIT H	-	Schedule of Lenders

PAGE iv

PAGE v EXHIBIT I - Swap Contracts EXHIBIT J - Financial Covenants EXHIBIT K-1 - U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) EXHIBIT K-2 - U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) EXHIBIT K-3 - U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) EXHIBIT K-4 - U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) EXHIBIT L - Permitted Encumbrances EXHIBIT M Condominium Provisions EXHIBIT N Organizational Chart EXHIBIT O Rent Roll EXHIBIT P Organizational Requirements EXHIBIT Q Transaction Administration Letter EXHIBIT R Intentionally Omitted EXHIBIT S Survey Requirements EXHIBIT T Form of Secured Party Designation Notice

AMENDED AND RESTATED TERM LOAN AGREEMENT
(Syndication)

THIS AMENDED AND RESTATED TERM LOAN AGREEMENT ("Agreement"), dated as of October 28, 2026, is made by and among each lender from time to time a party hereto (individually, a "Lender" and collectively, the "Lenders"), and **PNC BANK, NATIONAL ASSOCIATION**, a national banking association as Administrative Agent, and **HARBOR POINT PARCEL 2 – OFFICE, LLC**, **HARBOR POINT PARCEL 2 – RETAIL, LLC**, and **HARBOR POINT PARCEL 2 – TRANSFER STATION, LLC**, each a Delaware limited liability company (separately and collectively, jointly and severally, "Borrower"), who agree as follows:

ARTICLE 1 — THE LOAN

1.1 General Information and Exhibits. This Agreement includes the Exhibits listed below which are marked by an "X," all of which Exhibits are attached hereto and made a part hereof for all purposes. Borrower and Lenders agree that if any Exhibit attached to this Agreement contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

x	Exhibit A	-	Legal Description of the Land
x	Exhibit B	-	Definitions and Financial Statements
x	Exhibit C	-	Conditions Precedent to the Advance of the Loan
x	Exhibit C-1	-	Draw Request
x	Exhibit D-1	-	Compliance Certificate
x	Exhibit D-2	-	Borrower Certification
x	Exhibit E	-	Leasing and Tenant Matters
x	Exhibit F	-	Assignment and Assumption
x	Exhibit G	-	Note
x	Exhibit H	-	Schedule of Lenders
x	Exhibit I	-	Swap Contracts
x	Exhibit J	-	Financial Covenants
x	Exhibit K-1	-	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
x	Exhibit K-2	-	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
x	Exhibit K-3	-	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
x	Exhibit K-4	-	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
x	Exhibit L	-	Permitted Encumbrances
x	Exhibit M	-	Condominium Provisions
x	Exhibit N	-	Organizational Chart
x	Exhibit O	-	Rent Roll
x	Exhibit P	-	Organizational Requirements
x	Exhibit Q	-	Transaction Administration Letter
x	Exhibit R	-	Intentionally Omitted
x	Exhibit S	-	Survey Requirements
x	Exhibit T	-	Form of Secured Party Designation Notice

The Exhibits contain other terms, provisions and conditions applicable to the Loan. Capitalized terms used in this Agreement shall have the meanings assigned to them in Exhibit B. This Agreement and

PAGE 2

PAGE 3 the other Loan Documents, which must be in form, detail and substance satisfactory to Administrative Agent and Lenders, evidence the agreements of Borrower, Administrative Agent and Lenders with respect to the Loan. Borrower shall comply with all of the Loan Documents. 1.2 Purpose. 1.2.1 Amendment and Restatement. This Agreement modifies, restates and replaces in its entirety that certain Term Loan Agreement dated as of January 14, 2022, by and among Borrower, “Lenders” (as defined therein) and Administrative Agent (as successor to Bank of America, N.A. pursuant to an Assignment and Assumption Agreement dated as of even date herewith), as amended by a First Modification to Term Loan Agreement and Other Loan Documents dated as of April 3, 2023 (the “Original Loan Agreement”); provided, however, Borrower’s execution and delivery of this Agreement shall not constitute a novation of the indebtedness evidenced by the Original Loan Agreement. 1.2.2 Purpose. The proceeds of the Loan shall be used by Borrower to pay costs related to refinancing existing indebtedness with respect to the Property, paying fees, costs and expenses relating to the Loan, and not in contravention of any Law or any Loan Document. 1.3 Commitment to Lend. Prior to the Closing Date, Borrower has borrowed from Lenders, and Lenders have advanced monies under the Loan in the original principal amount of [ONE HUNDRED TWENTY-ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($121,800,000.00)] on the terms and subject to the conditions set forth in the Original Loan Agreement (including, but not limited to Exhibit C attached thereto), which principal is outstanding under the Original Loan Agreement and shall be deemed principal advanced and outstanding under this Agreement as of the Closing Date. Borrower agrees to borrow from Lenders, and Lenders severally agree to make, the Loan in the maximum principal amount of ONE HUNDRED TWENTY-ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($121,800,000.00) on the terms and subject to the conditions set forth in this Agreement (including, but not limited to Exhibit C). Each Lender shall fund its Pro Rata Share of each advance of Loan proceeds under this Agreement, provided, however, that no Lender will be required to make an advance in any amount which when aggregated with all prior advances made by such Lender would exceed such Lender’s then-current Commitment hereunder. Lenders’ Commitments to lend pursuant to this Agreement shall expire and terminate automatically (a) if the Loan is prepaid in full, and (b) upon the occurrence of an Event of Default, and (c) on the Maturity Date. The Loan is not revolving. Any amount repaid may not be reborrowed. 1.4 Interest Rate; Late Charges. (a) Interest Rate. Borrower will pay interest in respect of the outstanding unpaid principal amount of the Loan at a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to Daily Simple SOFR plus one hundred eighty (180) basis points (1.80%), unless the Alternate Rate or the Default Rate otherwise applies pursuant to this Agreement, in which case Borrower will pay interest at the Alternate Rate or Default Rate, as applicable, as required by this Agreement. Administrative Agent’s determination of interest rates and any change therein will, in the absence of manifest error, be conclusive and binding upon all parties hereto. If at any time the designated rate applicable to any portion of the Loan made by any Lender exceeds such Lender's Maximum Legal Rate, the rate of interest on such Lender's Loan is limited to such Lender's Maximum Legal Rate. The applicable Daily Simple SOFR rate shall be determined by Administrative Agent, and such determination shall be conclusive absent manifest error.

PAGE 4 (b) Conforming Changes. With respect to Daily Simple SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective. (c) Default Interest and Late Payment Charge. To the extent permitted by Law, during the existence of any Event of Default (including the expiration of any applicable cure periods), Borrower will pay interest on the entire principal amount then outstanding and all other sums due under the Loan at a rate per annum equal to the Default Rate. The Default Rate accrues before and after any judgment has been entered. In addition, Borrower will pay upon demand by Administrative Agent a late payment charge equal to four percent (4%) of the amount of any payment due under the Loan, prior to maturity or acceleration (but expressly excluding the principal payment due on the Maturity Date or upon any acceleration of the Loan), which is not received by Administrative Agent within fifteen (15) days after the date such payment is due. Borrower acknowledges that the increased interest rate and the late payment charge provided for herein reflect, among other things, the fact that the Loan has become a substantially greater credit risk given its default status and that Lenders are entitled to additional compensation for such risk and all such interest is payable by Borrower upon demand by Administrative Agent. Borrower also agrees and acknowledges that the Default Rate is a reasonable forecast of such additional compensation for anticipated and actual harm incurred by Administrative Agent and Lenders, and that such harm cannot be estimated with certainty or without difficulty. The Default Rate is imposed as liquidated damages for the purpose of defraying Lenders' expenses incident to the handling of delinquent payments, but is in addition to, and not in lieu of, the exercise by Administrative Agent, of any rights and remedies hereunder, under the other Loan Documents or under applicable Law, and any reasonable actual out-of-pocket fees and expenses of any attorneys or other professionals Administrative Agent may employ. 1.5 Prepayment. (a) Voluntary. (i) Borrower has the right at its option from time to time to prepay the Loan in whole or part on any Business Day without cost, premium or penalty, except as provided below or in Sections 2.1. (ii) Whenever Borrower desires to prepay the Loan, it must provide a prepayment notice to Agent by 1:00 p.m. (New York City time) setting forth (i) the Business Day on which the proposed prepayment is to be made, which must be no less than three (3) Business Days after the date of such prepayment notice, and (ii) the total principal amount of such prepayment, which may not be less than $100,000. The principal amount of the portion of the Loan for which a prepayment notice is given, together with interest on such principal amount, is due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made; provided, however, (i) the notice of prepayment delivered by Borrower shall be revocable, so long a the written notice of such revocation is received by Administrative Agent no later than one (1) Business Day prior to the date specified in Borrower’s prepayment notice and Borrower pays all of Administrative Agent’s and Lenders’ actual, out-of-pocket costs and expenses incurred in connection with such revocation, and (ii) Borrower may extend the date specified in Borrower’s prepayment notice for up to ten (10) Business Days, provided written notice of such extension is

PAGE 5 received by Administrative Agent no later than one (1) Business Day prior to the date specified in Borrower’s prepayment notice and Borrower pays all of Administrative Agent’s and Lenders’ actual, out-of-pocket costs and expenses incurred in connection with such revocation. Any prepayment hereunder is not subject to reborrowing. (b) Mandatory. If not sooner paid, all amounts due and owing under any Loan Document are due and payable in full on the Maturity Date. 1.6 Payment Schedule and Maturity Date. The entire principal balance of the Loan then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents, shall be due and payable in full on the Maturity Date. Prior to maturity, accrued and unpaid interest shall be calculated from and including the first (1st) Business Day of each month (or, in the case of the initial interest computation period, the date of the initial advance of the Loan) to, but excluding, the first (1st) Business Day of the succeeding calendar month, and shall be due and payable in arrears on the fifth (5th) calendar day of such succeeding calendar month. 1.7 Payments Generally; Administrative Agent’s Clawback. (a) All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in U.S. Dollars and in immediately available funds not later than 2:00 p.m. (Administrative Agent’s Time) on the date specified herein. Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. (Administrative Agent’s Time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. (b) For the avoidance of doubt, Administrative Agent will distribute payments to each Lender, (i) on the date of receipt, if Administrative Agent receives such funds on or before 2:00 p.m. (Administrative Agent’s Time), or (ii) on the Business Day following the date of receipt, if Administrative Agent receives such funds after 2:00 p.m. (Administrative Agent’s Time). If Administrative Agent fails to timely pay any amount to any Lender in accordance with Section, Administrative Agent shall pay to such Lender interest on such amount at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, for each day from the day such amount was to be paid until it is paid to such Lender. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. With respect to any payment that Administrative Agent makes for the account of Lenders hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made such payment; (2) Administrative Agent has made a payment in excess of the amount so paid by Borrower (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so

PAGE 6 distributed to such Lender immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. (c) A notice of Administrative Agent to any Lender or to Borrower with respect to any amount owing under this Section shall be conclusive, absent manifest error. 1.8 Evidence of Debt. Amounts of the Loan funded by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amounts of the Loan funded by Lenders to Borrower and the interest and payments thereon, and all other sums owing to Administrative Agent and each Lender from time to time under the Loan Documents. Any failure to so record such amounts, interest or payments or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Indebtedness. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of the applicable Note and payments with respect thereto. 1.9 Reserve Funds. 1.9.1 Replacements. (a) On or before the last Business Day of each month, Borrower shall deposit in the Replacement Reserve Account an amount equal to Eight Thousand Three Hundred Fifty-One and No/100 Dollars ($8,351.00) Dollars, being $0.20 per square foot of the Office Unit and the Retail Unit (the “Replacement Reserve Monthly Deposit”). Amounts deposited in the Replacement Reserve Account pursuant to this Section 1.9.1(a) shall hereinafter be referred to as “Replacement Reserve Funds.” So long as no monetary or material non-monetary Default or any Event of Default shall have occurred and be continuing, Administrative Agent shall, to the extent funds deposited pursuant to this Section 1.9.1(a) are available in the Replacement Reserve Account, permit Borrower to withdraw the amount paid or incurred by Borrower in performing the Replacements as required pursuant to the provisions of this Agreement, the Mortgage, and the other Loan Documents (including with respect to the maintenance, repair, and restoration of the Property), upon satisfaction of the applicable requirements set forth in Section 1.9.4. (b) Borrower shall commence all necessary Replacements, shall perform the work for the Replacements diligently and continuously, and shall complete all Replacements in a good and workmanlike manner, in material compliance with Applicable Laws and in a manner reasonably acceptable to Administrative Agent as soon as commercially reasonable after commencing to make each such Replacement. Borrower hereby grants to Administrative Agent an irrevocable power- of-attorney, coupled with an interest, to perform upon the occurrence and during the continuance of an Event of Default any of the Replacements as required above and to apply the amounts on deposit in the Replacement Reserve Account to the costs associated therewith, all as Administrative Agent may determine in its sole but reasonable discretion but without obligation to do so.

PAGE 7 1.9.2 Tenant Improvements, Leasing Costs and Leasing Commissions. (a) (i) On the Closing Date, Borrower shall deposit into the Leasing Reserve Account Nine Hundred Thousand and No/100 Dollars ($900,000.00), to be held for application to Tenant Improvements, Leasing Commissions and Leasing Costs as provided herein (or during the continuance of an Event of Default, as the Required Lenders may elect in their sole discretion). Borrower shall perform, or cause to be performed, all Tenant Improvements, Leasing Commission and Leasing Costs required in connection with Approved Leases in accordance with the applicable Leases, brokerage and other agreements and the terms and conditions of Exhibit E and the other terms and conditions of this Agreement and the other Loan Documents. Without limiting the foregoing, all Tenant Improvements shall be performed and completed in a good and workmanlike manner, in material compliance with Applicable Laws and in a manner reasonably acceptable to Administrative Agent. (ii) So long as no Event of Default shall have occurred and be continuing, Administrative Agent shall, to the extent funds are available for such purpose in the Leasing Reserve Account, permit Borrower to withdraw the amount paid or incurred by Borrower on account of Tenant Improvements, Leasing Commission and Leasing Costs for Approved Leases upon satisfaction of the applicable requirements set forth in Section 1.9.4. (b) (i) Borrower shall deposit into the Leasing Reserve Account an amount equal to any sum or termination fee payable to Borrower in connection with any tenant’s election to exercise any early termination option contained in its respective Lease at the Property or in connection with any other termination, amendment or modification of any Lease, reduction of Rents, shortening of the term or surrender of space thereunder (the “Lease Termination Fee Deposit”) on the date of Borrower’s receipt thereof. So long as no monetary or material non-monetary Default or any Event of Default shall have occurred and be continuing, if Borrower has re-leased the space for which a Lease Termination Fee was received subsequent to the Closing Date pursuant to an Approved Lease, and paid all Leasing Costs associated with such re-leasing, then Administrative Agent will release any unused portion of the Lease Termination Fee Deposit to Borrower. (ii) So long as no monetary or material non-monetary Default or any Event of Default shall have occurred and be continuing, Administrative Agent shall, to the extent funds are available in the Leasing Reserve Account and upon satisfaction of the applicable requirements set forth in Section 1.9.4, permit Borrower to withdraw the amount actually paid or incurred by Borrower in performing Tenant Improvements or on account of Leasing Commissions and Leasing Costs as the same are incurred pursuant to Approved Leases. (c) Borrower hereby grants to Administrative Agent an irrevocable power-of-attorney, coupled with an interest, to pay and perform upon the occurrence and during the continuance of an Event of Default any of the Tenant Improvements, Leasing Commissions and Leasing Costs as required above and to apply the amounts on deposit in the Leasing Reserve Account to the costs associated therewith, all as Administrative Agent may determine in its sole discretion but without obligation to do so. 1.9.3 Intentionally Omitted. 1.9.4 Disbursement of Reserve Funds. (a) Borrower shall deliver to Administrative Agent a Draw Request in the form attached hereto as Exhibit C-2 for each requested withdrawal or transfer from the Reserve Accounts in accordance with this Section 1.9.4. Borrower shall deliver all requests for all withdrawals or transfers from the Reserve

PAGE 8 Accounts concurrently and not more than once per month. Each such Draw Request shall (i) specify the Replacements, the Tenant Improvements, the Leasing Commissions, or the Leasing Costs for which such withdrawal or transfer is requested, (ii) include a certification from Borrower that the applicable matter that is the subject of such request has been performed in accordance with the terms of the Loan Documents, (iii) include a certification from Borrower that no Event of Default has occurred and is continuing (or if so, specifying the nature thereof) and (iv) include a certification from Borrower that the costs and expenses that are the subject of such request have been incurred in accordance with the terms of this Agreement and the other Loan Documents and are permitted to be reimbursed pursuant to the terms of Section 1.9.1 and/or 1.9.2, as applicable. Borrower shall promptly deliver to Administrative Agent copies of paid invoices (or unpaid invoices to which the requested withdrawal or transfer relates and is to be applied), lien waivers (with respect to any matter the non-payment of which could give rise to a lien against the Property and that costs more than $250,000), statements or estimates, contractor invoices, tenant certifications, each if applicable, and any licenses, permits and certifications and filings required by Law, if any, in each case as Administrative Agent may reasonably request. Provided that the foregoing conditions are satisfied, and all other conditions applicable to the requested withdrawal or transfer set forth in Section 1.9 and/or 1.9.2, as applicable, are satisfied, Administrative Agent shall disburse sums from the applicable Reserve Account to Borrower in accordance with its written instructions delivered to Administrative Agent. Notwithstanding the preceding sentence, in no event shall Administrative Agent be required to disburse funds from any of the Reserve Accounts if a monetary or material non-monetary Default or any Event of Default then exists and is continuing. (b) Administrative Agent’s permitting a withdrawal of any Reserve Funds or other acknowledgement of completion of any work in a manner reasonably satisfactory to Administrative Agent shall not be deemed a certification or warranty by Administrative Agent to any Person that any work or other matter that is the subject of the withdrawal has been completed in accordance with Applicable Laws or any agreement to which Borrower is a party or the Property is bound. (c) The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower from its obligation to perform fully all covenants contained in each of the Loan Documents. 1.9.5 Reserve Funds Generally. (a) (i) Subject to Section 1.9.5(a)(ii), any interest and other income on any Reserve Funds shall be credited to and accrue to the benefit of Borrower, shall be added to and become a part of the Reserve Account for such Reserve Funds and shall be applied in the same manner as other monies deposited in such Reserve Account. Administrative Agent shall maintain such Reserve Accounts or any funds deposited therein in interest-bearing accounts to the extent available; provided, however, that upon the occurrence and during the continuance of any Event of Default, Administrative Agent may elect not to hold any or all of the Reserve Accounts in interest-bearing accounts. (ii) In no event shall Administrative Agent be required to select any particular account or credit funds therein at the highest business savings or comparable rate of interest, or use any account deposits in which would be insured by the Federal Deposit Insurance Corporation or other Governmental Authority. Administrative Agent may, at its election, retain any such interest and other income for its own account upon the occurrence and during the continuance of an Event of Default. Borrower agrees that it shall include all interest and other income to which it is entitled under the terms hereof on Reserve Funds as the income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be), and that it shall be the owner of the Reserve Funds for all purposes, including for federal and applicable state and local tax purposes, except to the extent that Administrative Agent

PAGE 9 retains any interest or other income on the Reserve Funds for its own account upon the occurrence and during the continuance of an Event of Default as provided herein. (b) Borrower hereby grants to Administrative Agent a first-priority perfected security interest in, and assigns and pledges to Administrative Agent, each of the Reserve Accounts and any and all Reserve Funds now or hereafter maintained in the Reserve Accounts and any and all “Investment Property” (as defined in the UCC of each applicable jurisdiction) contained therein as collateral security for payment of the Obligations. The provisions of this Section 1.9.5 and other provisions of this Agreement and the other Loan Documents are intended to give Administrative Agent or any subsequent holder of the Loan “control” of the Reserve Accounts within the meaning of the UCC of each applicable jurisdiction. (c) Borrower authorizes Administrative Agent to file any financing statement or statements required by Administrative Agent to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Reserve Funds and the Reserve Accounts. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly and duly execute and deliver all further instruments and documents, and take all further action that Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or the priority thereof, to obtain or preserve the full benefits of this Agreement and the rights and powers herein granted, or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder. (d) The Reserve Accounts and any and all Reserve Funds and other Investment Property now or hereafter maintained in the Reserve Accounts shall be subject to the exclusive dominion and control of Administrative Agent, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Neither Borrower, Manager or any other Person claiming on behalf of or through Borrower or Manager shall have any right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds and Investment Property now or hereafter deposited or contained in the Reserve Accounts, except as expressly provided in this Agreement. (e) So long as no monetary or material non-monetary Default or any Event of Default has occurred and is then continuing, subject to the other terms and conditions of this Agreement, Administrative Agent shall permit withdrawals or make transfers from the Reserve Accounts in accordance with this Agreement, including Section 1.9.4. All such withdrawals or transfers shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Administrative Agent of any remedies against the Property unless an Event of Default shall have occurred and be continuing and Administrative Agent shall have expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts. Borrower shall use any Reserve Funds released to it solely for the applicable purposes of such Reserve Funds set forth herein. (f) Notwithstanding anything to the contrary set forth herein, Borrower shall have no right to receive funds from any Reserve Account upon the occurrence and during the continuance of any monetary or material non-monetary Default or any Event of Default. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, upon and during the continuance of any Event of Default, Administrative Agent or the Required Lenders may use in its or their sole discretion, as applicable, and apply the Reserve Funds (or any portion thereof), including for any of the following purposes: (i) repayment of the Obligations, including principal prepayments and prepayment premiums, if any, applicable to such full or partial prepayment; (ii) reimbursement of Administrative Agent and Lenders for all losses, fees, costs and expenses (including

PAGE 10 reasonable legal fees) suffered or incurred by Administrative Agent or Lenders as a result of such Event of Default; (iii) payment of any amount expended in exercising any or all rights and remedies available to Administrative Agent and Lenders at law or in equity or under this Agreement or under any of the other Loan Documents; or (iv) payment of any item required or permitted under this Agreement; provided, however, that any application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Administrative Agent’s and Lenders’ rights and remedies as a secured party, as applicable, with respect to the Reserve Funds, any Investment Property and the Reserve Accounts and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Administrative Agent or Lenders to apply all or any portion of the Reserve Funds or any Investment Property to effect a cure of any Event of Default, or to pay the Obligations, or in any specific order of priority. The exercise of any or all of Administrative Agent’s or Lenders’ rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Administrative Agent’s or Lenders’ rights to initiate and complete a foreclosure under the Mortgage. (g) The Reserve Funds shall not constitute escrow or trust funds. The Reserve Accounts are solely for the protection of Administrative Agent and Lenders. With respect to the Reserve Accounts, Administrative Agent shall have no responsibility beyond the allowance of due credit for the sums actually received by Administrative Agent or beyond the reimbursement or payment of the costs and expenses for which such Reserve Accounts were established in accordance with their terms. The requirements of this Agreement concerning the Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under Applicable Law. (h) Borrower shall not further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or any Investment Property or permit any lien to attach thereto, except for the security interest granted in this Section 1.9.5, or any levy to be made thereon, or any UCC financing statements, except those naming Administrative Agent as the secured party, to be filed with respect thereto. (i) Borrower will maintain the security interest created by this Section 1.9.5 as a first priority perfected security interest and will defend the right, title and interest of Administrative Agent in and to the Reserve Accounts and the Reserve Funds and Investment Property against the claims and demands of all Persons whomsoever (other than Lenders). (j) Administrative Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by Administrative Agent to be genuine, and it may be assumed conclusively that any Person purporting to give any of the foregoing in connection with the Reserve Accounts has been duly authorized to do so. Administrative Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder and in good faith in accordance therewith. Administrative Agent shall not be liable to Borrower for any act or omission done or omitted to be done by Administrative Agent in reliance upon any instruction, direction or certification received by Administrative Agent and without gross negligence or willful misconduct. (k) Beyond the exercise of reasonable care in the custody thereof, Administrative Agent shall not have any duty as to any Reserve Funds or Investment Property in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. In no event shall Administrative Agent or any Lender or any of their respective Affiliates, agents, employees or bailees, be liable or responsible for any loss or damage to any of the Reserve Funds or Investment Property, or for any diminution in value thereof, by reason of the act or omission of

PAGE 11 Administrative Agent, such Lender or any such Affiliate, agents, employees or bailees, except to the extent that such loss or damage is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Person’s gross negligence or willful misconduct. ARTICLE 2 — TAXES, YIELD PROTECTION, UNAVAILABILITY AND ILLEGALITY 2.1 Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of Borrower or any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of Administrative Agent) require the deduction or withholding of any Tax from any such payment by Administrative Agent or Borrower or any Guarantor, then Administrative Agent or Borrower or such Guarantor shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to Section 2.1(e). (ii) If Borrower or any Guarantor or Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) Administrative Agent shall withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to Section 2.1(e), (B) Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower or such Guarantor, as applicable, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. (iii) If Borrower or any Guarantor or Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) Borrower or such Guarantor, as applicable, or Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to Section 2.1(e), (B) Borrower or such Guarantor, as applicable, or Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower or such Guarantor, as applicable, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. (b) Payment of Other Taxes by Borrower or Guarantor. Without limiting the provisions of Subsection (a) of this Section, Borrower shall timely pay, and shall cause any Guarantor to timely pay, to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, Other Taxes.

PAGE 12 (c) Tax Indemnifications. (i) Borrower shall, and does hereby indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Borrower and Guarantor shall, and do hereby indemnify Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to Administrative Agent as required pursuant to Subsection (c)(ii) of this Section. (ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (A) Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower and/or Guarantor have not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower and Guarantor to do so), (B) Administrative Agent and Borrower and Guarantor, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.4(d) relating to the maintenance of a Participant Register and (C) Administrative Agent and Borrower and Guarantor, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent or Borrower or Guarantor in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender as the case may be, under this Agreement or any other Loan Document against any amount due to Administrative Agent under this Subsection. (d) Evidence of Payments. As soon as practicable, after any payment of Taxes by Borrower to a Governmental Authority as provided in this Section, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Administrative Agent. (e) Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission

PAGE 13 of such documentation (other than such documentation set forth in clauses (A), (B) and (D) of Section 2.1(e)(ii)) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable: (I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (II) executed copies of IRS Form W-8ECI; (III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W- 8BEN-E (or W-8BEN, as applicable); or (IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner.

PAGE 14 (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Subsection, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent of its legal inability to do so. (f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or Guarantor or with respect to which Borrower or any Guarantor has paid additional amounts pursuant to this Section, it shall pay to Borrower or such Guarantor, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower or Guarantor under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower or Guarantor, upon the request of the Recipient, agrees to repay the amount paid over to Borrower or Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Subsection, in no event will the applicable Recipient be required to pay any amount to Borrower or Guarantor pursuant to this Subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower, Guarantor or any other Person.

PAGE 15 (g) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of Administrative Agent, or the assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, and the repayment, satisfaction or discharge of all other Obligations. 2.2 Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting. (a) If at any time: (i) Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that Daily Simple SOFR cannot be determined pursuant to the definition thereof, or (ii) any Lender determines that for any reason, with respect to any portion of the Loan at Daily Simple SOFR, Daily Simple SOFR does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan, and any Lender has provided notice of such determination to Administrative Agent, then Administrative Agent shall have the rights specified in Section 2.2(c) below. (b) If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any portion of the Loan at Daily Simple SOFR, or the determination or charging of interest rates based on Daily Simple SOFR, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then Administrative Agent shall have the rights specified in Section 2.2(c) below. (c) In the case of any event specified in Section 2.2(a) above, Administrative Agent shall promptly notify Lenders and Borrower thereof, and in the case of an event specified in Section 2.2(b) above, such Lender shall promptly notify Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the outstanding principal and future advances will bear interest at the Base Rate plus eighty (80) basis points (0.80%) (the “Alternate Rate”) until Administrative Agent shall have later notified Borrower, or such Lender shall have later notified Administrative Agent, of Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist; provided, however, if the determination is made pursuant to Section 2.2(b), Borrower may, on the date specified in the notice from Administrative Agent, prepay such Loan in accordance with Section 1.5. Absent due notice from the Borrower of prepayment, the applicable portion of the Loan shall automatically bear interest at the Alternate Rate upon the date specified in the notice to Borrower from Administrative Agent. (d) Benchmark Replacement Setting. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with a Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the

PAGE 16 Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided, however, Administrative Agent will not implement Conforming Changes in a arbitrary, capricious, or discriminatory manner as to Borrower. (iii) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Administrative Agent will notify the Borrower of the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section. (iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, amounts outstanding hereunder automatically will bear interest at the Alternate Rate. 2.3 Intentionally Omitted. 2.4 Intentionally Omitted. 2.5 Increased Costs. (a) Increased Costs Generally. If any Change in Law: (i) imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; (ii) subjects any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) imposes on any Lender or the relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or any portion of the Loan made by such Lender or any participation therein;

PAGE 17 and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, continuing or maintaining any portion of the Loan or of maintaining its obligation to make any portion of the Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, Borrower will pay to such Lender or other Recipient such additional amount or amounts as will compensate such Lender or other Recipient, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, any Note, the Commitment of such Lender or the advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Subsections (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Delay in Requests; Survival. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof). Subject to the foregoing, all of Borrower’s obligations under this Section shall survive payment in full, satisfaction or discharge of the Indebtedness, the resignation or removal of Administrative Agent or replacement of any Lender, and any release, enforcement or termination of this Agreement, or of any other Loan Documents. 2.6 Intentionally Omitted. 2.7 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any advance to Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of Borrower to repay the advance in accordance with the terms of this Agreement. If any Lender requests compensation under Section 2.5, or requires Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.1, or if any Lender gives a notice pursuant to Section 2.2, then at the request of such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its advances hereunder or to assign its rights and

PAGE 18 obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.1 or Section 2.5, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.2, as applicable, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, as the case may be. Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment within ten (10) days of written demand of such Lender. (b) Replacement of Lenders. If any Lender requests compensation under Section 2.5, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.7(a), Borrower may replace such Lender in accordance with Section 9.11. 2.8 Survival. All of Borrower’s obligations under this Article shall survive the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations, and shall not be waived by any delay by Administrative Agent or Lenders in seeking payment and performance of such obligations of Borrower under this Article. ARTICLE 3 — INTENTIONALLY OMITTED ARTICLE 4 — AFFIRMATIVE COVENANTS 4.1 Existence; Qualifications. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, shall not cease to be validly existing and in good standing under the laws of the State of Delaware or cease to be authorized to do business in, and if required by Law, in good standing in, each state in which the Property is located. Borrower shall at all times maintain, preserve and protect all material franchises and trade names used in connection with the operation of the Property. If requested by Administrative Agent, Borrower shall provide a certification certifying that it is not a foreign corporation, foreign partnership, foreign trust, foreign estate or nonresident alien or a disregarded entity owned by any of them (as those terms are defined in the Code), together with such additional information as Administrative Agent may reasonably request. 4.2 Maintenance, Repair and Restoration. (a) Borrower shall keep the Property in such order, repair, operating condition and appearance as is consistent with good management and operating practices for comparable competitive properties, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made with good quality materials and in a good and workmanlike manner, and shall not allow the Property to be the subject of any waste or to be misused or abused or to deteriorate, subject, however, to the other provisions of this Agreement and the other Loan Documents requiring consent or approval of Administrative Agent. If any act or occurrence of any kind or nature (including any Condemnation or any Casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Borrower shall give prompt notice thereof to Administrative Agent and Borrower shall promptly, at Borrower’s sole cost and expense and regardless of whether insurance or condemnation proceeds (if any) shall be available or sufficient for the purpose pursuant to Section 4.8 or 4.9 or otherwise, secure the Property as necessary and commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.

PAGE 19 (b) Notwithstanding the foregoing, Borrower shall not, without the prior written consent of Required Lenders, (i) remove from the Property any fixtures or personal property comprising Property except such as is replaced by Borrower by an article of equal suitability and value, owned by Borrower, free and clear of any lien or security interest (except that created by the Mortgage or any other Loan Document), or (ii) make any alteration to the Property; provided, however, that the consent of Required Lenders shall not be required in the case of (x) any alteration which individually does not cost more than $500,000.00, or the cost of which, when aggregated with the total cost of all alterations in the applicable calendar year, does not result in costs in excess of $2,000,000.00; (y) any alteration required pursuant to any Lease entered into in accordance with Exhibit E and any other provision of this Agreement and the other Loan Documents and (z) any alteration required for the maintenance and upkeep of the Property in accordance with the Loan Documents that could not reasonably be expected to have a Material Adverse Effect. (c) As a condition to the approval of Required Lenders, Required Lenders may, among other things, require that Borrower deliver to Administrative Agent as security for the payment of the costs of the applicable work cash or other collateral, as reasonably determined by Required Lenders. (d) Prior to commencing any alteration that requires the consent of Required Lenders: (i) Borrower shall have given Administrative Agent prior notice of same containing a description of such alteration and Borrower’s good faith estimate of the cost thereof; (ii) Borrower shall confirm in writing that such alteration shall not violate the terms of any Law, Lease or Permitted Encumbrance, and could not reasonably be expected to have a Material Adverse Effect; (iii) If Required Lenders or Administrative Agent requests, Borrower shall have delivered to Administrative Agent all plans, specifications and drawings and architect’s and other construction contracts, if any, for such alteration; and (iv) Borrower shall have delivered to Administrative Agent such other information and documentation as Required Lenders or Administrative Agent may reasonably request regarding such alteration. (e) Borrower shall, at Administrative Agent’s request, inform Administrative Agent as to the progress of such alteration. Administrative Agent may, but shall not be obligated, at Borrower’s expense, to inspect the work or cause an inspection of the work by consultants engaged by Administrative Agent at Borrower’s expense. All alterations shall be performed diligently and continuously to completion in a good and workmanlike manner, in compliance with all applicable Laws in all material respects, and in compliance with all applicable requirements of the Leases and Permitted Encumbrances. After completion of each alteration, Borrower shall provide Administrative Agent with a copy in print or electronic form of the as-built Plans and Specifications for same, if any. Borrower shall maintain and make available to, or, at Administrative Agent’s request, provide to Administrative Agent copies of (i) all plans, specifications and drawings, including drawings to reflect as-built conditions, substitutions and changes pertaining to the performance of each alteration, or such other adequate records to reflect as-built conditions, substitutions and changes, (ii) any contracts, bills of sale, statements, receipts or vouchers pertaining to each alteration, and (iii) all books, contracts and records of Borrower pertaining to each alteration, including all work done, labor performed or materials furnished in connection therewith. Borrower shall comply with Section 4.7 and shall provide flood insurance as required therein, before commencing construction of any portion of any structure or Improvements located, under the Flood Insurance Laws, in a Special Flood Hazard Area.

PAGE 20 4.3 Operation of Property. (a) Borrower will operate the Property in a manner and at a level consistent with good management and operating practices for comparable competitive properties and will pay all fees or charges of any kind in connection therewith. Borrower will keep the Property occupied so as not to impair the insurance carried thereon. Borrower will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in any manner which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Borrower will not do or suffer to be done any act whereby the value of any part of the Property may be lessened. Borrower shall not commit, permit or suffer to exist any act or omission, including any use or occupancy of, or activity at or on, the Property, which affords or may afford any Governmental Authority the right of forfeiture as against the Property, or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. (b) Borrower will preserve, protect, renew, extend and retain all requisite rights, powers, authority, privileges and franchises to carry on its business and to own and operate the Property in accordance with the Leases, the Permitted Encumbrances and otherwise in accordance with this Agreement, and all other material rights and privileges granted for or applicable to the Property. Borrower will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property. Borrower shall not use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Law. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the prior written consent of Administrative Agent. (c) Without Administrative Agent’s prior written approval, and subject to the consent of Required Lenders, as to parties, terms and all other matters, Borrower shall not apply for or accept any PACE Financing. Borrower will not impose any easement, restrictive covenant or encumbrance upon the Property, execute or file any subdivision plat or condominium declaration affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Administrative Agent. Without the prior written consent of Administrative Agent, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the land underlying the Units regardless of the depth thereof or the method of mining or extraction thereof. (d) Borrower will cause all debts and liabilities of any character (including without all debts and liabilities for labor, material and equipment (including software embedded therein) and all debts and charges for utilities servicing the Property) incurred in the construction, maintenance, operation and development of the Property to be promptly paid. 4.4 Property Management. (a) Borrower shall (i) promptly perform and observe all of the material covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Administrative Agent of any material default under the Management Agreement; (iii) promptly deliver to Administrative Agent a copy of any notice of material default received by such Borrower under the Management Agreement; (iv) promptly give notice to Administrative Agent of any notice that such Borrower receives which indicates that the Manager is terminating the Management Agreement or that the Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the

PAGE 21 material covenants required to be performed and observed by the Manager under the Management Agreement. (b) If at any time, (i) the Manager is the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law; (ii) an Event of Default is then continuing; (iii) a default has occurred and is continuing under the Management Agreement; or (iv) the Manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, Borrower shall, at the written request of Administrative Agent, promptly terminate the Management Agreement upon no more than thirty (30) days prior written notice to the Manager and replace the Manager with a Manager approved by Administrative Agent on terms and conditions otherwise approved in writing by Administrative Agent (such approval not to be unreasonably withheld so long as no Event of Default is then continuing), it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates for commercial properties in the state in which the Property is located. (c) Borrower shall not surrender, terminate or cancel the Management Agreement or otherwise replace Manager, or enter into any other management agreement with respect to the Property, (i) without the prior written consent of Administrative Agent and (ii) with respect to any replacement Manager or new management agreement, only if Borrower and Manager shall execute and deliver to Administrative Agent a manager subordination agreement in form and substance satisfactory to Administrative Agent. (d) Borrower shall not, without the prior written consent of Administrative Agent: (i) reduce or consent to the reduction of the term of the Management Agreement; (ii) increase or consent to the increase of the amount of any charges under the Management Agreement; (iii) modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement, in each case, in any material respect; or (iv) otherwise amend or consent to the amendment of the terms of the Management Agreement in any material respect. (e) Notwithstanding the foregoing, Borrower shall be permitted to terminate the existing parking management agreement with SP Plus Corporation for the management of the Garage provided that, in connection therewith, Borrower enters into a replacement Management Agreement and Manager Subordination Agreement, each in form and substance reasonably acceptable to Administrative Agent, with respect to each such terminated agreement. 4.5 Inspection. Administrative Agent and its agents may enter upon the Property to inspect the Property during normal business hours, upon reasonable advance notice and subject to the rights of tenants and reasonable and customary safety rules and regulations, unless Administrative Agent reasonably deems such inspection is an emergency, in which event Administrative Agent will make commercially reasonable efforts to provide notice given the circumstances, and Borrower shall provide Administrative Agent and its agents with immediate access to the Property, subject to the rights of tenants. Borrower will furnish to Administrative Agent and its agents, for inspection and copying, all books and records, and other documents and information that Administrative Agent may reasonably request from time to time. 4.6 Real Property Taxes. (a) Borrower will pay, or cause to be paid, all Real Property Taxes prior to the date the same shall become delinquent. Notwithstanding the foregoing, Borrower shall have the right to challenge or appeal any Real Property Taxes so long as (a) Borrower shall prosecute such challenge or appeal in good faith, at its own expense and by appropriate legal proceedings, (b) Administrative Agent shall have received assurance reasonably satisfactory to Administrative Agent that (i) such contest will not result in the imposition of any civil or criminal liability or penalty, (ii) either Borrower shall have paid such Real Property Taxes in full or such contest shall suspend the payment and collection thereof by and from

PAGE 22 Borrower and the Property, and (iii) the Property would not be in any danger of being sold, forfeited or lost in any respect, nor would the value or use of the Property be impaired or curtailed, as a result of such contest or deferral of payment, (c) unless such Real Property Taxes shall have been paid in full, Borrower shall have furnished such security as may be required in the proceeding or as may be reasonably requested by Administrative Agent, to insure the cost of compliance, including all interest and penalties in connection therewith, which security shall not be less than one hundred and ten percent (110%) of the maximum liability of Borrower as reasonably determined by Administrative Agent, (d) promptly after such challenge or appeal, and in any event on or prior to the date that payment is required under applicable Law, Borrower shall pay any such Real Property Taxes, fees, penalties, interest and other sums determined to be payable and (e) such challenge or appeal is made and performed in accordance with applicable Laws. (b) Subject to Borrower’s right to contest set forth in Section 4.6(a), Borrower shall furnish to Administrative Agent upon written request, receipts for the payment of Real Property Taxes prior to the date the same shall become delinquent. If Borrower shall fail to pay any Real Property Taxes in accordance with this Section 4.6 (subject to Borrower’s right to contest set forth in Section 4.6(a)), in addition to all other rights and remedies of Administrative Agent and Lenders, Administrative Agent shall have the right, but shall not be obligated, to pay Real Property Taxes, and Borrower shall repay same to Administrative Agent upon demand, with interest thereon at the Default Rate accruing from the date such advance is due to be repaid by Borrower to the date of repayment, and such amount shall constitute a portion of the Obligations secured by the Mortgage. 4.7 Insurance. (a) Except to the extent that the Condominium Association pursuant to the Condominium Documents maintains the following with respect to the common elements under the Condominium Documents, and provided that all of the terms and conditions of this Subsection and of Subsections (b) and (c) of this Section are satisfied with respect thereto: Borrower shall obtain and maintain at Borrower’s sole expense: (i) property insurance with respect to all insurable Property and the common elements under the Condominium Documents, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in “Special Form” (also known as “all-risk”) coverage and against any and all acts of terrorism and such other insurable hazards as Administrative Agent may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Borrower and Administrative Agent from becoming a coinsurer, such insurance to be in “builder’s risk” completed value (non-reporting) form during and with respect to any construction on the Property; (ii) if and to the extent Subsection (b) of this Section applies, a flood insurance policy in accordance with Subsection (b) below; (iii) general liability insurance, on an “occurrence” basis, against claims for “personal injury” liability, including bodily injury, death or property damage liability, for the benefit of Borrower as named insured and Administrative Agent as additional insured; (iv) statutory workers’ compensation insurance with respect to any work on or about the Property (including employer’s liability insurance, if required by Administrative Agent), covering all employees of Borrower and any contractor; (v) if there is a general contractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in clause (iii) above, for the benefit of the general contractor as named insured and Borrower and Administrative Agent as additional insureds, in addition to statutory workers’ compensation insurance with respect to any work on or about the Property (including employer’s liability insurance, if required by Administrative Agent), covering all employees of the general contractor and any contractor; and (vi) such other insurance on the Property and endorsements as may from time to time be required by Administrative Agent (including soft cost coverage, automobile liability insurance, business interruption insurance or delayed rental insurance, boiler and machinery insurance, earthquake insurance, wind insurance, volcano insurance, sinkhole coverage, and/or permit to occupy endorsement) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due

PAGE 23 regard being given to the height, type, construction, location, use and occupancy of buildings and improvements. All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and in forms satisfactory to Administrative Agent, and shall require not less than ten (10) days’ prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days’ prior written notice to Administrative Agent of any other cancellation or any change of coverage. All insurance companies must be qualified, authorized, or licensed to do business in the state in which the Property is located and must have an A.M. Best Company financial and performance ratings of A-:IX or better. All insurance policies maintained, or caused to be maintained, with respect to the Property and the common elements under the Condominium Documents, except for general liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Borrower or Administrative Agent and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Agreement or any other Loan Document becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law, or if in Administrative Agent’s reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Borrower shall, in each instance promptly upon its discovery thereof or upon the written request of Administrative Agent therefor, and at Borrower’s expense, promptly obtain and deliver to Administrative Agent a like policy (or, if and to the extent permitted by Administrative Agent, acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Agreement or such other Loan Document, as the case may be. Without limiting the discretion of Administrative Agent with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Property and the common elements under the Condominium Documents shall contain a standard mortgagee “Loss Payee” clause (without contribution) naming Administrative Agent as “Loss Payee” with loss proceeds payable to Administrative Agent notwithstanding (A) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional insured; (B) the occupation or use of the Property or the common elements under the Condominium Documents for purposes more hazardous than permitted by the terms of any such policy; (C) any foreclosure or other action by Administrative Agent under the Loan Documents (or other lenders of the other units at the condominium under the Land Condominium Documents); or (D) any change in title to or ownership of the Property (or other lenders of the other units at the condominium under the Land Condominium Documents) or any portion thereof, such proceeds to be held for application as provided in the Loan Documents. Borrower shall pay all premiums on policies required hereunder as they become due and payable. If any loss occurs at any time when Borrower has failed to perform Borrower’s covenants and agreements in this paragraph with respect to any insurance payable because of loss sustained to any part of the Property or the common elements under the Condominium Documents whether or not such insurance is required by Administrative Agent, Administrative Agent shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Borrower, to the same extent as if it had been made payable to Administrative Agent. In the event that TRIPRA should cease to be in effect at any time, and not replaced by similar legislation, Borrower’s obligations under this Section 4.7(a) to maintain insurance coverage for acts of terrorism shall be limited to an obligation to use commercially reasonable efforts to obtain such coverage, and, in such event, (i) the amount of the terrorism insurance coverage to be obtained shall be the lesser of (A) an amount equal to the full replacement costs of the Improvements (plus twelve (12) months of business interruption coverage and including a 365-day extended period of indemnity) and (B) the Aggregate Commitments, and (ii) Borrower shall not be required to spend on terrorism insurance coverage more than the premium generated by a rate of $0.15 per $100 of the total insurable value of the Property and Improvements, which shall mean the full replacement cost of the Property and Improvements plus twelve (12) months of Actual Operating Revenue. (b) This Subsection applies if and to the extent any portion of the Improvements or any other structure and/or the common elements under the Condominium Documents is, are or in the future may be,

PAGE 24 under the Flood Insurance Laws, in a Special Flood Hazard Area. Except to the extent that the Condominium Association pursuant to the Condominium Documents maintains the following with respect to the common elements under the Condominium Documents, and provided that all of the terms and conditions of this Subsection and of Subsections (a) and (c) of this Section are satisfied with respect thereto, Borrower shall obtain and maintain at Borrower’s sole expense, a flood insurance policy on the Improvements and any such other structure and/or the common elements under the Condominium Documents in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable Law, as such requirements may from time to time be in effect. If applicable, the flood insurance policy shall be obtained as a condition to closing of the Loan. In addition to the foregoing, Borrower shall obtain and maintain at Borrower’s expense, a flood insurance policy on any building materials and supplies and any personal property contents owned by Borrower, as soon as a flood insurance policy on such building materials, supplies and contents can be obtained, to the extent Administrative Agent and Lenders take a security interest in such building materials, supplies, and/or personal property contents, in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable Law, as such requirements may from time to time be in effect. (c) Borrower shall promptly deliver to Administrative Agent evidence satisfactory to Administrative Agent of the timely payment of all premiums on the policies required hereunder. The originals of each renewal or substitute policy (or to the extent permitted by Administrative Agent, a copy thereof and such evidence of insurance as may be acceptable to Administrative Agent) shall be delivered to Administrative Agent, with all premiums paid fully current, at least ten (10) days before the termination of the policy it renews or replaces. (d) Administrative Agent may retain, at Borrower’s sole expense, an independent insurance consultant to evaluate the sufficiency of the insurance to be carried by Borrower pursuant to this Section and to advise Administrative Agent with respect to such other insurance as may be necessary and prudent to protect the Lenders’ security for repayment of the Loan; provided, however, that, so long as no Event of Default shall have occurred and be continuing, Borrower shall only be obligated to pay for such independent evaluation one (1) time per calendar year. (e) Administrative Agent shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive all Insurance Proceeds for loss of or damage to the Property, regardless of whether the applicable insurance policies are required by Administrative Agent. Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Borrower. Any Insurance Proceeds received by Borrower or Administrative Agent shall be applied as provided in Sections 4.8 and 4.10. Regardless of the application of any Insurance Proceeds, the unpaid portion of the Indebtedness and other Obligations shall remain in full force and effect and the payment thereof shall not be excused. Borrower shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property. (f) Upon any foreclosure of the Mortgage or transfer of title to the Property in extinguishment of the whole or any part of the Obligations, all of Borrower’s right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all Insurance Proceeds payable thereunder shall vest thereupon in the purchaser at foreclosure or such other transferee, to the extent permissible under such policies.

PAGE 25 4.8 Damage or Destruction. (a) Promptly, and in any case within one (1) Business Day after the occurrence thereof, Borrower shall notify Administrative Agent of any fire or other Casualty with respect to any material portion (including all structural portions) of the Property or the common elements under the Condominium Documents. Such notice also shall generally describe the nature and extent of such Casualty and set forth Borrower’s best preliminary estimate of the cost of Restoration. (b) Administrative Agent shall be entitled to receive all Insurance Proceeds payable with respect to the Property on account of a Casualty. Borrower hereby irrevocably assigns, transfers and sets over to Administrative Agent all rights of Borrower to any such Insurance Proceeds. Borrower hereby irrevocably authorizes and empowers Administrative Agent, in the name of Borrower or otherwise, to file for and prosecute in its own name what would otherwise be Borrower’s claim for any such Insurance Proceeds. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and shall then be continuing and provided Borrower promptly files all claims and diligently prosecutes same, Borrower shall have the right to file, adjust, settle and prosecute any claim for such Insurance Proceeds; provided, however, that Borrower shall not agree to any adjustment or settlement of any such claim payable with respect to a Casualty the Insurance Proceeds with respect to which are equal to or greater than $2,500,000.00 (the “Casualty Proceeds Deposit Threshold”) without Administrative Agent’s prior written consent. (c) In the case of any Casualty with respect to which the Insurance Proceeds payable are less than the Casualty Proceeds Deposit Threshold, provided no Event of Default shall have occurred and be continuing, the Net Casualty Proceeds shall be held by Borrower. In the case of any Casualty with respect to which the Insurance Proceeds are equal to or greater than the Casualty Proceeds Deposit Threshold, the Net Casualty Proceeds shall be deposited to the Borrower’s Deposit Account. Within seven (7) days after demand by Administrative Agent, Borrower shall establish the Borrower’s Deposit Account with Administrative Agent, unless Borrower has already done so, and shall fund such Net Casualty Proceeds into such account. Such account shall be governed by all of the terms and provisions applicable to a Borrower’s Deposit Account under this Agreement. All interest (if any) earned on sums on deposit in the Borrower’s Deposit Account shall be credited to such account. Administrative Agent may require all or part of any funds in the Borrower’s Deposit Account to be used before Lenders make any further advances of Loan proceeds. Borrower hereby assigns and pledges to Administrative Agent, for the ratable benefit of Lenders, and grants to Administrative Agent and Lenders, a first-priority security interest in and lien on the Borrower’s Deposit Account and all amounts from time to time held in or credited to the Borrower’s Deposit Account, and any proceeds thereof, as security for Borrower’s Obligations. Subject to the terms and conditions of this Section and the other provisions of the Loan Documents, the Borrower’s Deposit Account shall be subject to the sole dominion, control and discretion of Administrative Agent, but Administrative Agent shall have no fiduciary duty with respect to such account or any funds on deposit therein. Notwithstanding the foregoing, or anything else herein to the contrary, all proceeds of business interruption/rent loss insurance may be collected by and shall be paid to Administrative Agent and applied in accordance with Section 4.8(h). (d) Borrower shall be permitted to withdraw Net Casualty Proceeds from the Borrower’s Deposit Account upon satisfaction of the applicable Release Conditions set forth in Section 4.8(e)(i), or otherwise with Administrative Agent’s written consent, which may be by e-mail and be granted in Administrative Agent’s sole and absolute discretion. Under no circumstance may funds be withdrawn from the Borrower’s Deposit Account without the prior written consent of Administrative Agent and if funds are withdrawn from the Borrower’s Deposit Account in a larger amount than is approved by Administrative Agent, Borrower shall promptly return the excess to the Borrower’s Deposit Account upon request by Administrative Agent. Borrower shall, at its sole cost and expense, promptly commence and diligently and continuously perform to completion the Restoration in a good and workmanlike manner and in compliance

PAGE 26 with all Laws and Requirements, whether or not Borrower shall have satisfied the applicable Release Conditions in order to cause the Net Casualty Proceeds to be made available for such Restoration and whether or not such Insurance Proceeds on account of the Casualty shall be sufficient for such purpose. (e) (i) Administrative Agent shall grant consent to Borrower, which may be by e-mail, to withdraw Net Casualty Proceeds from the Borrower’s Deposit Account to pay costs of the Restoration if the following conditions are satisfied (each a “Release Condition” and collectively, the “Release Conditions”): (A) no monetary or material non-monetary Default or any Event of Default shall have occurred and be continuing; (B) Borrower shall have delivered to Administrative Agent within sixty (60) days after the occurrence of the Casualty, a notice of Borrower’s desire to undertake the Restoration; (C) Borrower shall have demonstrated to the satisfaction of Administrative Agent that the Restoration can be completed prior to the earlier of (1) the date that is six (6) months prior to the then-current Maturity Date or (2) the date of repair or restoration as may be required by applicable Law and Requirements; (D) Borrower shall have demonstrated to the satisfaction of Administrative Agent that sufficient funds are available to Borrower through rent and/or business interruption insurance maintained pursuant to Section 4.7, cash, and/or a letter of credit or other similar cash-equivalent security reasonably satisfactory to Administrative Agent as to form, content and issuer, and which shall be for the benefit of Administrative Agent, to pay all Obligations and all operating expenses with respect to the Property during the period reasonably estimated by Borrower as necessary for the completion of the Restoration; (E) Borrower shall have provided Administrative Agent with a guaranty of completion satisfactory to Administrative Agent in form and content and as to guarantor which, among other things, guarantees the timely and lien-free completion of the Restoration; (F) To the extent, in Administrative Agent’s reasonable judgment, the Net Casualty Proceeds are insufficient to pay the costs of the Restoration, Borrower shall have provided Administrative Agent with a letter of credit, cash deposit or similar equivalent security in the amount of such deficiency in form, content and issuer satisfactory to Administrative Agent; (G) If requested by Administrative Agent, Administrative Agent shall have been provided an appraisal in form and substance acceptable to Administrative Agent at Borrower’s sole cost and expense, certifying that upon completion of the Restoration the “as-is” value of the Property shall be not less than the Appraised Value; (H) Administrative Agent shall have received certificates of insurance, copies of insurance policies or other evidence reasonably satisfactory to Administrative Agent that the insurance coverage required hereunder, including insurance with respect to such

PAGE 27 Casualty, is in full force and effect in accordance with the terms hereof and shall remain in effect during the course of the Restoration (subject to normal annual renewals); (I) Administrative Agent shall have received a budget and Plans and Specifications for the Restoration approved by Administrative Agent; and (J) Prior to Administrative Agent’s release of any Net Casualty Proceeds to Borrower, the following information and documentation shall have been obtained by Borrower, at Borrower’s expense, and submitted to Administrative Agent, which information and documentation shall be in form and substance reasonably satisfactory to Administrative Agent: (I) A Draw Request, accompanied by billing statements, vouchers or invoices, which Draw Request shall be deemed to ratify and confirm and expressly warrant, that the work with respect to which the Net Casualty Proceeds are requested has been substantially performed in accordance with the approved Plans and Specifications for the Restoration; (II) Proof that all invoices for labor and materials previously submitted by Borrower and approved by Administrative Agent and reimbursed from Net Casualty Proceeds have been paid, except for those that are the subject of the current Draw Request; (III) Lien waivers for all payees under previous Draw Requests; (IV) A report from Borrower’s architect or, if Administrative Agent shall elect, Administrative Agent’s consultant, which shall specify the percentage of completion of the Restoration, shall provide detailed comments on specific work performed since the date of the last such report, and, if required by Administrative Agent, an estimate of the cost to complete the Restoration after taking into account the work then completed; (V) At the request of Administrative Agent, a Title Insurance Report; (VI) Copies of the agreements pursuant to which the Restoration shall be done, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, and which also shall be reasonably satisfactory to Administrative Agent as to the party performing the construction obligations thereunder; (VII) Written consents by parties to any general construction contracts, architect/design contracts and other material contracts consenting to the assignment of such contracts pursuant to the Mortgage (which may be included in any such contract) and/or will-serve agreements in favor of Administrative Agent in form reasonably satisfactory to it from such contractors, architects or designers; and (VIII) Such other information and documentation as Administrative Agent may reasonably request regarding the Improvements and the Restoration and the cost thereof.

PAGE 28 (ii) Any Net Casualty Proceeds which Borrower is permitted to hold shall be used and applied in accordance with the conditions of this Section 4.8. (f) If an Event of Default shall have occurred and be continuing, the Release Condition set forth in Section 4.8(e)(i)(B) hereof is not satisfied within the period set forth therein, or one or more of the other Release Conditions set forth in Section 4.8(e)(i)(C) through (I) above are not satisfied within one hundred and twenty (120) days of the occurrence of any Casualty, then all Net Casualty Proceeds shall be applied in accordance with Section 4.10. If a monetary or material non-monetary Default shall have occurred and be continuing, Borrower shall not be permitted to withdraw the requested Net Casualty Proceeds until such time, if any, as such monetary or material non-monetary Default does not exist (and the other Release Conditions are satisfied). (g) All actual out-of-pocket expenses incurred by Administrative Agent in connection with a Casualty in seeking, adjusting or collecting any Insurance Proceeds, and in making any Net Casualty Proceeds available for the Restoration (including the fees of any insurance consultant or adjuster, the fees of Administrative Agent’s construction consultants and inspectors, and reasonable attorneys’ fees) shall be a part of the Indebtedness and shall be due and payable to Administrative Agent upon demand. Any Net Casualty Proceeds remaining after the Restoration and the payment in full of all costs incurred in connection with the Restoration, in Administrative Agent’s sole discretion, either will be released by Administrative Agent to Borrower or applied as a mandatory prepayment of the Loan. (h) Business interruption/rent loss insurance proceeds of Borrower shall be deposited into the Borrower’s Deposit Account and used for operating and other expenses of the Property with the written consent of Administrative Agent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed and may be by e-mail, until such time as (a) the Restoration shall have been fully completed in accordance with this Agreement, and (b) no monetary or material non-monetary Default or any Event of Default shall exist. 4.9 Condemnation Affecting the Property. (a) Promptly, and in any case within one (1) Business Day after the occurrence thereof, Borrower shall notify Administrative Agent of any Condemnation or the commencement of any proceedings or negotiations which might result in a Condemnation. Such notice shall generally describe the nature and extent of such Condemnation or the nature of such proceedings or negotiations which might result therefrom. Administrative Agent shall be entitled hereunder to all Condemnation Awards. Borrower hereby irrevocably assigns, transfers and sets over to Administrative Agent all rights of Borrower to any and all Condemnation Awards and irrevocably authorizes and empowers Administrative Agent, in the name of Borrower or otherwise, to collect and receipt for any such Condemnation Award and delegates to Administrative Agent the right to file and prosecute any and all claims for such Condemnation Awards and to participate in any and all hearings, trials and appeals in connection with a Condemnation on behalf of Borrower. Administrative Agent may participate in such proceedings or negotiations and Borrower will deliver or cause to be delivered to Administrative Agent all instruments requested by Administrative Agent to permit such participation; provided, however, that Administrative Agent shall be under no obligation to question the amount of any Condemnation Award. Although it is hereby expressly agreed that the same shall not be necessary, and in any event, Borrower shall, upon demand of Administrative Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any Condemnation Award to Administrative Agent, free and clear of any encumbrances of any kind or nature whatsoever. Administrative Agent may be represented by counsel satisfactory to it at the expense of Borrower. All actual out-of-pocket expenses incurred by Administrative Agent in connection with any Condemnation and seeking and obtaining any Condemnation Award (including reasonable attorneys’ fees

PAGE 29 and reasonable fees of any appraiser or other consultant) shall be a part of the Indebtedness and shall be due and payable to Administrative Agent upon demand. (b) All Net Restoration Awards shall be held, at Administrative Agent’s election, in the Borrower’s Deposit Account. Borrower shall, at its sole cost and expense, promptly commence and diligently and continuously perform or if applicable, cause the Condominium Association to perform to completion the Restoration in a good and workmanlike manner and in compliance with all Laws and Requirements, whether or not Borrower shall have satisfied the Release Conditions in order to cause the Net Restoration Awards to be made available for such Restoration and whether or not such Net Restoration Awards shall be sufficient for such purpose. (c) All Net Restoration Awards which are required by Administrative Agent to be held in the Borrower’s Deposit Account shall be administered, applied and used as follows: (i) If the Release Conditions are satisfied, and the Condemnation is not a Material Condemnation, all Net Restoration Awards shall be applied to pay the cost of Restoration, such application to be effected in the same manner and subject to the conditions provided in Section 4.8(d) with respect to Net Casualty Proceeds. Any Net Restoration Awards remaining after the Restoration and the payment in full of all costs incurred in connection with the Restoration, in Administrative Agent’s sole discretion, either will be distributed by Administrative Agent to Borrower or applied as a mandatory prepayment of the Loan. (ii) If the Condemnation is a Material Condemnation, or one or more of the Release Conditions are not satisfied, all Net Restoration Awards shall be applied in accordance with Section 4.10. (iii) In the case of a Condemnation for temporary use, any Net Restoration Awards shall be deposited and applied in the same manner and subject to the conditions provided in Section 4.8(g) with respect to business interruption/rent loss Insurance Proceeds. 4.10 Application of Proceeds of Casualty or Condemnation to Loan; Loan Repayment. Upon a Casualty, if the disposition of the Net Casualty Proceeds is governed by Section 4.8(e) or upon a Condemnation, if the disposition of the Net Restoration Awards is governed by Section 4.9(c)(ii), at the option of Administrative Agent, the Loan shall be due and payable ninety (90) days after notice from Administrative Agent to Borrower. Regardless of whether Administrative Agent shall so elect to accelerate the maturity of the Loan as aforesaid, Administrative Agent shall have the option to (a) make available the Net Casualty Proceeds or the Net Restoration Awards, as the case may be, to Borrower for Restoration in the manner provided in Section 4.8(d) or (b) apply the Net Casualty Proceeds and/or the Net Restoration Awards to the Obligations, in such order and manner as Administrative Agent determines, as the case may be. 4.11 Compliance with Law and Requirements. Borrower shall take commercially reasonable steps to not, by act or omission, permit any building or other improvement not subject to the lien of the Mortgage to rely on the Property or any interest therein to fulfill any Law or Requirement, other than any Permitted Encumbrance. Borrower shall take commercially reasonable steps to preserve in force all requisite zoning, utility, building, health, environmental and operating permits from all Governmental Authorities having jurisdiction over the Property, and preserve and maintain all other rights, privileges and franchises necessary to own and operate the Property in accordance with applicable Law and Requirements in all material respects. Borrower shall comply in all material respects with all Laws and Requirements affecting Borrower or the Property, including the use, operation, occupancy, maintenance and other activity thereof or thereon. Borrower shall comply in all material respects with the Controlled Substances Act and

PAGE 30 all applicable anti-money laundering Laws. Borrower shall furnish Administrative Agent, on demand, proof of compliance with this Section reasonably satisfactory in all respects to Administrative Agent. Notwithstanding the foregoing, Borrower shall have the right to challenge or appeal any such Law or Requirement so long as (a) Borrower shall prosecute such challenge or appeal in good faith, at its own expense and by appropriate legal proceedings, (b) Administrative Agent shall have received assurance reasonably satisfactory to Administrative Agent that (i) such contest will not result in the imposition of any civil or criminal liability or penalty, and (ii) the Property would not be in any danger of being sold, forfeited or lost in any respect, nor would the value or use of the Property be impaired or curtailed, as a result of such contest or deferral of compliance, (c) Borrower shall have furnished such security as may be required in the proceeding or as may be reasonably requested by Administrative Agent, to insure the cost of compliance, including all interest and penalties in connection therewith, which security shall not be less than one hundred ten percent (110%) of the maximum liability of Borrower as reasonably determined by Administrative Agent, (d) the subject matter of the applicable Law or Requirement will be addressed to the reasonable satisfaction of Administrative Agent promptly after such contest but in any event prior to the time the security granted to Administrative Agent in the Property shall be subjected to any lien or otherwise jeopardized or Borrower or the Property otherwise becomes subject to any enforcement or penalties, in the sole and absolute opinion of Administrative Agent, and (e) such challenge or appeal is made and performed in accordance with applicable Laws and Requirements. If Borrower receives a written notice or claim from any Person that the Property or any use, operation, occupancy, maintenance or other activity thereof or thereon is not in compliance with any Law or Requirement, Borrower will promptly furnish a copy of such written notice or claim to Administrative Agent. 4.12 Leasing Requirements. Borrower shall comply with the terms and conditions of Exhibit E with respect to the matters described therein. 4.13 Financial Matters. All reports, statements, plans, budgets, applications, agreements and other data and information heretofore furnished or hereafter to be furnished by or on behalf of Borrower or Guarantor to Administrative Agent in connection with the Loan (including all financial statements and financial information) will be true, correct and complete in all material respects as of their respective dates and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading in any material respect. 4.14 Statement Concerning Note or Mortgage. Borrower shall at any time and from time to time furnish within seven (7) days of written request by Administrative Agent a written statement in such form as may be required by Administrative Agent stating that (a) the Note, this Agreement and the other Loan Documents are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; (b) the Principal Debt; (c) the date to which interest on the Note is paid; (d) the Note, this Agreement and the other Loan Documents have not been released, subordinated or modified; and (e) there are no offsets, counterclaims or defenses against the enforcement of the Note, this Agreement or any other Loan Document. If any of the foregoing statements are untrue, Borrower shall, alternatively, specify the reasons therefor. 4.15 Notice to Lenders. Borrower shall, within five (5) days after Borrower having obtained actual knowledge of the occurrence of any of the following events, notify Administrative Agent in writing thereof, specifying in each case the action Borrower has taken or will take with respect thereto: (a) any Default or Event of Default hereunder or under any of the other Loan Documents; (b) any violation of Law or Requirements, by Borrower or Guarantor, or any written claim or assertion received by Borrower or Guarantor from any Governmental Authority that the Property or Improvements fail to comply with any Law or Requirements; (c) written notice received by Borrower or Guarantor of any investigation by any

PAGE 31 Governmental Authority, or written notice received by Borrower or Guarantor of any litigation, arbitration or other proceeding instituted or threatened against Borrower or any Guarantor or the Property, including pursuant to the Controlled Substances Act, anti-money laundering Laws, or the Civil Asset Forfeiture Reform Act, and any material development therein; (d) any actual or threatened in writing judicial or nonjudicial forfeiture or seizure proceeding or other actual or threatened loss affecting the Property or any material portion thereof or interest therein; (e) any labor controversy pending or threatened in writing against Borrower; (f) any written notice received by Borrower with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to the Property; (g) any lien filed against the Property or any stop notice served on Borrower; (h) any required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect; (i) any Material Adverse Effect in the financial condition, results of operations, business or properties of Borrower or either Guarantor, or (j) Borrower’s delivery of, or Borrower’s receipt of, any notice of default or event of default under the Constellation Lease. 4.16 Financial Statements. (a) Borrower shall deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and Required Lenders, using the Platform, the Online Banking Portal, or such other delivery method as may be approved by Administrative Agent, the Financial Statements and other statements and information at the times and for the periods described in (i) Exhibit B attached hereto and (ii) any other Loan Document. (b) Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. All Financial Statements and Property Schedules shall be in form and detail satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Administrative Agent to certify that the Financial Statements are furnished to Administrative Agent in connection with the extension of credit by Lenders and constitute a true and correct statement of the reporting party’s financial position. All certifications and signatures on behalf of corporations, partnerships, limited liability companies or other entities shall be by a representative of the reporting party satisfactory to Administrative Agent. All fiscal year-end Financial Statements of Borrower shall be company prepared or compiled in a form otherwise acceptable to Administrative Agent. All quarterly Financial Statements may be prepared by the applicable reporting party and shall include a minimum of a balance sheet, income statement, and statement of cash flow. All Property Schedules may be prepared by the applicable reporting party. Borrower shall provide, upon Administrative Agent’s request, convenient facilities for the audit and verification of any such statement. Additionally, Borrower will provide Administrative Agent at Borrower’s expense with all evidence that Administrative Agent may from time to time reasonably request in writing as to compliance with all provisions of the Loan Documents. 4.17 Reports and Testing. Borrower shall (a) promptly deliver to Administrative Agent copies of all reports, studies, inspections and tests made on or of the Property; and (b) make such additional tests on or of the Property as Administrative Agent reasonably requires. Borrower shall immediately notify Administrative Agent of any report, study, inspection or test that indicates any adverse condition relating to the Property or any such materials. 4.18 Appraisal. Administrative Agent may obtain from time to time, an appraisal of all or any part of the Property prepared in accordance with written instructions from Administrative Agent by a third- party appraiser engaged directly by Administrative Agent. Each such appraiser and appraisal shall be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements). The cost of any such appraisal, including any costs for internal review thereof, shall be borne by Borrower if

PAGE 32 such appraisal is the first appraisal in any calendar year and in all events if Administrative Agent obtains such appraisal after the occurrence of an Event of Default. Whenever Borrower is obligated to pay the cost of an appraisal hereunder, such cost is due and payable by Borrower on demand and shall be secured by the Loan Documents. Administrative Agent shall provide a copy of such appraisal to each Lender upon receipt. In the event Administrative Agent agrees to deliver any appraisal to Borrower, Administrative Agent and Lenders do not (a) represent that the presumptions or opinions in any appraisal are relevant or accurate; (b) represent that any appraisal has been or has not been approved by Administrative Agent or any Lender; or (c) represent that Administrative Agent or any Lender endorses or does not endorse the opinions set forth in any appraisal. Borrower agrees that any transmittal by Administrative Agent of any appraisal of the Property to Borrower is given without representation or warranty. Borrower will hold any appraisal delivered by Administrative Agent to Borrower in confidence and will not distribute it to any other person or entity, except Borrower’s employees, agents, attorneys, consultants, or unless compelled by Law or judicial proceedings, without Administrative Agent’s prior written consent. Borrower waives any and all present and future claims, actions, causes of action, defenses and/or counterclaims which it may now or hereafter assert against Administrative Agent and any Lender in connection with the content or accuracy of any such appraisal, Borrower’s use of any such appraisal, and subsequent use of any such appraisal by any third party to whom Borrower provides the appraisal. 4.19 ERISA. As of the date hereof and throughout the term of this Agreement, (a) neither Borrower nor any Guarantor is or will be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA or (ii) a “plan” within the meaning of Section 4975(e) of the Code; (b) no assets of Borrower or any Guarantor constitute or will constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA; (c) neither Borrower nor any Guarantor is or will be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (d) no transactions by or with Borrower or any Guarantor are or will be subject to federal, state or local statutes applicable to Borrower or such Guarantor regulating investments of fiduciaries with respect to governmental plans. 4.20 Financial Covenants. Borrower shall comply with the terms and conditions of Exhibit J with respect to the matters described therein. Borrower shall cause Guarantor to comply with the financial covenants set forth in Section 8.15 of the Credit Agreement, as such covenants may be amended, modified, supplemented, restated and replaced from time to time 4.21 Organizational Restrictions. (a) Borrower shall comply with the terms and conditions of Exhibit P with respect to the matters described therein. (b) Borrower shall conduct business only in its own name (including its trade name or names) and shall not change its name, identity, or type of organization specified in the first paragraph of this Agreement unless Borrower shall have obtained the prior written consent of Administrative Agent. Borrower shall promptly notify Administrative Agent (i) of any change of its organization identification number, or (ii) if Borrower does not now have an organization identification number and later obtains one, of such organizational identification number. (c) Borrower shall not change the location of its chief executive office or principal place of business unless Borrower (i) shall have given Administrative Agent at least ten (10) Business Days’ prior written notice and (ii) shall have taken all actions necessary or reasonably requested by Administrative Agent to file or amend any UCC financing statement or continuation statement reasonably required to assure perfection and continuation of perfection of security interests under the Loan Documents.

PAGE 33 Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording including software, writings, plans, specifications and schematics concerning the Property, shall be the same. 4.22 Title and Permitted Encumbrances. Borrower shall maintain lawful, good and marketable title to the Property and the right to convey the same, free and clear of all liens, charges, claims, security interests, and encumbrances except for (a) the Permitted Encumbrances, (b) the liens and security interests evidenced by the Mortgage, (c) statutory liens for Real Property Taxes on the Property which are not yet delinquent, and (d) other liens and security interests (if any) in favor of Administrative Agent. Borrower shall not suffer and shall promptly cause to be paid and discharged all liens, charges, claims, security interests, and encumbrances against the Property except those expressly permitted pursuant to the foregoing sentence. Borrower, and Borrower’s successors and assigns, will warrant generally and forever defend title to the Property, subject as aforesaid, to Administrative Agent and its successors or substitutes and assigns, against the claims and demands of all Persons claiming or to claim the same or any part thereof. Borrower will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrances and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Administrative Agent. Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Administrative Agent of any existing or future violation or other breach thereof by Borrower, by the Property or otherwise. If any right or interest of Administrative Agent or Lenders in the Property shall be endangered or questioned or shall be attacked directly or indirectly, Administrative Agent (whether or not it or any Lender is named as a party to legal proceedings with respect thereto), is hereby authorized and empowered to take such steps as in its discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Administrative Agent and Lenders, including the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All actual out-of-pocket expenses so incurred by Administrative Agent shall be a part of the Indebtedness and shall be due and payable to Administrative Agent upon demand. Administrative Agent shall be subrogated to all rights of the Person receiving such payment. 4.23 Swap Transaction. Borrower shall comply with the terms and conditions of Exhibit I with respect to the matters described therein. 4.24 Borrower Taxes; Effect on Loan Documents. Borrower shall promptly pay all income, franchise and other taxes now or hereafter owed by Borrower under any Law. In the event (a) any Law directly or indirectly imposes upon Administrative Agent or any Lender the payment of any of such taxes, the payment of any of such taxes is required in order to create or preserve any of the liens granted to Administrative Agent or to enforce any of the rights and remedies of Administrative Agent and Lenders under the Mortgage, any other Loan Document at law or in equity, or any of such taxes otherwise affects the Mortgage, any other Loan Document, Administrative Agent or any Lender, including their interests in any of the Property, (b) any Law deducts from the value of the Property for the purpose of taxation any lien, charge or security interest thereon, or requires Administrative Agent or Lender to pay any such lien, charge or security interest or the value thereof, or any other assessment against Borrower or the Property, or (c) there is any change in law regarding the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Mortgage or any other Loan Document, then, and in any such event, Borrower, upon demand by Administrative Agent, shall pay such taxes, liens, charges and security interests or reimburse Administrative Agent or Lenders, as applicable, therefor.

PAGE 34 4.25 Controlled Substances. Without limiting the provisions of Section 6.2, Borrower shall use commercially reasonable efforts to not suffer or permit any tenant leasing space in the Improvements to violate any Laws affecting the Property, including the Controlled Substances Act, or which could otherwise result in the occurrence of an Event of Default under Section 7.1(o), including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act. Upon obtaining actual knowledge of any conduct that violates the first sentence of this Section, Borrower shall promptly take all actions reasonably expected under the circumstances to terminate any such use of the Property, including: (a) to give timely notice to any appropriate law enforcement agency of information that led Borrower to know such conduct had occurred, and (b) in a timely fashion to revoke or make a good faith attempt to revoke permission for those engaging in such conduct to use the Property or to take reasonable actions in consultation with a law enforcement agency to discourage or prevent illegal use of the Property. 4.26 Commercial Purpose. Borrower represents and warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower shall use the proceeds of the Loan for commercial purposes and to pay other costs and expenses related to the development, ownership and operation of the Property and shall not use the proceeds of the Loan in contravention of any Law or Requirement. Borrower stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes. 4.27 Anti-Corruption Laws. Borrower, Guarantor and their respective subsidiaries shall each conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws. 4.28 Parking Easement. Borrower will pay and perform in all material respects, all of its indebtedness, duties and obligations under the Parking Easement and will use commercially reasonable efforts to enforce its rights and remedies under the Parking Easement. Borrower will deliver to Administrative Agent a copy of any material notice sent or received by Borrower in connection with the Parking Easement. 4.29 Condominium Documents. Borrower shall comply with the terms and conditions of Exhibit M with respect to the matters described therein, without limiting the foregoing, Borrower will (a) pay and perform in all material respects, all of its indebtedness, duties and obligations under the Condominium Documents and will use commercially reasonable efforts to enforce its rights and remedies under Condominium Documents, and (b) deliver to Administrative Agent a copy of any material notice sent or received by Borrower in connection with the Condominium Documents. 4.30 REA. Borrower will pay and perform in all material respects, all of its indebtedness, duties and obligations under the REA and will use commercially reasonable efforts to enforce its rights and remedies under the REA. Borrower will deliver to Administrative Agent a copy of any material notice sent or received by Borrower in connection with the REA. 4.31 Accounts. Borrower shall maintain all of its deposit accounts related to the Property at PNC Bank at all times during the term of the Loan, including, without limitation, its operating account, the Reserve Accounts, any Cash Collateral Account, and one or more tenant security deposit accounts; provided, however, Borrower shall be permitted to cause Managing Member to maintain the Property operating account, the Reserve Account, and other Property-related accounts required hereunder with the consent of Administrative Agent as long as Managing Member executes and delivers to Administrative Agent the Managing Member Joinder attached hereto.

PAGE 35 4.32 Post-Closing Requirements. Borrower shall use commercially reasonable and diligent efforts to, on or before the date that is ninety (90) days after the Closing Date, as such date may be extended by an additional ninety (90) days with the consent of Administrative Agent, (a) obtain the signatures of all parties to that certain Declaration of Assignment of Environmental Indemnity by and among Borrower, certain other owners within the Harbor Point development, Honeywell International, Inc. and Administrative Agent (the “Honeywell Agreement”), (b) at Borrower’s sole expense, to cause the Honeywell Agreement to be recorded among the land records of the City of Baltimore, Maryland, and (c) if required by Administrative Agent, obtain an endorsement to Administrative Agent’s Title Insurance to reflect the same. Borrower shall, upon Administrative Agent’s reasonable request from time to time, provide Administrative Agent with an update regarding the status of the foregoing post-closing requirements. ARTICLE 5 — NEGATIVE COVENANTS 5.1 Additional Indebtedness. Borrower shall not avail itself of or permit any additional extension of credit or debt of any kind (whether recourse or non-recourse, secured or unsecured) except for (a) Permitted Debt, and (b) the Obligations, in any case, without the prior written consent of the Required Lenders. 5.2 Limitation on Distributions, etc. During the continuance of a monetary or material non- monetary Default, any Event of Default, or a Trigger Period, Borrower shall not make any dividend, payment or distribution to any of its Constituent Members. 5.3 Contracts. (a) Affiliates. Without the prior written consent of Administrative Agent, Borrower shall not, nor shall Borrower’s Constituent Member, enter into any contract or otherwise engage in any transactions with an Affiliate of Borrower or such Constituent Member, except for contracts, amendments and transactions entered into in the ordinary course of business of Borrower and at prices and on terms that are commercially reasonable and are no less favorable to Borrower or such Constituent Member, as applicable, than would be obtained in a comparable arm’s-length transaction with an unrelated third party. (b) Third Parties. Without the prior written consent of Administrative Agent, Borrower shall not enter into any contract, amend any contract or otherwise engage in any transactions with any third party, except for contracts, amendments and transactions entered into in the ordinary course of business of Borrower, on an arm’s-length basis and on commercially reasonable terms. 5.4 Transfers; Encumbrances. Borrower shall not, voluntarily or involuntarily, directly or indirectly, sell, convey, transfer, lease or otherwise dispose of, grant easements or other rights with respect to, or mortgage, encumber or create a lien or security interest in, the Property or the income or any other revenues therefrom or permit or suffer any such action to be taken, except in each case as permitted by the Loan Documents. 5.5 Ownership; Merger; Consolidation; Purchase or Sale of Assets. (a) Without the prior written consent of Required Lenders, except as expressly permitted by this Agreement, Borrower shall not, directly or indirectly: (i) change, or permit to be changed, the structure or ownership of Borrower or of any Guarantor from that existing on the Closing Date; (ii) consolidate with, be acquired by, or merge into or with any Person; (iii) permit any sale, transfer, assignment, pledge,

PAGE 36 mortgage, encumbrance or other disposition (each a “Transfer”) of all or part of the Property; (iv) acquire any real property other than the Property; (v) permit any change in the members or managers of, or change of Control of, Borrower or any Guarantor from that existing on the Closing Date; or (vi) permit any Transfer of all or any part of any direct or indirect equity interest in Borrower. (b) Notwithstanding the terms of clause (a) above or anything to the contrary in this Agreement or in any of the other Loan Documents, the following shall be permitted from time to time without the need to obtain consent from Administrative Agent or any Lender, so long as it does not result in a Change of Control (defined below) and provided and so long as the transferee in each instance is not a Prohibited Person or a Disqualified Person: (i) shares of capital stock of REIT may be issued, offered or sold by REIT or sold, transferred, pledged, assigned or conveyed in any manner by stockholders of REIT from time to time and at any time in the open market or otherwise; or (ii) limited partnership interests in Operating Partnership may be (x) issued to (A) any number of existing or additional limited partners in Operating Partnership in consideration (in whole or in part) of the transfer to Operating Partnership (or subsidiaries thereof) of cash, assets or other consideration (including any transfers to the officers, directors or employees of REIT, Operating Partnership or any of their employees pursuant to REIT’s 2013 Restated Equity Incentive Plan), or (B) REIT (or the sole general partner of Operating Partnership, if not REIT) in exchange for any contribution of cash, assets or other consideration by REIT (or such sole general partner, if not REIT) to Operating Partnership (including any transfers to REIT in connection with any awards pursuant to REIT’s 2013 Restated Equity Incentive Plan) and (y) sold, transferred, pledged, assigned or conveyed in any manner by REIT and by limited partners of Operating Partnership from time to time and at any time. (c) As used in this Section 5.5, the term “Change of Control” means an event or series of events by which: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity securities of REIT entitled to vote for members of the board of directors or equivalent governing body of REIT on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (ii) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of REIT cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (y) and

PAGE 37 clause (z), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); provided that if the threshold of a majority of the members of the board of directors or other equivalent governing body of REIT is not met as a result of retirements by directors in the ordinary course of business, then a Change of Control will not be deemed to have occurred; or (iii) the passage of thirty (30) days from the date upon which any Person or two (2) or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a Controlling influence over the management or policies of REIT, or Control over the equity securities of REIT entitled to vote for members of the board of directors or equivalent governing body of REIT on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing thirty-five percent (35%) or more of the combined voting power of such securities; or (iv) REIT shall cease to be the sole general partner of Operating Partnership; or (v) the general partner of Operating Partnership shall no longer Control Operating Partnership; or (vi) REIT shall cease to own, directly or indirectly, at least forty percent (40%) of the equity interests of Operating Partnership; or (vii) Operating Partnership shall cease to own, directly or indirectly, more than fifty percent (50%) of the equity interests of Borrower, in each case free and clear of any liens (other than liens in favor of Administrative Agent on behalf of Lenders). (d) As used in this Section 5.5, the term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. (e) As used in this Section 5.5, the term “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity. (f) Borrower shall, promptly after the occurrence of the Transfer of any direct or indirect equity interest of more than five percent (5%) in Borrower notify Administrative Agent of such Transfer, together with a description of such Transfer, the interest transferred and the identity of the transferor and transferee. (g) Notwithstanding anything to the contrary in this Agreement (including the other provisions of this Section 5.5), (x) if any proposed Transfer would result in the REIT failing to own fifty percent (50%) or more of the equity interests of Borrower or (y) if (1) at the time of any proposed Transfer the REIT owns less than fifty percent (50%) of the equity interests in Borrower and (2) as a result of the proposed Transfer any Person that does not own, directly or indirectly, twenty-five percent (25%) or more of the equity interests in Borrower immediately prior to the Transfer acquires, directly or indirectly, twenty-five percent (25%) or more of the equity interests in Borrower, then: (i) Borrower shall give Administrative Agent

PAGE 38 written notice of such proposed Transfer at least five (5) Business Days prior to such Transfer, and Administrative Agent shall promptly forward such notice to each Lender; (ii) in connection with such notice, Borrower shall deliver to Administrative Agent all documentation and other information that Administrative Agent or any Lender reasonably requests to ensure compliance with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and (iii) such Transfer shall not be permitted without the prior written consent of each Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, this clause (g) shall not apply to the Transfer of publicly-traded shares in the REIT, or to any Person that acquires twenty-five percent (25%) or more of the equity interests in Borrower through acquisition of publicly-traded shares in the REIT. 5.6 Sanctions. Borrower and Guarantor shall not, directly or indirectly, use any proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries or joint venture partners or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions. 5.7 Anti-Corruption Laws. Neither Borrower nor Guarantor nor any of their respective subsidiaries shall directly or indirectly use the proceeds of the Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, or other similar anti- corruption legislation in other jurisdictions. 5.8 Parking Easement. Borrower will not replace or terminate, or amend in any material respect, the Parking Easement without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. 5.9 Condominium Documents. Borrower will not replace or terminate, or amend in any material respect, and will not consent to the replacement or termination of, or amendment in any material respect of, the Condominium Documents without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. 5.10 REA. Borrower will not replace or terminate, or amend in any material respect, the REA without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed. ARTICLE 6 — REPRESENTATIONS AND WARRANTIES To induce Lenders to make the Loan, Borrower hereby represents and warrants to Administrative Agent and Lenders as follows: 6.1 Organization; Authorization; Enforceability.

PAGE 39 (a) Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Borrower’s exact legal name is correctly set forth on the signature page of this Agreement. Borrower’s organizational number, if any, assigned by the state of incorporation or organization, and Borrower’s federal tax identification number, are correctly set forth on the signature page of this Agreement. Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Code. Without limiting the foregoing, Borrower is not a foreign corporation, foreign partnership, foreign trust, foreign estate or nonresident alien or a disregarded entity owned by any of them (as those terms are defined in the Code). As of the date of this Agreement, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. (b) Borrower has heretofore delivered to Administrative Agent true and complete copies of the organizational documents of Borrower, Guarantor and such of their direct and indirect Owners as may be required by Administrative Agent. The organizational chart attached hereto as Exhibit N sets forth a true, correct and complete representation of Borrower’s organizational structure and the ownership of the Property, and without limiting the foregoing, Holdings is in Control of Borrower, and Matthew Barnes- Smith is the individual with significant responsibility to Control and direct the management and operations of Borrower. To the knowledge of Borrower, no individual owns either directly or indirectly twenty-five percent (25%) or more of the equity interests of Borrower. (c) Borrower is authorized to do business in, and if required by Law, in good standing in, each state in which the Property is located, and possessed of all requisite power and authority to carry on its business and to own and operate the Property. Borrower is authorized to execute, deliver and perform all of its obligations under the Loan Documents. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrower of this Agreement, the other Loan Documents and all other documents executed in connection herewith and therewith except such as have been obtained by Borrower and are in full force and effect. This Agreement, the other Loan Documents and all other documents executed in connection herewith and therewith are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject to applicable Debtor Relief Laws. 6.2 Applicable Laws; Governmental Approvals Regarding the Property. (a) Each of Borrower and Guarantor and, to Borrower’s knowledge, the Property is in compliance in all material respects with all Laws and Requirements applicable to it. Without limiting the foregoing, Borrower is in compliance with any and all Laws and Requirements concerning its organization, existence and the transaction of its business, and has the right and power to own the Property as contemplated in this Agreement and the other Loan Documents. No provision of the Loan Documents violates any Law, Requirement or order of any Governmental Authority or any contract or agreement binding on Borrower or either Guarantor. The Property (including the Parking Easement) and the use, operation and maintenance thereof and all activities thereon comply in all material respects with all applicable Laws and Requirements, without reliance on any adjoining or neighboring property, except to the extent provided by the Parking Easement. Neither Borrower nor Guarantor is in any material respect in default or violation with respect to any order, writ, injunction, decree or demand of any Governmental Authority. To Borrower’s knowledge, each of Borrower, Guarantor, and the Property is in compliance with the Controlled Substances Act and all anti-money laundering Laws. (b) Except for the Harbor Point Special Taxing District created by Ordinances 13-164 and 13-165 adopted by the City Council of the City of Baltimore, Maryland and the related Declaration of Covenants dated January 8, 2014 between the Maryland City Council of Baltimore and Harbor Point Land, LLC and recorded among the land records of the City of Baltimore, Maryland in Liber 16129, Page 94, and Permitted Encumbrances, Borrower is not a party to any tax sharing agreement; there is no proposed tax

PAGE 40 assessment against Borrower or Guarantor (except for the current annual tax assessment against the Property); to the extent required by applicable Law, Borrower and Guarantor have filed all necessary tax returns and reports and have paid all taxes and governmental charges thereby shown to be due or otherwise owing. Borrower has not entered into any PACE Financing and has no knowledge of any pending assessments or adjustments in connection therewith. (c) The Property is not part of a larger tract of land owned by Borrower or any of its affiliates or Guarantor (but is subject to a condominium regime pursuant to the Condominium Documents), is not otherwise included under any unity of title or similar covenant with other real property not encumbered by the Mortgage, and constitutes a separate tax lot or lots with a separate tax assessment or assessments, independent of those for any other lands or improvements. The Property is not, and shall not be, dependent on any property or premises or any interest therein other than the Property to fulfill any requirement of any Law. No land, building or other improvement not subject to the lien of the Mortgage relies on the Property or any interest therein to fulfill any requirement of any Law. (d) Except as set forth in the Property Condition Report, the Improvements comply in all material respects with all Laws regarding access and facilities for handicapped or disabled persons. (e) All Governmental Approvals, including certificates of completion or occupancy, necessary in connection with the ownership, use, management and operation the Property have been duly obtained, are in full force and effect, and are held in the name of Borrower, and Borrower is not in default thereunder. There is no proceeding pending or, to Borrower’s knowledge, threatened, that seeks, or may reasonably be expected, to rescind, terminate, modify or suspend any such Governmental Approval. (f) To Borrower’s knowledge, there is no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving Borrower, any Guarantor or the Property with respect to the Controlled Substances Act, any anti-money laundering Laws, or the Civil Asset Forfeiture Reform Act that is pending or threatened in writing. (g) Except as may be set forth on the Property Condition Report, the current and any anticipated use of the Property complies with all applicable zoning, land use and similar laws, ordinances, regulations and restrictive covenants affecting the Property without the existence of any variance, non- complying use, nonconforming use or other special exception, all use restrictions of any Governmental Authority having jurisdiction have been satisfied, and, to Borrower’s knowledge, no violation of any Law or regulation exists with respect thereto, and no violation of any Law or regulation to which Borrower or, to Borrower’s knowledge, the Property or any tenant leasing space in the Improvements is subject, including the Controlled Substances Act, exists with respect thereto. 6.3 No Broker. No financial advisers, brokers, underwriters, placement agents, agents or finders have been dealt with by Borrower, Guarantor or any Affiliate thereof in connection with the Loan. 6.4 Encroachments. (a) To Borrower’s knowledge, other than as disclosed in the Title Insurance or the Survey, and except as permitted or required pursuant to the Condominium Documents, there are no encroachments on the Property and the Improvements do not encroach upon any adjoining land, condominium units or adjoining streets and lie wholly within the boundaries and building restriction lines of the Property. (b) To Borrower’s knowledge, other than as may be disclosed in the Title Insurance or the Survey, all of the common elements lie wholly within the boundaries and building restrictions of the land legally described in the Condominium Documents, and no improvements on adjoining properties encroach

PAGE 41 upon such land, so as to materially and adversely affect the business or operations of the Property, except those which are insured against by the Title Insurance. 6.5 Agreements. Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other Law or under the Condominium Documents. Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. To Borrower’s knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower does not have any material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property, (b) obligations under Permitted Encumbrances, and (c) obligations under the Loan Documents. Neither Borrower, nor Borrower’s Constituent Member, is a party to any contract, or is engaged in any transaction, which would constitute a breach of Section 5.3. 6.6 Financial Condition. (a) All reports, statements, plans, budgets, applications, agreements and other data and information heretofore furnished or hereafter to be furnished by or on behalf of Borrower to Administrative Agent in connection with the Loan (including all Financial Statements and financial information) are true, correct, and complete in all material respects and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No Material Adverse Effect has occurred since the dates of such reports, statements and other data in the financial condition of Borrower or, to Borrower’s knowledge, of any tenant under any lease described therein. For the purposes of this Subsection, “Borrower” shall also include the Guarantors. (b) Neither Borrower nor Guarantor is the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law or contemplating filing any such petition, case, proceeding or other action, and, to Borrower’s knowledge, no Person is contemplating the filing of any petition, case, proceeding or other action pursuant to any Debtor Relief Law against Borrower or Guarantor. (c) Borrower is not insolvent (as such term is defined in the Bankruptcy Code) and Borrower will not be rendered insolvent by the execution of the Loan Documents or otherwise. (d) Borrower has not entered into this transaction or executed any Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents and the liens on the Property granted or otherwise arising thereunder. 6.7 Utility Services. All utility services necessary for the operation and management of the Property are available at the boundaries of the land underlying the Units, including electric and natural gas facilities, telephone service, water supply, storm and sanitary sewer facilities, except, in each case, as otherwise could not reasonably be expected to have a Material Adverse Effect. All such utility services cross only dedicated public roads or property subject to properly recorded easements in favor of the utility company providing the service in question.

PAGE 42 6.8 Liens. Except as otherwise provided for in the Loan Documents, Borrower has not made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property other than Permitted Encumbrances. 6.9 Management Agreements. Each Management Agreement is in full force and effect and there is no default thereunder by any party thereto known to Borrower, and no event known to Borrower has occurred that, with the passage of time and/or the giving of notice would constitute an event of default thereunder. No management fees under any Management Agreement are accrued and unpaid. Borrower has delivered to Administrative Agent a true and complete copy of each Management Agreement. 6.10 Flood Zone. None of the Improvements or the common elements under the Condominium Documents are located, under the Flood Insurance Laws, in a Special Flood Hazard Area, or, if any portion of the Improvements or the common elements under the Condominium Documents is located within such area, Borrower or the Condominium Association is in compliance with Section 4.7(b) and has obtained the flood insurance prescribed therein. 6.11 Litigation. To Borrower’s knowledge, there is no judicial or administrative action, suit or proceeding pending or threatened in writing against Borrower or either Guarantor, except such actions, suits or proceedings that if adversely determined as would not have a Material Adverse Effect (including actions, suits or proceedings relating to the spontaneous fracturing of insulated glass units on the curtain wall of the building(s) located on the Property). To Borrower’s knowledge, there is no suit, action, claim, investigation, inquiry, proceeding or demand pending or threatened in writing against Borrower or either Guarantor or which affects the Property (including any which challenges or otherwise pertains to Borrower’s title to the Property) which would be expected to have a Material Adverse Effect if adversely determined, or which affects the validity, enforceability or priority of any of the Loan Documents. To Borrower’s knowledge, there are no actions, suits or proceedings pending or threatened in writing against or affecting Borrower and/or the Property which, in each case, if adversely determined, would materially affect the ability of Borrower to perform its respective obligations under any of the Loan Documents, at law or in equity before any Governmental Authority. To Borrower’s knowledge, there are no actions or proceedings pending before any Governmental Authority, quasi-judicial body or administrative agency relating to compliance of the Property with any Laws or Requirements. 6.12 No Conflicts. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Loan Documents do not and will not violate, breach or constitute a default under the Law, any Requirements, or any other mortgage, deed of trust, lease, loan or credit agreement, articles of organization, operating agreement, corporate charter, bylaws, partnership agreement or other agreement or instrument to which Borrower or Guarantor is a party, or by which Borrower or Guarantor is bound or affected. Such execution, delivery, performance and consummation do not and will not create any encumbrance, except those in favor of Administrative Agent, against any assets or properties of Borrower or Guarantor. 6.13 Public Access. All easements and rights of way necessary for the utilization of the Improvements for their current uses have been acquired. 6.14 Leases. (a) The rent roll (the “Rent Roll”), attached hereto as Exhibit O, contains a true, correct and complete list of all existing Leases for the Property and all information set forth on such Rent Roll is true and correct in all material respects; (b) all Leases are valid and enforceable, and in full force and effect, and are unmodified except as stated therein; (c) except as set forth on Exhibit O, to Borrower’s knowledge, neither Borrower nor any tenant in the Property is in default under its Lease (and no event has occurred which with the passage of time or notice or both would result in a default under its Lease), other than with respect to rents owed by any tenants that are less than thirty (30) days overdue, (d) no tenant is

PAGE 43 the subject of any bankruptcy, insolvency or similar proceeding; (e) the copies of the Leases and any related guaranties delivered to Administrative Agent are true and complete in all material respects; (f) Borrower has no knowledge of any notice of termination or default with respect to any Lease; (g) Borrower has not assigned or pledged any of the Leases, the Rents or any interests therein except to Administrative Agent (on behalf of the Lenders); (h) no tenant or other party has an unexpired option, right of first refusal or other preferential right to purchase all or any portion of the Property, except as set forth on Exhibit O; (i) no tenant has the unilateral right to terminate its Lease prior to expiration of the stated term of such Lease absent the occurrence of any casualty, condemnation or default by the applicable Borrower thereunder, except as set forth on Exhibit O; and (j) no tenant has prepaid more than one (1) month’s rent in advance (except for security deposits and other charges collected in accordance with the terms of the applicable Lease). 6.15 Insurance. Borrower has obtained and delivered to Administrative Agent certificates of insurance for the Property reflecting the insurance coverages, amounts and other insurance requirements set forth in the Loan Documents. No Person, including Borrower, has done, by act or omission, anything which would materially and adversely impair the coverage of any such policy. 6.16 Condemnation. Borrower has not received any written notice of, and to Borrower’s knowledge, no Person has threatened, any actual or proposed Condemnation. 6.17 Physical Condition. Except as set forth in the Property Condition Report, to Borrower’s knowledge, the Property and the common elements under the Condominium Documents, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. Except as set forth in the Property Condition Report, to Borrower’s knowledge, there exists no structural or other material defects or damages in the Property or the common elements under the Condominium Documents, as a result of a Casualty or otherwise. Borrower has not received any written notice from any insurance company or bonding company of any material defects or inadequacies in the Property or the common elements under the Condominium Documents which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Administrative Agent and Lenders acknowledge disclosure by Borrower of incidents of the spontaneous fracturing of insulated glass units on the curtain wall of the buildings(s) located on the Property, and in connection therewith, as described in the Constellation Lease, Office Borrower has entered into the Settlement Agreement and Release with Constellation for the Canopy Project (as such terms are defined in the Constellation Lease). 6.18 Title. Borrower has lawful, good, marketable and insurable fee simple title to the real property comprising part of the Property and lawful and good title to the balance of the Property, free and clear of all liens, charges, claims, security interests, and encumbrances whatsoever except the Permitted Encumbrances and such other liens as are permitted pursuant to the express provisions of the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely impairs the use or operation of the Property or materially impairs Borrower’s ability to pay its obligations in a timely manner. The Mortgage, when properly recorded in the appropriate records, together with any UCC financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms hereof, in each case subject only to Permitted Encumbrances, such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are a lien prior to, or of equal

PAGE 44 priority with, the liens created by the Loan Documents other than Permitted Encumbrances and those for which the Property have received affirmative insurance in the applicable title insurance policy. 6.19 OFAC. Neither Borrower nor Guarantor, nor any of their respective subsidiaries, nor, to the knowledge of Borrower and Guarantor, any director, officer, employee, agent, Affiliate or representative of Borrower, Guarantor or any of their subsidiaries, is a Prohibited Person. 6.20 Anti-Corruption Laws. Borrower, Guarantor and their respective subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 6.21 Affected Financial Institution. Neither Borrower nor any Guarantor is an Affected Financial Institution. 6.22 Usury; Offsets. The terms of this Agreement are not usurious. Borrower has no offsets, counterclaims or defenses with respect to its Obligations. 6.23 Parking Easement. The Parking Easement is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party is in default under any of the Parking Easement. 6.24 Condominium Documents. The Condominium Documents are in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party is in default under any of the Condominium Documents. 6.25 REA. The REA is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party is in default under the REA. ARTICLE 7 — DEFAULT AND REMEDIES 7.1 Events of Default. The occurrence of any one of the following shall be a default under this Agreement (“Event of Default”): (a) any of the Indebtedness is not paid within five (5) days after the date when due, whether on the scheduled due date or upon acceleration, maturity or otherwise; (b) any covenant, agreement, condition, representation or warranty in this Agreement or in any other Loan Document (other than covenants to pay the Indebtedness and other than Defaults expressly listed elsewhere in this Section 7.1) is not fully and timely performed, observed or kept and such failure shall continue unremedied for more than thirty (30) days after written notice to Borrower by Administrative Agent; provided, however, that if such failure is of a nature such that it cannot be cured by the payment of money and if such failure requires work to be performed, acts to be done or conditions to be removed which cannot reasonably, with due diligence, be performed, done or removed, as the case may be, within such thirty (30) day period and Borrower shall have commenced to cure such failure within such thirty (30) day period, such period shall be deemed extended for so long as shall be required by Borrower in the exercise of due diligence to cure such failure, but in no event shall such thirty (30) day period be so extended to be a period in excess of ninety (90) days;

PAGE 45 (c) any statement, representation or warranty in any of the Loan Documents, or in any Financial Statement or any other writing heretofore or hereafter delivered to Administrative Agent or any Lender in connection with the Indebtedness, is false, misleading or erroneous in any material respect on the Closing Date or on the date as of which such statement, representation or warranty is made; (d) a default or breach occurs by Borrower or Guarantor of any obligation under any other Loan Document (taking into account any applicable notice and cure period set forth in such Loan Document), including any “Termination Event” under any Swap Contract; (e) Borrower shall fail in the due performance and observance of any of its covenants contained in Section 4.1, 4.3(b), 4.4(b), (c) or (d), 4.6(a), 4.7, 4.8(g), 4.9(c)(iii), 4.12, 4.15, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27, or Article 5; (f) Borrower shall fail in the due performance and observance of any of its covenants contained in Section 1.9, 4.3(c), 4.5, 4.16, 4.17, 4.31 or 9.21 and such failure shall continue for thirty (30) days after notice thereof shall have been given to Borrower by Administrative Agent; (g) a default or event of default (in each case, after the expiration of any applicable grace, notice or cure period) occurs under any lien, security interest or assignment covering the Property (whether or not Administrative Agent has consented, and without hereby implying Administrative Agent’s consent, to any such lien, security interest or assignment not created hereunder), or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; (h) the entry of a judgment against Borrower in excess of $250,000 or any Guarantor in excess of $1,000,000 or the issuance of any attachment, sequestration, or similar writ in excess of $250,000 for Borrower or $1,000,000 for Guarantor levied upon any of Borrower’s or Guarantor’s property, as the case may be, which is not discharged or bonded off within a period of twenty (20) days; (i) Administrative Agent reasonably determines that a Material Adverse Effect has occurred in the financial condition of Borrower or any Guarantor or in the condition of the Property; (j) Borrower, Guarantor or any Person obligated to pay any part of the Indebtedness (i) is liquidated, terminated, dissolved, or merged or consolidated into another entity (including, in each case, pursuant to a Delaware LLC Division), (ii) divides into two or more Persons, including becoming a Delaware Divided LLC (whether or not the original Person survives such division), (iii) creates, or reorganizes into, one or more series pursuant to a Delaware LLC Division or otherwise, or (iv) fails or ceases to be in good standing in the state where the Property is located and/or the state of its incorporation or organization, if different; (k) for any reason, without Administrative Agent’s specific written consent, any Loan Document ceases to be in full force and effect, or is declared null and void or unenforceable, in whole or in part, or the validity or enforceability thereof, in whole or in part, is challenged or denied by any party thereto other than Administrative Agent; or the liens, mortgages or security interests of Administrative Agent for the benefit of Lenders in any of the Property become unenforceable, in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, is challenged or denied by Borrower, Guarantor or any Person obligated to pay any part of the Indebtedness; (l) A judicial or nonjudicial forfeiture or seizure proceeding is commenced by a Governmental Authority and remains pending with respect to the Property or any part thereof, on the grounds that the Property or any part thereof had been used to commit or facilitate the commission of a criminal offense by

PAGE 46 any Person, including any tenant, pursuant to any Law, including the Controlled Substances Act or the Civil Asset Forfeiture Reform Act, regardless of whether or not the Property or the Mortgage shall become subject to forfeiture or seizure in connection therewith; provided, however, that no Event of Default shall occur under this Section 7.1(l) unless Borrower fails to have the enforcement action stayed (so long as such stay is not lifted) or resolved within ninety (90) days after the commencement of such proceedings; and (m) Borrower or any Guarantor: (i) (A) Executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due (it being acknowledged that in the event Borrower admits same only to Administrative Agent or any Lender or enters into a pre-negotiation letter or other similar correspondence with Administrative Agent, such correspondence shall not in and of itself constitute an admission in writing as contemplated herein); or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, any Debtor Relief Law, or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property; or (ii) Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (C) in a proceeding under Debtor Relief Laws, the case is converted from one chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or the ninetieth (90th) day following the date of its filing; (iii) Conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any fraudulent conveyance law or Debtor Relief Law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which are not vacated and such lien is not discharged prior to enforcement thereof or in any event within sixty (60) days from the date thereof.; or (iv) Effects a Change of Control without Lenders’ consent. (n) The expiration, termination, or replacement of one or more of the Parking Easement, Condominium Documents, or REA without the prior written consent of Administrative Agent. (o) The occurrence of any Constellation Lease Cross Default. 7.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent at its election may (but shall not be obligated to) without the consent of and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Law, equity or otherwise, including (a) declaring any and all Indebtedness immediately due and payable (provided that, without limitation of the foregoing, upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under any Debtor

PAGE 47 Relief Law, any obligation of Lenders to make advances shall automatically terminate, and the unpaid principal amount of the Loan outstanding and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Administrative Agent or Lenders); (b) reducing any claim to judgment; (c) obtaining appointment of a receiver (to which Borrower hereby consents) and/or judicial or nonjudicial foreclosure under the Mortgage; (d) terminating Lenders’ Commitments; (e) in its own name on behalf of the Lenders or in the name of Borrower, entering into possession of the Property, leasing and operating the Property, performing all work and constructing Improvements; and (f) setting-off and applying, to the extent thereof and to the maximum extent permitted by Law, any funds in the Cash Collateral Account, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of Borrower against any Indebtedness. Borrower hereby appoints Administrative Agent as Borrower’s attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in Borrower’s name upon the occurrence and during the continuance of an Event of Default: (i) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; (ii) prosecute or defend any action or proceeding incident to the Property; (iii) pay, settle, or compromise all bills and claims regarding the Property; (iv) perform the obligations and exercise the rights of Borrower under all Leases, guaranties and other agreements to which it is a party or by which the Property is bound, enter into Leases, guaranties and other agreements regarding the Property and pay all leasing, operating and capital expenses of the Property; (v) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements; and (vi) to pay and perform upon the occurrence and during the continuance of an Event of Default any of the Tenant Improvements, Leasing Commissions and Leasing Costs as required above and to apply the amounts on deposit with Administrative Agent to the costs associated therewith, all as Administrative Agent may determine in its sole discretion but without obligation to do so. Neither Administrative Agent nor any Lender shall have any liability to Borrower for the sufficiency or adequacy of any such actions taken by Administrative Agent. ARTICLE 8 — ADMINISTRATIVE AGENT 8.1 Appointment and Authorization of Administrative Agent. (a) Each Lender hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The term “agent” herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. (b) Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, and its duties and responsibilities shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent and its Related Parties: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, and no implied covenants, functions,

PAGE 48 responsibilities, obligations or liabilities shall be read into this Agreement or any other Loan Document or shall otherwise exist against Administrative Agent or its Related Parties; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower, Guarantor or any of their Related Parties that is communicated to or obtained by the Person serving as Administrative Agent or any of its Related Parties in any capacity. (c) No individual Lender or group of Lenders shall have any right to amend or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the obligations of Borrower or any other party pursuant to the Loan Documents, or otherwise. All such rights, on behalf of Administrative Agent or any Lender or Lenders, shall be held and exercised solely by and at the option of Administrative Agent for the pro rata benefit of the Lenders. Such rights, however, are subject to the rights of a Lender or Lenders, as expressly set forth in this Agreement, to approve matters or direct Administrative Agent to take or refrain from taking action as set forth in this Agreement. Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including (i) the determination if and to what extent matters or items subject to Administrative Agent’s satisfaction are acceptable or otherwise within its discretion, (ii) the making of Administrative Agent Advances, and (iii) the exercise of remedies pursuant to, but subject to, Article 7 or pursuant to any other Loan Document and any action so taken or not taken shall be deemed consented to by Lenders. (d) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower, Guarantor or any other Person liable for any part of the Indebtedness, no individual Lender or group of Lenders shall have the right, and Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower or any other Person) shall be exclusively entitled and empowered on behalf of itself and the Lenders, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, actual out-of-pocket expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Section 9.10 allowed in such judicial proceeding); and

PAGE 49 (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, actual out-of- pocket expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 9.10. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of Lenders except as approved by the Required Lenders or to authorize Administrative Agent to vote in respect of the claims of Lenders except as approved by the Required Lenders in any such proceeding. 8.2 Delegation of Duties; Advice. (a) Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Loan as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non- appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. (b) Administrative Agent shall be entitled to advice of counsel and other consultant experts concerning all matters pertaining to such duties. Administrative Agent shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel or other consultant experts. 8.3 Liability of Administrative Agent. Neither Administrative Agent nor any Related Party of Administrative Agent shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as Administrative Agent shall believe in good faith shall be necessary or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment, or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower, Guarantor, any subsidiary or Affiliate of Borrower or Guarantor, or any other Person, or any officer thereof, contained herein, or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. Neither Administrative Agent nor any Related Party of Administrative Agent shall be under any obligation to any Lender or participant or any other Person to inspect the properties, books or records of Borrower, Guarantor, any of their Related Parties or any other Person, or to ascertain or inquire into (u) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (v) the contents of any certificate, report or other

PAGE 50 document delivered hereunder or thereunder or in connection herewith or therewith, (w) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (x) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any lien purported to be created by the Loan Documents, (y) the value or the sufficiency of any Property, or (z) the satisfaction of any condition set forth herein or therein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent. 8.4 Reliance by Administrative Agent. Administrative Agent is authorized to rely upon the continuing authority of the Authorized Persons, Authorized Signers, and designated Authorized Portal Users to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including the submission of Draw Requests and the selection of interest rates. Such authorization may be changed only upon written notice addressed to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the Person giving such notice. Such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent. Without limitation of the foregoing, Administrative Agent shall be entitled to rely, and shall be fully protected, and shall be indemnified by Lenders pursuant to Section 8.7, in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telex, telephone message, email or other electronic (including any Internet or intranet website posting or other distribution) communication, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any party to the Loan Documents), independent accountants and other experts selected by Administrative Agent. In determining compliance with any condition hereunder to the making of the Loan that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of the Loan. For purposes of determining compliance with the conditions specified in Exhibit C, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders if required hereunder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and actual out-of-pocket expense which may be incurred by it by reason of taking or continuing to take any such action; provided, however, that the foregoing shall not release Administrative Agent from liability for gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and non-appealable judgment. Administrative Agent shall in all cases be fully protected, and shall be indemnified by Lenders pursuant to Section 8.7, in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or such greater number of Lenders as may be expressly required hereby in any instance, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders. In the absence of written instructions from the Required Lenders or such greater number of Lenders, as expressly required hereunder, Administrative Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Required Lenders or such greater number of Lenders. Notwithstanding anything to the contrary herein, in no event shall Administrative Agent be required to take any action that it determines may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and Administrative Agent shall be reimbursed by Lenders pursuant to Section 8.7 with respect to such determination.

PAGE 51 8.5 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of any Default or Event of Default unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement and describing such Default or Event of Default, and Administrative Agent determines that such Default (if it were to become an Event of Default) or Event of Default will have a Material Adverse Effect. Administrative Agent will notify Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to any such Event of Default as may be requested by the Required Lenders in accordance with Article 7; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of Lenders. 8.6 Credit Decision; Disclosure of Information by Administrative Agent. (a) Each Lender acknowledges that neither Administrative Agent nor any Related Party of Administrative Agent has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and Guarantor, shall be deemed to constitute any representation or warranty by Administrative Agent or any Related Party of Administrative Agent to any Lenders as to any matter, including whether Administrative Agent or any Related Party of Administrative Agent have disclosed material information in their possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent or any Related Party of Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and Guarantor hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent or any Related Party of Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor. (b) Administrative Agent promptly after its receipt shall provide each Lender such notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein. To the extent not already available to a Lender, Administrative Agent shall also provide each Lender and/or make available for such Lender’s inspection during reasonable business hours and at such Lender’s expense, promptly after such Lender’s written request therefor: (i) copies of the Loan Documents; (ii) such information as is then in Administrative Agent’s possession in respect of the current status of principal and interest payments and accruals in respect of the Loan; (iii) copies of all current financial statements in respect of Borrower, Guarantor or other Person liable for payment or performance by Borrower of any obligations under the Loan Documents, then in Administrative Agent’s possession with respect to the Loan; and (iv) other current factual information then in Administrative Agent’s possession with respect to the Loan and bearing on the continuing creditworthiness of Borrower or Guarantor, or any of their respective Affiliates; provided that nothing contained in this Section shall impose any liability upon Administrative Agent for its failure to provide a Lender any of such Loan Documents, information, or financial statements, unless such failure constitutes willful misconduct or gross negligence on Administrative Agent’s part; and provided, further, that Administrative Agent shall not be obligated to provide any Lender with any information in violation of Law or any contractual restrictions on the disclosure thereof (provided such contractual restrictions shall not apply to distributing to a Lender factual and financial information expressly required to be provided herein). Except as set forth above, Administrative Agent shall not have any duty or responsibility to provide any Lenders with any credit or other information concerning the business,

PAGE 52 prospects, operations, property, financial and other condition or creditworthiness of Borrower or Guarantor or any of their respective Affiliates which may come into the possession of Administrative Agent or any Related Party of Administrative Agent. 8.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, Lenders hereby indemnify Administrative Agent and each Related Party of Administrative Agent (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless Administrative Agent and each Related Party of Administrative Agent from and against any and all Indemnified Liabilities incurred by it, including before, during and after any foreclosure of the Mortgage, other exercise of rights and remedies or sale of the Property; provided, however, that no Lender shall be liable for the payment to Administrative Agent or any Related Party of Administrative Agent of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s own gross negligence or willful misconduct; provided, further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. All payments on account of the foregoing shall be due and payable ten (10) days after demand by Administrative Agent therefor. Without limitation of the foregoing, to the extent that Administrative Agent is not reimbursed by or on behalf of Borrower, each Lender shall reimburse Administrative Agent within ten (10) days after demand for its ratable share of any actual costs or out-of-pocket expenses (including attorneys’ fees) incurred by Administrative Agent as described in Section 9.10. The undertaking in this Section shall survive the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all Obligations. 8.8 Administrative Agent in Individual Capacity. Administrative Agent, in its individual capacity, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any party to the Loan Documents and their respective subsidiaries and other Affiliates as though Administrative Agent was not Administrative Agent hereunder, without notice to or consent of Lenders and without any duty to account therefor to Lenders. Lenders acknowledge that Borrower and PNC Bank or its Affiliate have entered or may enter into Swap Transactions. Lenders shall have no right to share in any portion of any payments made by Borrower under the terms of such Swap Transactions (except and to the extent Lenders shall have participated with PNC Bank or such Affiliate in such Swap Transactions). Lenders acknowledge that, pursuant to such activities, PNC Bank or its Affiliates may receive information regarding any party to the Loan Documents, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such parties or such parties’ Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Pro Rata Share of the Loan, PNC Bank shall have the same rights and powers under this Agreement as any other Lenders and may exercise such rights and powers as though it were not Administrative Agent or party to Swap Transactions, and the terms “Lender” and “Lenders” include PNC Bank in its individual capacity. 8.9 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to Lenders. Additionally, if the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person, remove such Person as Administrative Agent. If Administrative Agent resigns or is so removed by the Required Lenders under this Agreement, the Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders, which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld

PAGE 53 or delayed). Upon the acceptance by the successor administrative agent of its appointment as successor administrative agent hereunder, the retiring Administrative Agent’s resignation or removal, as applicable, shall be effective, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, or on or before the removal day specified by Required Lenders in their removal notice to Administrative Agent and Borrower, whichever applies, then the retiring Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders; provided, however, that the retiring Administrative Agent’s resignation or removal, as applicable, shall nevertheless become effective upon such thirtieth (30th) day, or upon the removal day set forth in Required Lenders’ removal notice, whichever applies, and on such day Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the effective date any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII and other applicable Sections of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. 8.10 Releases; Acquisition and Transfers of Collateral. (a) Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders to transfer or sell, any Loan collateral (i) upon the termination of the Commitments, the termination of all obligations of each Swap Counterparty to advance any funds under any Swap Contract, and payment and satisfaction in full of all Indebtedness; (ii) constituting a release, transfer or sale of a lien or Loan collateral if Borrower will certify to Administrative Agent that the release, transfer or sale is permitted under this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) after foreclosure or other acquisition of title (1) in the discretion of Administrative Agent if a purchase price of at least ninety percent (90%) of the value indicated in the most recent appraisal of the collateral obtained by Administrative Agent and made in accordance with regulations governing Administrative Agent, less any reduction indicated in the Appraised Value estimated by any experts in the applicable areas engaged by Administrative Agent; or (2) if approved by the Required Lenders. (b) If all or any portion of the Loan collateral is acquired by foreclosure or by deed (or assignment) in lieu of foreclosure, Administrative Agent shall take title to the collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed (or assignment) in lieu of foreclosure (the “Acquisition Date”). Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired. After any collateral is acquired, Administrative Agent shall appoint and retain one or more Persons (individually and collectively, the “OREO Property Manager”) experienced in the management, leasing, sale and/or disposition of similar properties. As of the Acquisition Date, the insurance policies referred to in Section 4.7 (including unearned premiums) and all proceeds payable thereunder shall vest in Administrative Agent for the benefit of all Lenders in their Pro Rata Shares, to the extent permissible under such policies. (c) After consulting with the OREO Property Manager, Administrative Agent shall prepare a written plan for operation, management, improvement, maintenance, repair, sale and disposition of the Loan collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the “Business Plan”). Administrative Agent will deliver the Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Lender with a written request for approval of

PAGE 54 the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the OREO Property Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders. Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval. If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent, any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan. Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to Section 8.10(a), have the right but not the obligation to take any action in connection with the Loan collateral (including those with respect to all Real Property Taxes, Insurance Premiums, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof. (d) Upon request by Administrative Agent or Borrower at any time, Lenders will confirm in writing Administrative Agent’s authority to sell, transfer or release any such liens of particular types or items of Loan collateral pursuant to this Section 8.10; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Borrower other than those expressly being released. (e) If only two (2) Lenders exist at the time Administrative Agent receives a purchase offer for Loan collateral, the consent of the Required Lenders is required pursuant to Section 8.10(a), and one of the Lenders does not consent within ten (10) Business Days after notification from Administrative Agent, the consenting Lender may, in writing to the other Lender, offer (“Purchase Offer”) to purchase all of the non-consenting Lender’s right, title and interest in such collateral for a purchase price equal to the non- consenting Lender’s Pro Rata Share of the net proceeds anticipated from such sale of such collateral (as reasonably determined by Administrative Agent, including the undiscounted face principal amount of any purchase money obligation not payable at closing) (“Net Disposition Proceeds”). Within ten (10) Business Days thereafter the non-consenting Lender shall be deemed to have accepted such Purchase Offer unless the non-consenting Lender notifies Administrative Agent that it elects to purchase all of the consenting Lender’s right, title and interest in such collateral for a purchase price payable by the non-consenting Lender in an amount equal to the consenting Lender’s Pro Rata Share of the Net Disposition Proceeds. Any amount payable hereunder by a Lender shall be due on the earlier to occur of the closing of the sale of such collateral or ninety (90) days after receipt by the non-consenting Lender of the Purchase Offer, regardless of whether such collateral is sold. 8.11 Application of Payments. Except as otherwise provided below with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities and/or foreclosure or sale of the collateral, and net operating income from the collateral during any period it is owned by Administrative Agent on behalf of Lenders (“Payments”) shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent’s separate account) shall, as applicable, be apportioned pro rata among Lenders. All pro rata Payments shall be remitted to Administrative Agent and, except as otherwise provided below with respect to Excluded Swap Obligations, all such payments not constituting payment of specific fees, and all proceeds of the Property received by Administrative Agent, shall be applied first, to pay any fees, indemnities, actual costs, out-of-pocket expenses (including those in Section 8.7) and reimbursements then due to Administrative Agent from Borrower (including any of the foregoing constituting Administrative Agent Advances, together with

PAGE 55 interest thereon); second, to pay any fees, actual costs, out-of-pocket expenses and reimbursements then due to Lenders from Borrower (including any of the foregoing constituting Administrative Agent Advances, together with interest thereon, reimbursed by Lenders); third, to pay (on a pari passu basis) pro rata interest and late charges due in respect of the Indebtedness and regularly occurring payments under any Swap Contract; fourth, to pay (on a pari passu basis) or prepay pro rata principal of the Indebtedness and “Settlement Amounts” or “Close-Out Amounts”, and similar payments, as applicable, payable by Borrower under Swap Transactions; and last, to Borrower, if required by Law, or Lenders in Pro Rata Share percentages equal to their percentages at the termination of the Aggregate Commitments. Notwithstanding anything to the contrary in this Agreement, obligations arising under Swap Contracts shall be excluded from the application described above in this Section 8.11 if Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as Administrative Agent may request, from the applicable Hedge Bank (other than Administrative Agent or an Affiliate of Administrative Agent). Each Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of this Article VIII for itself and its Affiliates as if a “Lender” party hereto. 8.12 Administrative Agent Advances. (a) Administrative Agent is authorized, from time to time, in Administrative Agent’s sole discretion to make, authorize or determine advances, or otherwise expend funds, on behalf of Lenders (“Administrative Agent Advances”), (i) to pay any actual costs, fees and out-of-pocket expenses as described in Section 9.10, (ii) when the applicable conditions precedent set forth in Exhibit C have been satisfied to the extent required by Administrative Agent, and (iii) when Administrative Agent deems necessary or desirable to preserve or protect the Property or any portion thereof (including those with respect to Real Property Taxes, Common Charges, Insurance Premiums, operation, management, improvements, maintenance, repair, sale and disposition) (A) subject to Section 8.5, after the occurrence of an Event of Default, and (B) subject to Section 8.10, after acquisition of all or a portion of the Property by foreclosure or otherwise. (b) Administrative Agent Advances shall constitute obligatory advances of Lenders under this Agreement, shall be repayable on demand and secured by the Property, and if unpaid by Lenders as set forth below, shall bear interest at the rate applicable to such amount under the Loan or if no longer applicable, at the Base Rate. Administrative Agent shall notify each Lender in writing of each Administrative Agent Advance. Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. (Administrative Agent’s Time) on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent’s Time). 8.13 Defaulting Lender. 8.13.1 Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

PAGE 56 (a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.8. (b) Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 9.6 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request (so long as no monetary or material non-monetary Default or any Event of Default exists), to the funding of any advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such advances were made at a time when the conditions for same, if any, were satisfied or waived, such payment shall be applied solely to pay the advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any advances of such Defaulting Lender until such time as all advances are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. 8.13.2 Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding advances of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Commitments (and outstanding principal balance of all advances) to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. 8.14 Lender ERISA Representation and Warranty. Each Lender represents and warrants as of the date hereof to Administrative Agent and Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of Borrower or any Guarantor, that (a) such Lender is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA or (ii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of such Lender do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3- 101, as modified by Section 3(42) of ERISA; (c) such Lender is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (d) transactions by or with such Lender are not and will

PAGE 57 not be subject to federal, state or local statutes applicable to such Lender regulating investments of fiduciaries with respect to governmental plans. 8.15 Benefit. The terms and conditions of this Article are inserted for the sole benefit of Administrative Agent and Lenders; the same may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent’s or Lenders’ rights to later assert them in whole or in part. 8.16 Co-Agents; Lead Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “bookrunner,” or “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified as a “syndication agent,” “documentation agent,” “co-agent” or “lead manager” shall have or be deemed to have any fiduciary relationship with any Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. 8.17 Lender Participation in Swap Transactions. If Borrower enters into any Swap Transaction and Swap Contract with one or more Lenders, such Lender(s) shall notify each other then-existing Lender of the terms of each such Swap Transaction and each then-existing Lender (other than a Defaulting Lender) shall have the right in its sole discretion to participate in each such Swap Transaction pro rata according to such Lender’s Pro Rata Share of the amount of the applicable Swap Transaction. All such participation interests shall be governed pursuant to separate documentation. 8.18 Swap Contracts. Except as otherwise expressly set forth herein, no Hedge Bank that obtains the benefit of the provisions of Section 8.11 or any Property by virtue of the provisions hereof or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Property (including the release or impairment of any Property) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or any Loan Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts except to the extent expressly provided herein and unless Administrative Agent has received a Secured Party Designation Notice with respect to the related Swap Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Hedge Bank. Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts. 8.19 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender (the “Credit Party”), whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of

PAGE 58 a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount. ARTICLE 9 — GENERAL TERMS AND CONDITIONS 9.1 Consents; Indemnification by Borrower. 9.1.1 Consents. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Administrative Agent’s or Lenders’ judgment is required under any Loan Document, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Administrative Agent or Lenders, (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or Lenders, and (c) free from any limitation or requirement of reasonableness. Notwithstanding any approvals or consents by Administrative Agent or Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of any appraisal, environmental, engineering, property condition or other inspection, audit, report or assessment, any contract, any change order, any lease, or any other matter incident to the Property. Any appraisal, inspection, audit, report or assessment of the Property or the books and records of Borrower or Guarantor, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute an assumption of responsibility to Borrower or anyone else with regard to the condition, value, construction, maintenance or operation of the Property, or relieve Borrower or Guarantor of any of its obligations. 9.1.2 Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from (a) any claim, action, loss or cost (including reasonable attorneys’ fees and costs) arising from or relating to (i) the Leases, the Property, the Improvements and the other Property, including any defect therein, (ii) the Cash Collateral Account and all other accounts of Borrower or the Property, (iii) the performance or default of Borrower, Borrower’s surveyors, architects, engineers, contractors, the construction inspector, or any other Person, (iv) any failure to construct, complete, protect or insure any Improvements, including Tenant Improvements, (v) the payment of costs of labor, materials, or services supplied for the construction of any Improvements, including Tenant Improvements, (vi) the protection, preservation, operation, management, improvement, maintenance, repair, sale and disposition of the Property and other Property (including those with respect to Real Property Taxes, Insurance Premiums, and leasing costs and broker fees) or (vii) the performance of any obligation of Borrower whatsoever; (b) any and all losses, claims, damages, liabilities and related actual out-of-pocket expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or Guarantor) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 2.1), (ii) any Commitment or advance of the Loan, (iii) the content or accuracy of any appraisal provided by Administrative Agent to Borrower, Borrower’s use of any such appraisal, and/or subsequent use of any such appraisal by any third party to whom Borrower provides such appraisal, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding, whether it is defeated, successful, or withdrawn), whether brought

PAGE 59 by a third party or by Borrower or Guarantor, and regardless of whether any Indemnitee is a party thereto, including all actual costs and out-of-pocket expenses incurred by any Indemnitee in connection with any subpoena, deposition or otherwise acting as a witness (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; (ii) to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements result from a claim not involving an act or omission of Borrower and that is brought by an Indemnitee against another Indemnitee (other than against the arranger or Administrative Agent in their capacities as such) or (iii) with respect to any Indemnified Liabilities first occurring or arising after the Release Date (as defined in the Mortgage); provided, that if any payment, performance, release, foreclosure, conveyance or receivership is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice; and provided, further, that the indemnities in this Section, to the extent applicable to the period prior to the Release Date, shall not terminate upon the Release Date or upon the release, foreclosure or other termination of the Mortgage but will survive the Release Date, foreclosure of the Mortgage or conveyance in lieu of foreclosure, the repayment of the Obligations, the termination of any and all Swap Contracts, the discharge and release of this Mortgage and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever. Without limiting the provisions of Section 2.1(b), this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Inspection shall not constitute an acknowledgement or representation by Administrative Agent, any Lender or any construction inspector that there has been or will be compliance with the Plans and Specifications, the Loan Documents, or Applicable Laws, governmental requirements or restrictive covenants, or that the construction is free from defective materials or workmanship. Inspection shall not constitute an acknowledgement or representation by Administrative Agent, any Lender or any construction inspector that there has been or will be compliance with the Plans and Specifications, the Loan Documents, or Applicable Laws, governmental requirements or restrictive covenants, or that the construction is free from defective materials or workmanship. Inspection, whether or not followed by notice of Default, shall not constitute a waiver of any Default or Event of Default then existing, or a waiver of Administrative Agent’s and Lenders’ right thereafter to insist that the Improvements be constructed in accordance with the Plans and Specifications, the Loan Documents, and all Applicable Laws, governmental requirements and restrictive covenants. Administrative Agent’s failure to inspect shall not constitute a waiver of any of Administrative Agent’s or Lenders’ rights under the Loan Documents or at Law or in equity. All payments on account of the Indemnified Liabilities shall be due and payable ten (10) days after demand by Administrative Agent therefor. The indemnities in this Subsection shall not terminate upon the release, foreclosure or other termination of the Mortgage but will survive the release, foreclosure of the Mortgage or conveyance in lieu of foreclosure, the repayment of the Indebtedness, the discharge and release of the Mortgage and the other Loan Documents, any proceeding under any Debtor Relief Law, and any other event whatsoever. 9.2 Miscellaneous. 9.2.1 Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Exhibit C, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

PAGE 60 9.2.2 Electronic Signatures. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may, if agreed by Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, .pdf. Borrower agrees that any Electronic Signature (including, without limitation, .pdf) on or associated with any Communication shall be valid and binding on Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section may include use or acceptance by Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of Borrower or any Guarantor without further verification and regardless of the appearance or form of such Electronic Signature and (b) upon the request of Administrative Agent or any Lender, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. 9.2.3 Severability. A determination that any provision of this Agreement or any other Loan Document is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. The parties shall endeavor in good faith negotiations to replace the unenforceable or invalid provisions with valid provisions the economic effect of which comes as close as possible to that of the unenforceable or invalid provisions. The unenforceability or invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited. 9.2.4 Time of the Essence. Time shall be of the essence with respect to Borrower’s obligations under the Loan Documents.

PAGE 61 9.2.5 Governing Law. This Agreement and each other Loan Document (except to the extent expressly set forth therein), and their respective validity, enforcement and interpretation, shall be governed by the Laws of the Commonwealth of Virginia (without regard to any conflict of Laws principles) and applicable United States federal Law. 9.2.6 Electronic Delivery. (a) Documents required to be delivered pursuant to Sections 4.16 and 4.20 and Exhibit B and Exhibit J (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including by use of the Platform, the Online Banking Portal, or such other delivery method as may be approved by Administrative Agent) and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, uploads such documents on the Platform, the Online Banking Portal, or such other delivery method as may be approved by Administrative Agent; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (A) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender upon its request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (B) Borrower shall notify Administrative Agent and each Lender (by electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. (b) Borrower hereby acknowledges that (i) Administrative Agent and/or Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non- public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. Borrower hereby agrees that so long as Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (A) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, Arranger and Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.5); (B) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (C) Administrative Agent and Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.” 9.2.7 Notices; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other

PAGE 62 communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) to the address, electronic mail address or telephone number specified for notices as follows (unless changed by similar notice in writing given by the particular party whose address is to be changed): (1) if to Borrower at the addresses set forth on the signature page of this Agreement, (2) if to any Guarantor at the addresses set forth on the signature page of the Guaranty, (3) or if to Administrative Agent to the addresses set forth on the Schedule of Lenders; (ii) if to any other Lender, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower); Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notices and other communications delivered through electronic communications to the extent provided in sub clause (b) below, shall be effective as provided in such clause (b). (b) Electronic Communications. Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, and Internet or intranet websites) pursuant to procedures approved by Administrative Agent. Administrative Agent or Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM,

PAGE 63 AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s, any Guarantor’s or Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. (d) Change of Address, Etc. Each of Borrower or Administrative Agent may change its address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address or telephone number for notices and other communications hereunder by notice to Borrower and Administrative Agent. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws. (e) Reliance by Administrative Agent and Lenders. Administrative Agent and Lenders shall be entitled to rely and act upon any notices (including telephonic notices, any notices received by Administrative Agent given through the Online Banking Portal, and Draw Requests) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower and Guarantor shall indemnify Administrative Agent, each Lender and the Related Parties of each of them from all losses, actual costs, out-of-pocket expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording. If a Lender does not notify or inform Administrative Agent of whether or not it consents to, or approves of, or agrees to any matter of any nature whatsoever with respect to which its consent, approval or agreement is required under the express provisions of this Agreement or with respect to which its consent, approval or agreement is otherwise requested by Administrative Agent, in connection with the Loan or any matter pertaining to the Loan, within ten (10) Business Days (or such longer period as may be specified by Administrative Agent) after such consent, approval or agreement is requested by Administrative Agent, Lender shall be deemed to have given its consent, approval or agreement, as the case may be, with respect to the matter in question. 9.3 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises any right of set- off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other

PAGE 64 party, in connection with any proceeding under any Debtor Relief Law, to a depository (including Administrative Agent, any Lender or its or their Affiliates) for returned items or insufficient collected funds, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. 9.4 Successors and Assigns. (a) Successors and Assigns Generally. Subject to Section 8.13, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.4(b), (ii) by way of participation in accordance with the provisions of Section 9.4(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.4(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent permitted in Section 9.4(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Pro Rata Share of the Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Pro Rata Share of the Loan at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 9.4(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in Section 9.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes the Pro Rata Share of the Loan outstanding) or, if the Commitment is not then in effect, the principal outstanding Pro Rata Share of the Loan that is subject to each such assignment, determined as of the “Effective Date” specified in the Assignment and Assumption, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to its Pro Rata Share of the Loan and the Commitment assigned.

PAGE 65 (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.4(b)(i)(B) and, in addition: (A) the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof; and (B) the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500.00; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower, Guarantor or any other Person liable for any part of the Obligations or any Affiliate or subsidiary of the foregoing, (B) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person. (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable Pro Rata Share of the Loan previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of the Loan. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 9.4(b), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 9.4(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of this Agreement with respect to Borrower’s

PAGE 66 obligations surviving termination of this Agreement); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request by Administrative Agent, Borrower (at its expense) shall execute and deliver substitute Note(s) to Administrative Agent for the assignee, and, for partial assignments, the assignor in replacement of the assignor’s then-existing Note (each, a “Replacement Note”). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.4(d). (c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and the principal amount (and stated interest) of each Lender’s Pro Rata Share of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender, Borrower, Guarantor or any Affiliate or subsidiary of Borrower or Guarantor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Pro Rata Share of the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the reimbursement obligations under Section 8.7 without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso of Section 9.8 that affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.1 and 2.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.4(b) (it being understood that the documentation required under Section 2.1(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.4(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 2.7 and 9.11 as if it were an assignee under Section 9.4(b) and (B) shall not be entitled to receive any greater payment under Section 2.1 or 2.5, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s written request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.7 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.6 as though it were a Lender; provided that such Participant agrees to be subject to Section 9.7 as though it were a Lender. Each Lender that sells a participation shall, acting

PAGE 67 solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. 9.5 Treatment of Certain Information; Confidentiality. Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any Swap Transaction under which payments are to be made by reference to Borrower or any Guarantor and their respective obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or any Guarantor or the Loan provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the Loan provided hereunder, (h) with the consent of Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from Borrower or any Guarantor relating to Borrower or any Guarantor or any of their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or any Guarantor, provided that, in the case of information received from Borrower or any Guarantor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section

PAGE 68 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information. Each of Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning Borrower or a Guarantor, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. 9.6 Set-off. In addition to any rights and remedies of Administrative Agent and Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, Administrative Agent and, with the prior written consent of Administrative Agent, each Lender, is authorized at any time and from time to time, without prior notice to Borrower or any other party to the Loan Documents, any such notice being waived by Borrower (on its own behalf and on behalf of each party to the Loan Documents to the fullest extent permitted by Law), to set-off and apply any and all deposits, general or special, time or demand, provisional or final, any time owing by Administrative Agent or Lenders hereunder or under any other Loan Document to or for the credit or the account of such parties to the Loan Documents against any and all Indebtedness, irrespective of whether or not Administrative Agent or Lenders shall have made demand under this Agreement or any other Loan Document and although such Indebtedness may be contingent or unmatured or denominated in a currency different from that of the applicable depositor indebtedness. Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. 9.7 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the portions of the Loan advanced by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the portions of the Loan made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such portions of the Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered without further interest thereon. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all of its rights of payment (including the right of set-off), but subject to Section 9.6 with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. 9.8 Amendments; Survival. Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or

PAGE 69 agreements set forth in Article 8 or as to any other matter in the Loan Documents respecting payments to Administrative Agent or Lenders or the required number of Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of Borrower or any other Person or the execution by Borrower or any other Person of any such amendment or intercreditor agreement. Subject to the foregoing, Administrative Agent may amend or waive any provision of this Agreement or any other Loan Document, or consent to any departure by any party to the Loan Documents therefrom which amendment, waiver or consent is intended to be within Administrative Agent’s discretion or determination, or otherwise in Administrative Agent’s reasonable determination shall not have a Material Adverse Effect; provided, however, that otherwise no such amendment, waiver or consent shall be effective unless in writing, signed by the Required Lenders and Borrower or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; and provided, further, that no such amendment, waiver or consent shall: (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 7.2), without the written consent of such Lender (it being understood that a waiver of an Event of Default shall not constitute an extension or increase in any Lender’s Commitment); (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; (c) reduce the principal of, or the rate of interest specified herein on, any portion of the Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that Administrative Agent may waive any obligation of Borrower to pay interest at the Default Rate and/or late charges for periods of up to thirty (30) days, and only the consent of the Required Lenders shall be necessary to waive any obligation of Borrower to pay interest at the Default Rate or late charges thereafter, or to amend the definition of “Default Rate” or “late charges”; (d) change the percentage of the combined Commitments or of the aggregate unpaid principal amount of the Loan which is required for the Lenders or any of them to take any action hereunder, without the written consent of each Lender; (e) change the definition of “Pro Rata Share” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; (f) amend this Section 9.8, or Section 9.7, without the written consent of each Lender; (g) release the liability of Borrower or any existing Guarantor without the written consent of each Lender; (h) permit the sale, transfer, pledge, mortgage or assignment of any Loan collateral or any direct or indirect interest in Borrower, except as expressly permitted under the Loan Documents, without the written consent of each Lender; (i) transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of the Lenders transfer or sell, any Loan collateral except as permitted in Section 8.10, without the prior written consent of each Lender;

PAGE 70 (j) change the definition of “Constellation Lease Cross Default”, or the waiver of any “Constellation Lease Cross Default”, in each case without the written consent of each Lender; or (k) permit Borrower to decrease the rent, or modify the term, the demised premises or the common area maintenance charges under the Constellation Lease, add or modify any option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein, make any other material modification to the Constellation Lease, or replace, surrender, cancel or terminate the Constellation Lease, without the prior written consent of each Lender; provided, however, that only the consent of Administrative Agent shall be required for any sublease of any portion of the demised premises under the Constellation Lease so long as Constellation remains liable thereunder, and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. This Agreement shall continue in full force and effect until the Indebtedness is paid in full and all of Administrative Agent’s and Lenders’ obligations under this Agreement are terminated; and all representations and warranties and all provisions herein for indemnity of the Indemnitees, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive the resignation or removal of Administrative Agent, any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments, the termination of this Agreement and the repayment, satisfaction or discharge of all other Obligations. 9.9 Several Obligations; No Liability; No Release. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (a) the obligations of Lenders hereunder to make Loan advances and to make payments pursuant to Sections 8.7 and 8.12 are several and not joint and (b) such obligations are and shall remain the several, and not joint, obligations of Lenders despite that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders. The failure of any Lender to make any Loan advance or to make any payment under Section 8.7 or 8.12 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan advance or to make its payment under Section 8.7 or 8.12. Except as may be specifically provided in this Agreement, no Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to Borrower or any other Person to take any action on behalf of another Lender hereunder or in connection with the financing contemplated herein. In furtherance of the foregoing, Lenders shall comply with their obligations under the Loan Documents, including the obligations to make payments pursuant to Sections 8.7 and 8.12 regardless of (i) the occurrence of any Event of Default hereunder or under any Loan Document; (ii) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; or (iii) any bankruptcy, insolvency or other like event with regard to Borrower or Guarantor. Such obligations of Lenders are in all regards independent of any claims between Administrative Agent and any Lender.

PAGE 71 9.10 Costs and Expenses. Without limiting any Loan Document and to the extent not prohibited by applicable Laws, Borrower shall pay when due, shall reimburse to Administrative Agent for the benefit of itself and Lenders on demand and shall indemnify Administrative Agent and Lenders from, all commercially reasonable out-of-pocket fees, actual costs, and expenses paid or incurred by Administrative Agent in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Loan or the enforcement of the obligations of Borrower or the exercise of any right or remedy of Administrative Agent, including (a) all reasonable fees and expenses of Administrative Agent’s counsel; (b) fees and charges of inspector and engineer engaged by Administrative Agent; (c) appraisal, re-appraisal and survey costs; (d) title insurance charges and premiums; (e) title search or examination costs, including abstracts, abstractors’ certificates and UCC searches; (f) judgment and tax lien searches for Borrower and each Guarantor; (g) escrow fees; (h) fees and costs of environmental investigations, site assessments and remediations; (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; (j) filing and recording fees; and (k) loan brokerage fees. Borrower shall pay all costs and expenses incurred by Administrative Agent and Lenders, including reasonable attorneys’ fees, if the obligations or any part thereof are sought to be collected by or through an attorney at law, whether or not involving probate, appellate or administrative proceedings or proceedings under any Debtor Relief Law. Borrower shall pay all of its own costs and expenses of complying with the Loan Documents. Borrower’s obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the repayment, satisfaction or discharge of all other Obligations, the termination of the Commitments, the resignation or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement, the release or reconveyance of any of the Loan Documents, the foreclosure of the Mortgage or conveyance in lieu of foreclosure, any proceeding under any Debtor Relief Law, and any other event whatsoever. Borrower acknowledges that Administrative Agent may receive a benefit, including a discount, credit or other accommodation, from Administrative Agent’s counsel based on the fees such counsel may receive on account of such counsel’s relationship with Administrative Agent, including fees paid in connection with this Agreement and in no event shall Borrower be required to reimburse Administrative Agent for any sum greater than the amount actually paid (or due and owing) by Administrative Agent to such counsel. 9.11 Replacement of Lenders. If Borrower is entitled to replace a Lender pursuant to the provisions of Section 2.7, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.4), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.1 and 2.5) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (a) Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 9.4(b); (b) such Lender shall have received payment of any amount equal to the outstanding principal of its Loan advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); (c) in the case of any such assignment resulting from a claim for compensation under Section 2.5 or payments required to be made pursuant to Section 2.1, such assignment will result in a reduction in such compensation or payments thereafter;

PAGE 72 (d) such assignment does not conflict with applicable Laws; and (e) any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, the circumstances entitling Borrower to require such assignment and delegation cease to apply. 9.12 Further Assurances. Borrower will, upon Administrative Agent’s request: (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent deems necessary, desirable or proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent deems necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Administrative Agent or any Lender to comply with the requirements of any Governmental Authority having jurisdiction over Administrative Agent or such Lender. In addition, at any time, and from time to time, upon request by Administrative Agent or any Lender, Borrower will, at Borrower’s expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Administrative Agent or such Lender, be necessary or desirable in order to verify Borrower’s identity and background in a manner satisfactory to Administrative Agent or such Lender. As a material inducement to Administrative Agent and Lenders to enter into this Agreement, Borrower acknowledges and agrees that each of its Indemnification Agreements (as that term is defined below) (a) is a continuing, separate agreement that shall survive the termination of this Agreement, the payment and performance in full of the Indebtedness, the release or reconveyance of any of the Loan Documents, the foreclosure of the Mortgage or conveyance in lieu of foreclosure, any proceeding under any Debtor Relief Law, and any other event whatsoever, (b) shall not be merged with any judgment or judgments with respect to the Indebtedness, and (c) is subject to the limitations set forth in Section 9.1. The term “Indemnification Agreements” means the collective reference to each provision of this Agreement or any of the Loan Documents for indemnification of Administrative Agent and/or the Lenders, their respective parents, Affiliates and/or respective officers, directors, shareholders, employees, attorneys, other professionals, and agents and to each of the agreements of Borrower to pay or reimburse Administrative Agent and/or the Lenders for actual costs and out-of-pocket expenses (including, attorneys’ fees) of collection or otherwise. 9.13 Inducement to Lenders. The representations, warranties, covenants, and agreements contained in this Agreement and the other Loan Documents (a) are made to induce Lenders to make the Loan and extend any other credit to or for the account of Borrower pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any foreclosure, any conveyance (or assignment) in lieu of foreclosure, or any proceedings under any Debtor Relief Law involving Borrower, Guarantor or the Property. 9.14 Forum. Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the State specified in Section 9.2.5 of this Agreement and to the non-exclusive jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement, the other Loan

PAGE 73 Documents or the Obligations. Borrower hereby irrevocably waives, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the State specified in Section 9.2.5 may be made by certified or registered mail, return receipt requested, directed to such party at its address for notice stated in the Loan Documents, or at a subsequent address of which Administrative Agent received actual notice from Borrower in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by Law or limit the right of Administrative Agent to bring proceedings against any party in any other court or jurisdiction. 9.15 Interpretation. References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents. All references (a) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, and (b) to the Land, the Units, the Improvements or the Property shall mean all or any portion of each of the foregoing, respectively. References to “Dollars,” “$,” “money,” “payments” or other similar financial or monetary terms are references to lawful money of the United States of America. Words of any gender shall include each other gender. Words in the singular shall include the plural and words in the plural shall include the singular. References to Borrower or Guarantor shall mean, each Person comprising same, jointly and severally. The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Agreement (including the attached exhibits) and not to any particular Article, Section, paragraph or provision. The terms “agree” and “agreements” mean and include “covenant” and “covenants”. The words “include” and “including” shall be interpreted as if followed by the words “without limitation”. 9.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each Guarantor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by Administrative Agent, Arranger, and the Lenders are arm’s-length commercial transactions between Borrower, each Guarantor and their respective Affiliates, on the one hand, and Administrative Agent, Arranger, and the Lenders, on the other hand, (B) each of Borrower and Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Administrative Agent, Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any Guarantor or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent, Arranger nor any Lender has any obligation to Borrower, any Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the Guarantor and their respective Affiliates, and neither Administrative Agent, Arranger, nor any Lender has any obligation to disclose any of such interests to Borrower, any Guarantor or any of their respective Affiliates. To the fullest extent permitted by law, Borrower and each Guarantor hereby waive and release any claims that they may have against Administrative Agent, Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or

PAGE 74 shall be construed to create any partnership, joint venture, association or special relationship between Borrower and Administrative Agent or any Lender or in any way make Administrative Agent or any Lender a co-principal with Borrower with reference to the Property or otherwise. In no event shall Administrative Agent’s or Lenders’ rights and interests under the Loan Documents be construed to give Administrative Agent or any Lender the right to control, or be deemed to indicate that Administrative Agent or any Lender is in control of, the business, properties, management or operations of Borrower. 9.17 Usury. It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and Lenders at all times to comply with applicable state Law or applicable United States federal Law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section shall control every other covenant and agreement in this Agreement, the Note and the other Loan Documents. If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under any of the Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable Law, then it is Administrative Agent’s and each Lender’s express intent that all excess amounts theretofore collected by Administrative Agent or any Lender shall be credited on the Principal Debt and all other Indebtedness and the provisions of the Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. 9.18 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE MORTGAGE, OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY: (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS; (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE; (d) AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; (e) AGREES THAT BORROWER, ADMINISTRATIVE AGENT AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND (f) REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE

PAGE 75 MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. 9.19 Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with any Loan by serving a copy thereof upon the agent designated and appointed by Borrower as Borrower’s agent for service of process in the Commonwealth of Virginia. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in any Note shall affect the right of Administrative Agent to serve process in any manner otherwise permitted by Law and nothing in any Note will limit the right of Administrative Agent on behalf of the Lenders otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions. 9.20 No Delays; Defaults. No delay or omission of Administrative Agent or Lenders to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Mortgage following any Event of Default as aforesaid, or any other option granted to Administrative Agent and Lenders hereunder in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Obligations, shall constitute a waiver of any such Event of Default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other remedies provided for in any Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under any Note or any of the other Loan Documents, or now or hereafter existing at Law or in equity or by statute. Every right, power and remedy given to Administrative Agent and Lenders by this Agreement, any Note or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against Borrower, Guarantor, any other Person liable for any part of the Obligations, the Property, or any other Property, and every right, power and remedy given by this Agreement, any Note or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by the Required Lenders. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity. 9.21 USA PATRIOT Act; Beneficial Ownership Regulation. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notify Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower, a Beneficial Ownership Certification, and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation. 9.22 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement

PAGE 76 or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable; (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. 9.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guaranty, mortgage, or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the Commonwealth of Virginia and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

PAGE 77 9.24 Online Banking Portal. Borrower hereby represents and warrants to Administrative Agent and each Lender that each individual identified as an Authorized Signer in the Transaction Administration Letter has the power and authority to delegate, to one or more Authorized Portal Users, the power and authority to utilize and perform any and all Online Facility Transactions available to Borrower from time to time under any Online Banking Portal based on the terms of this Agreement and the Online Portal Agreements, and to bind Borrower with respect to any and all Online Facility Transactions performed on behalf of Borrower on such Online Banking Portal by such Authorized Portal Users. Administrative Agent may rely, without further investigation, upon the foregoing representation and warranty by Borrower, and Administrative Agent shall not be responsible for any Online Facility Transactions or other actions taken by any Authorized Portal Users in connection with the Online Banking Portal. Additionally, Administrative Agent shall not be responsible to Borrower, any Lender or any other Person for any loss, claim, liability, damage, cost or expense resulting from, related to, arising from or caused by any Online Facility Transactions or other actions by any Authorized Portal Users on the Online Banking Portal. Any Online Portal Agreements delivered to Administrative Agent that are signed by an Authorized Signer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Borrower, and each Authorized Portal User shall be conclusively presumed to have acted on behalf of such Borrower. In the event of any conflict between the Online Portal Agreements and this Agreement, the terms of this Agreement shall control. 9.25 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between and among Borrower, Administrative Agent and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between and among Borrower, Administrative Agent and Lenders with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by Administrative Agent or any Lender to make the Loan are merged into the Loan Documents, as applicable. Neither Administrative Agent nor any Lender has made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrower with financing except as set forth in the Loan Documents. Except as incorporated in writing into the Loan Documents, there are not, and were not, and no Persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents. BORROWER FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTE OR OTHERWISE IN RESPECT OF THE LOAN, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (X) INJUNCTIVE RELIEF, (Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST LENDER WITH RESPECT TO ANY ASSERTED CLAIM. 9.26 Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each of Administrative Agent, Lenders and Borrower agree that it shall not assert, and each hereby waives, and acknowledges that it shall not have, any claim against the others, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any advance of the Loan or the use of the proceeds thereof. Neither Borrower, Administrative Agent, nor Lenders shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed

PAGE 78 to such unintended recipients by such party through telecommunications, electronic or other information transmission systems in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. 9.27 Third Parties; Benefit. All conditions to the obligation of Lenders or Administrative Agent to make advances hereunder are imposed solely and exclusively for the benefit of Lenders, Administrative Agent and their assigns and no other Persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lenders or Administrative Agent will refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lenders or Administrative Agent at any time in the sole and absolute exercise of their discretion. Subject to Section 8.16, the provisions of this Agreement and, except to the extent expressly set forth therein, each other Loan Document, are for the sole benefit of Administrative Agent, Lenders and Borrower, and no other Person shall have any right or cause of action on account thereof or interest therein. 9.28 Other Transactions. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees, and acknowledges Guarantor’s and Borrower’s other Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by Administrative Agent, the Arranger, and the Lenders are arm’s-length commercial transactions between Borrower, Guarantor and their respective Affiliates, on the one hand, and Administrative Agent, the Arranger, and the Lenders, on the other hand, (ii) each of Borrower and Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of Borrower and Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, Guarantor or any of their respective Affiliates, or any other Person and (ii) neither Administrative Agent, the Arranger, nor any Lender has any obligation to Borrower, Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, Guarantor and their respective Affiliates, and neither Administrative Agent, the Arranger, nor any Lender has any obligation to disclose any of such interests to Borrower, Guarantor or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and Guarantor hereby waives and releases any claims that it may have against Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. 9.29 Co-Borrowers. (a) Each Borrower agrees that it is jointly and severally liable to Administrative Agent and Lenders for the payment or performance of all Obligations, and that such liability is independent of the obligations of the other Borrowers; provided, however, the obligations of each Borrower hereunder at any time shall not include any Excluded Swap Obligations with respect to such Borrower and shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of any similar federal or state law. Administrative Agent and Lenders may bring an action against any Borrower, whether an action is brought against the other Borrowers.

PAGE 79 (b) Each Borrower agrees that any release which may be given by Administrative Agent or any Lender to any other Borrower will not release such Borrower from its obligations under this Agreement or any of the other Loan Documents. (c) Each Borrower waives any right to assert against Administrative Agent or any Lender any defense, setoff, counterclaim or claim that such Borrower may have against any other Borrower or any other party liable to Administrative Agent or any Lender for the obligations of Borrowers under this Agreement or any of the other Loan Documents. (d) Each Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Each Borrower waives any right it may have to require Administrative Agent or any Lender to disclose to such Borrower any information that Administrative Agent or any Lender may now or hereafter acquire concerning the financial condition of the other Borrowers. (e) Each Borrower waives all rights to notices of default or nonperformance by any other Borrower under this Agreement and the other Loan Documents. Each Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Borrower. (f) Until all obligations of Borrowers under this Agreement and the other Loan Documents have been paid or otherwise performed in full, each Borrower waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code or any successor statute, that such Borrower may now or hereafter have against any other Borrower with respect to the Obligations. Each Borrower waives any right to enforce any remedy which Administrative Agent or any Lender now has or may hereafter have against any other Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Administrative Agent or Lenders. (g) Each Borrower hereby waives any election of remedies by Administrative Agent or any Lender that impairs any subrogation or other right of such Borrower to proceed against any other Borrower or other person, including any loss of rights resulting from any applicable anti deficiency laws relating to nonjudicial foreclosures of real property or other laws limiting, qualifying or discharging obligations or remedies. [The balance of this page is intentionally left blank.]

PAGE A-1 EXHIBIT A LEGAL DESCRIPTION OF LAND All that property, together with improvements thereon, situated, lying and being in the City of Baltimore, State of Maryland and more particularly described as follows: BEING KNOWN AND DESIGNATED as the Office Unit, Retail Unit and Transfer Station Unit, together with an undivided interest in the General Common Elements, as established pursuant to a Declaration of Condominium for Harbor Point Parcel 2 Commercial Condominium (the “Declaration of Condominium”) made by Harbor Point Parcel 2 Holdings, LLC dated October 21, 2019 and recorded on October 29, 2019, among the Land Records of Baltimore City, Maryland in Book MB No. 21538, page 280; and as shown on a plat entitled “Harbor Point Parcel 2 Commercial Condominium 1000 Wills Street, Baltimore, MD 21231”, dated November 9, 2018 and recorded among the Plat Records of Baltimore City, Maryland in Condominium Plat Book MB No. 857 consisting of seventeen (17) pages together with all of the benefits, rights and privileges granted by the Declaration of Condominium. TOGETHER WITH the improvements on the Property, if any, all of the benefits, rights and privileges granted by the Declaration of Condominium and all the rights, ways, alleys, privileges and appurtenances thereto belonging or in anywise appertaining. TOGETHER WITH the easements and an undivided interest in the general common elements granted and subject to the terms and conditions set forth in a Declaration of Condominium for Harbor Point Master Land Condominium made by Harbor Point Land, LLC dated March 21, 2014 and recorded on March 25, 2014 among the Land Records of Baltimore City, Maryland in Book FMC 16101, page 424, as amended by that certain First Amendment to Declaration for Harbor Point Master Land Condominium dated as of January 13, 2016 and recorded among the Land Records of Baltimore City, Maryland at Book LGA 17841, Page 362, as further amended by that certain Second Amendment to Declaration for Harbor Point Master Land Condominium dated as of February 20, 2017 and recorded among the Land Records of Baltimore City, Maryland at Book MB 18922, Page 105, as further amended by that certain Third Amendment to Declaration for Harbor Point Master Land Condominium dated April 25, 2010 (2019) and recorded among the Land Records of Baltimore City, Maryland in Book MB 21072, page 16; and as further amended by Fourth Amendment to Declaration for Harbor Point Master Land Condominium dated January 25, 2022, and recorded among the Land Records of Baltimore City, Maryland in Book MB No. 24730, page 88, as shown on that certain “Plat of Condominium of HARBOR POINT MASTER LAND CONDOMINIUM Land Units 1, 2, 3, and 4, Garage Unit & Open Space Unit”, and recorded among the Plat Records of Baltimore City, Maryland in Condominium Plat Book MB No. 850. TOGETHER WITH the easements granted and subject to the terms and conditions set forth in an Easement and Cost Sharing Agreement dated March 21, 2014 by and among Harbor Point Parcel 1 Holdings, LLC, Harbor Point Parcel 2 Holdings, LLC, Harbor Point Parcel 3 Holdings, LLC, Harbor Point Parcel 4 Holdings, LLC, Harbor Point Garage, LLC, Harbor Point Open Space Corp., Block Street Apartments, LLC and Wills Street Pier, LLC as recorded in Book FMC 16123, page 482, as amended by that certain First Amendment to Easement and Cost Sharing Agreement dated January 3, 2018 and recorded among the Land Records of Baltimore City, Maryland at Book MB 19817, page 475. TOGETHER WITH the easements granted and subject to the terms and conditions set forth in an Amended and Restated Parking Easement Agreement dated October 21, 2019, and recorded among the Land Records of Baltimore City, Maryland in Book MB No. 21538, page 479, by and among Harbor Point Parcel 2-Office, LLC, a Delaware limited liability company, Harbor Point Parcel 2-Retail, LLC, a Delaware limited liability company, Harbor Point Parcel 2-Residential, LLC, a Delaware limited liability

PAGE A-2 company, Harbor Point Parcel 2-Transfer Station, LLC, a Delaware limited liability company, Harbor Point Garage, LLC, a Maryland limited liability company, Harbor Point Parcel 1 Holdings, LLC, a Maryland limited liability company, Harbor Point Parcel 3 Holdings, LLC, a Maryland limited liability company and Harbor Point Open Space Corp., a Maryland corporation, as amended and restated by that Second Amended and Restated Parking Easement Agreement (Harbor Point), dated January 14, 2022 and recorded among the aforesaid Land Records in Book MB No. 24275, Page 005, by and among Harbor Point Parcel 2-Office, LLC, Harbor Point Parcel 2-Retail, LLC, Harbor Point Parcel 2-Residential, LLC, Harbor Point Parcel 2- Transfer Station, LLC, Harbor Point Garage, LLC, Harbor Point Parcel 1 Holdings, LLC, Harbor Point Parcel 3 Development, LLC, Harbor Point Parcel 4 Development, LLC and Harbor Point Open Space Corp. TOGETHER WITH the easements granted, and subject to the terms and conditions as set forth in the Declaration of Easements, Covenants, Restrictions and Agreements (Harbor Point Parcel 2 Commercial Condominium) dated October 21, 2019 and recorded among the Land Records of Baltimore City, Maryland in Book MB No. 21538, page 336, by and among Harbor Point Parcel 2-Office, LLC, a Delaware limited liability company, Harbor Point Parcel 2-Residential, LLC, a Delaware limited liability company, Harbor Point Parcel 2-Retail, LLC, a Delaware limited liability company and Harbor Point Parcel 2-Transfer Station, LLC, a Delaware limited liability company. For Informational Purposes Only: The premises on the above described parcels known as No. 1000 Wills Street, Land Unit #2. Tax ID No. 03-07-1815-002B - (Retail Unit) Tax ID No. 03-07-1815-002C - (Office Unit) Tax ID No. 03-07-1815-002D - (Transfer Station Unit) (End of Property Description)

PAGE B-1 EXHIBIT B DEFINITIONS AND FINANCIAL STATEMENTS 1. DEFINITIONS: As used in this Agreement and the attached exhibits, the following terms shall have the following meanings: “Acceptable LLC” means a member-managed or manager-managed limited liability company that complies with Exhibit P and has only one member. “Acquisition Date” has the meaning set forth in Section 8.10(b). “Actual Operating Revenue” means, with respect to the Calculation Period, the sum of (a) (i) the base rent payable from tenants in occupancy and paying rent as of the Determination Date, annualized, and (ii) the initial month base rent from tenants in occupancy and that will commence payment of base rent within ninety (90) days of the Determination Date, annualized, and (b) other income and reimbursements for the trailing twelve (12) month period as of the determination date from tenants not excluded below from clause (a)(i) above, computed in accordance with sound real estate accounting principles, collected from the ownership and operation of the Property from whatever source, including utility charges, escalations, service fees or charges, license fees, parking fees, and other required pass-throughs, but excluding (1) sales, use and occupancy and other Taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (2) refunds from tenants, (3) uncollectible accounts, (4) sales of furniture, fixtures and equipment, (5) interest income, (6) Condemnation Awards, (7) Insurance Proceeds (other than business interruption or other loss of income insurance), (8) unforfeited security deposits, utility and other similar deposits, (9) Rent deferred by agreement of the Borrower and tenant from Rent payment periods prior to the Calculation Period, (10) income from tenants in bankruptcy, (11) income from tenants who are no longer in occupancy (regardless of Lease obligations to pay) (i.e. “dark tenants”), (12) income from tenants under Leases in default beyond any applicable grace, notice or cure period, (13) income from tenants not paying contractual Rent or common area maintenance fees, but no default has been called, (14) income under any Lease from tenants not in occupancy (except as provided in clause (a)(ii) above, (15) income from tenants whose Leases expire within ninety (90) days and who have not executed a renewal; (16) Lease termination fees, and (17) non-recurring or extraordinary income. Actual Operating Revenue shall be net of rent concessions and credits. Actual Operating Revenue shall be subject to appropriate seasonal and other adjustments in Administrative Agent’s commercially reasonable discretion. “Administrative Agent” means PNC Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent Advances” has the meaning set forth in Section 8.12(a). “Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on the Schedule of Lenders, or such other address or account as Administrative Agent hereafter may from time to time notify Borrower and Lenders. “Administrative Agent’s Time” means the time of day observed in the city where Administrative Agent’s Office is located. “Administrative Questionnaire” means an Administrative Questionnaire in a form approved by Administrative Agent.

PAGE B-2 “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent Parties” has the meaning set forth in Section 9.2.7(c). “Aggregate Commitments” means the Commitments of all Lenders. “Agreement” has the meaning set forth in the introductory paragraph of this Agreement, and includes all exhibits attached hereto and referenced in Section 1.1. “Alternate Rate” has the meaning set forth in Section 2.2(c). “Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject. “Appraised Value” means $203,000,000.00. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Approved Lease” means, as applicable, an Approved Office Lease, an Approved Retail Lease, and the Transfer Station Lease. “Approved Office Lease” means a Lease of space in the Office Unit that is (a) approved by Administrative Agent, or (b) “deemed” approved by Administrative Agent because it satisfies each of the following requirements: (i) is on the standard form Lease approved by Administrative Agent with no material deviations except as approved by Administrative Agent; (ii) is entered into in the ordinary course of business with a bona fide unrelated third party tenant that is not, to Borrower’s knowledge, involved in any illegal activities and does not, to Borrower’s knowledge, conduct any illegal business in violation of any Laws, including the Controlled Substances Act, and Borrower, acting in good faith and exercising due diligence, has determined that the tenant is financially capable of performing its obligations under the Lease in compliance with all Laws; (iii) is received by Administrative Agent (together with each guaranty thereof (if any) and financial information regarding the tenant and each guarantor (if any) received by Borrower) within fifteen (15) days after execution; (iv) reflects an arm’s length transaction; (v) contains no right to purchase the Property, or any present or future interest therein; (vi) is for a term of not less than five (5) years; (vii) has a rental rate that is not less than Twenty-Seven and No/100 Dollars ($27.00) per square foot on a “triple-net” basis; (viii) does not cover in excess of 25,000 square feet of the aggregate net rentable area of the Improvements, and (ix) is expressly subordinate to the Mortgage. “Approved Retail Lease” means a Lease of space in the Retail Unit that is (a) approved by Administrative Agent, or (b) “deemed” approved by Administrative Agent because it satisfies each of the following requirements: (i) is on the standard form Lease approved by Administrative Agent with no material deviations except as approved by Administrative Agent; (ii) is entered into in the ordinary course of business with a bona fide unrelated third party tenant that is not, to Borrower’s knowledge, involved in any illegal activities and does not, to Borrower’s knowledge, conduct any illegal business in violation of any Laws, including the Controlled Substances Act, and Borrower, acting in good faith and exercising due diligence, has determined that the tenant is financially capable of performing its obligations under the Lease

PAGE B-3 in compliance with all Laws; (iii) is received by Administrative Agent (together with each guaranty thereof (if any) and financial information regarding the tenant and each guarantor (if any) received by Borrower) within fifteen (15) days after execution; (iv) reflects an arm’s length transaction; (v) contains no right to purchase the Property, or any present or future interest therein; (vi) is for a term of not less than five (5) years; (vi) has a rental rate that is not less than the applicable Minimum Retail Lease Rate per square foot on a “triple-net” basis, and (vii) is expressly subordinate to the Mortgage. “Arranger” means PNC Capital Markets, LLC, in its capacity as sole arranger and sole bookrunner. “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F. “Assumed Interest Rate” means the greatest of (a) the interest rate applicable to outstanding principal of the Loan hereunder, (b) the annual yield payable on the last day of the applicable Calculation Period on ten (10) year United States Treasury obligations in amounts approximating the Principal Debt at the inception of the Calculation Period plus two and one-half percent (2.50%) per annum, and (c) eight and one-quarter percent (8.25%) per annum (such percentage determined using a mortgage constant of 9.02% and a 30-year amortization). “Authorized Person” means any representative of Borrower duly designated by Borrower in the Transaction Administration Letter, authorized in accordance with the governing documents of Borrower and all Laws applicable to Borrower, to bind Borrower in providing Draw Requests and requesting disbursements of Loan proceeds. An Authorized Person may also have the authority to perform Online Facility Transactions that may be granted to an Authorized Portal User under any Online Banking Portal if designated as such by an Authorized Signer in the Online Portal Agreements. Authorized Person also includes any individual who is an Authorized Person of a Controlling Entity of Borrower. “Authorized Portal User” means any and all individuals to whom access to an Online Banking Portal is granted, whether (a) by such individual being designated as an authorized user (or other applicable designation) of such Online Banking Portal as set forth in the Online Portal Agreements, or (b) by such individual utilizing log-in credentials of an authorized user (or other applicable designation) of such Online Banking Portal, or (c) in any other manner pursuant to the terms of the Online Portal Agreements. “Authorized Signer” means any representative of Borrower duly designated by Borrower as such in the Transaction Administration Letter, authorized in accordance with the governing documents of Borrower and all applicable Laws to: (a) bind Borrower and to act for Borrower for all purposes in connection with the Loan, including but not limited to, requesting disbursements of Loan proceeds, requesting interest rate changes, obtaining information pertaining to the Loan, requesting any action under the Loan Documents, providing any certificates, and appointing and changing any Authorized Persons; and (b) delegate his/her authority to any Authorized Portal User solely to allow such Authorized Portal Users to perform Online Facility Transactions on any Online Banking Portal in accordance with the terms of this Agreement and the Online Portal Agreements. Authorized Signer includes, as to any Borrower, any individual who is an Authorized Signer of a Controlling Entity of such Borrower. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the

PAGE B-4 United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time. “Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the higher of (i) the Overnight Bank Funding Rate, plus 0.50%, and (ii) the interest rate per annum announced from time to time by Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by Administrative Agent and may not be tied to any external rate of interest or index; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. “Benchmark” means, initially, SOFR and Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.2(d) of this Agreement. “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (1) the alternate benchmark rate that has been selected by Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar- denominated syndicated credit facilities at such time and (2) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and the Borrower, giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable unadjusted alternate benchmark rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable unadjusted alternate benchmark rate for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; provided further that, any such Benchmark Replacement shall be administratively feasible as determined by Administrative Agent in its sole discretion. “Benchmark Replacement Date” means a date and time determined by Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein.

PAGE B-5 “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); (2) a public statement or publication of information by an Official Body having jurisdiction over Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over Administrative Agent announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative. “Benchmark Unavailability Period” means, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting.” “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” has the meaning set forth in Section 9.21. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Bloomberg” means Bloomberg Index Services Limited. “Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

PAGE B-6 “Borrower’s Deposit Account” shall be a deposit account established at Administrative Agent in the name of Borrower and shall be assigned the federal tax identification number of Borrower. “Borrower Materials” has the meaning set forth in Section 9.2.6(b). “Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the lending office of Administrative Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day. “Business Plan” has the meaning set forth in Section 8.10(c). “Calculation Period” means the three (3) month period ending on any Determination Date. “Cash Management Account” means an interest bearing Eligible Account at Administrative Agent, together with all sub-accounts thereof. “Cash Sweep Termination Date” means the first calendar month following a Sweep Date when the following has occurred, as applicable: (1) with respect to a Trigger Period that resulted from a Trigger Event under clause (a) of the definition thereof, (a) it is determined by Administrative Agent to Administrative Agent’s reasonable satisfaction (based on the financial information provided by Borrower pursuant to the terms of this Agreement), that the Debt Service Coverage Ratio has been, for the most-recently ended two (2) Determination Dates, at least 1.20 to 1.00; and (b) no Event of Default is then-continuing, (2) with respect to a Trigger Period that resulted from a Trigger Event under clause (b) of the definition thereof, (a) the investment grade credit rating of Constellation from S&P and Moody’s is raised to investment grade; and (b) no Event of Default is then-continuing, and (3) with respect to a Trigger Period that resulted from a Trigger Event under clause (c) of the definition thereof, (a) all of the space leased to Constellation under the Constellation Lease is re-leased pursuant to one or more Approved Office Leases (or subleased pursuant to a sublease permitted hereunder); and (b) no Event of Default is then-continuing. “Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property or the common elements under the Condominium Documents. “Casualty Proceeds Deposit Threshold” has the meaning set forth in Section 4.8(b). “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that, regardless of the date enacted, any of the foregoing issued in connection with Dodd-Frank or Basel III will in each case be deemed to be a “Change in Law”. “Change of Control” has the meaning set forth in Section 5.5(c) of this Agreement. “Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor statute. “Closing Checklist” means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan and recording the Mortgage.

PAGE B-7 “Closing Date” means the date of this Agreement. “CME” means CME Group Benchmark Administration Limited. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Commercial Condominium Documents” means the Declaration of Condominium for Harbor Point Parcel 2 Commercial Condominium dated October 21, 2019, made by Borrower and recorded in the land records of Baltimore City, Maryland in Book MB No. 21538, page 280, the By-laws, the plats and plans and all exhibits, schedules or certification accompanying any of the foregoing and all requisite approvals from Governmental Authorities required to create and operate the condominium in accordance with applicable Laws, each as approved by Administrative Agent pursuant to this Agreement. “Commercial Lease” means a Lease of space within the Office Unit, the Retail Unit, or the Transfer Station Unit. “Commitment” means, as to each Lender, its obligation to advance its Pro Rata Share of the Loan in an aggregate principal amount not exceeding the amount set forth opposite such Lender’s name on the Schedule of Lenders at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Common Charges” means all common charges, assessments, fees and other charges now or hereafter levied or assessed or imposed against the Property or any part thereof under the Condominium Documents or otherwise by the Condominium Association. “Communication” has the meaning set forth in Section 9.2.2. “Condemnation” means any taking of title to, use of, or any other interest in the Property or the common elements under the Condominium Documents under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority. “Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation. “Condominium Act” means Title 11 of the Real Property Article of the Annotated Code of Maryland and all modifications, supplements and replacements thereof and all regulations with respect thereto, now or hereafter enacted or promulgated. “Condominium Association” means, separately and collectively, each condominium association formed under the Commercial Condominium Documents and the Land Condominium Documents. “Condominium Board” means the governing body of the Condominium Association established pursuant to the Condominium Documents.

PAGE B-8 “Condominium Documents” means separately and collectively, the Commercial Condominium Documents and the Land Condominium Documents. “Condominium Requirements” means the requirements applicable to the matter in question under the Condominium Documents or the Condominium Act or any rules or regulations promulgated in connection therewith. “Conforming Changes” means with respect to Daily Simple SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of Daily Simple SOFR or such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of Daily Simple SOFR or the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Constellation” means Constellation Energy Generation, LLC, a Pennsylvania limited liability company (f/k/a Exelon Generation Company, LLC). “Constellation Lease” means that certain Lease Agreement dated as of March 21, 2013 executed by and between Constellation and Office Borrower, (a) as amended by that certain First Amendment to Lease dated as of September 13, 2013 and that certain Second Amendment to Lease dated December 23, 2013, (b) as modified by certain letter agreements dated June 10, 2013, September 5, 2013, October 14, 2013, November 20, 2013, December 12, 2013, December 19, 2013 and December 20, 2013 (collectively, the “Extension Letters”), (c) as assigned by Office Borrower to Holdings by that certain Assignment and Assumption Agreement dated January 21, 2014, (d) as further amended by that certain Third Amendment to Lease dated March 21, 2014, that certain Fourth Amendment to Lease dated March 31, 2014, that certain Fifth Amendment to Lease dated December 23, 2014 and that certain Sixth Amendment to Lease dated March 22, 2016, (e) as further amended and assigned by Holdings back to Office Borrower by that certain Seventh Amendment and Assignment of Lease dated October 21, 2019, (f) as affected by that certain Multi- Party Agreement dated as of October 21, 2019, by and among Office Borrower, Constellation, the Council of Unit Owners of the Harbor Point Master Land Condominium and the Council of Unit Owners of the Harbor Point Parcel 2 Commercial Condominium, (g) as further amended by that certain Eighth Amendment of Lease dated June 25, 2021, and (h) as the same may be further amended and/or restated pursuant to the terms and conditions of this Agreement. “Constellation Lease Cross Default” means the occurrence of any one or more of the following: (a) A monetary default by Constellation in the payment of one or more months’ base rent under the Constellation Lease, that continues for a period of sixty (60) or more days; (b) Termination of the Constellation Lease for any reason (including a casualty or condemnation and the proceeds of which are insufficient to repay the Obligations in full); or

PAGE B-9 (c) A material default by Office Borrower under the Constellation Lease that continues beyond any applicable grace, notice and cure period if (i) Constellation has the right to terminate the Constellation Lease by reason of such default or (ii) in the case of any other remedy such as a right of off-set or self-help, which remedy, if exercised, would result in a Debt Service Coverage Ratio below 1.00 to 1.00. “Constituent Member” means the constituent members or other direct equity owners of a Person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute. “Controlling Entity” means any entity having the power and authority to control the business and activities and otherwise bind Borrower, pursuant to the governing documents of Borrower and applicable Law, such as a general partner of a partnership or a manager or managing member of a limited liability company. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning set forth in Section 9.23. “Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated on or about the date hereof, among AH Realty Trust, LP (f/k/a Armada Hoffler, L.P.), as Borrower, AH Realty Trust, Inc. (f/k/a Armada Hoffler Properties, Inc.), as Parent, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the other lender parties thereto that include M&T Bank and PNC Bank, National Association as Documentation Agents, BofA Securities, Inc., M&T Bank, PNC Capital Markets LLC, and TD Securities (USA) LLC, as Joint Lead Arrangers, and BofA Securities, Inc. as Sole Bookrunner, as amended, modified, supplemented, restated and replaced from time to time. “Credit Party” has the meaning set forth in Section 8.19. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by Administrative Agent (rounded upwards, at Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published

PAGE B-10 in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change. “Debtor Relief Law(s)” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Debt Service” means the annual payments of principal and interest that would have been payable under a hypothetical loan, assuming (i) the outstanding principal balance of the Loan as of the Determination Date, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a thirty (30) year amortization period. “Debt Service Coverage Ratio” means the annualized Net Operating Income divided by projected annual Debt Service. Borrower shall submit to Administrative Agent its calculation of the Debt Service Coverage Ratio, together with all information which Administrative Agent may require to enable Administrative Agent to verify such calculation, at the time of any action to be taken under this Agreement or any other Loan Document based upon achieving a certain Debt Service Coverage Ratio. Such calculation shall be subject to Administrative Agent’s review and approval in all respects. “Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default. “Default Rate” means the lesser of (a) the interest at a rate per annum that is three percent (3%) in excess of the rate or rates otherwise in effect under this Agreement or (b) the Maximum Legal Rate. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means, subject to Section 8.13.2, any Lender that (a) has failed to (i) fund all or any portion of its advances within two (2) Business Days of the date such advances were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to advances (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the

PAGE B-11 Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 8.13.2) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower and each Lender promptly following such determination. “Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware. “Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division. “Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time. “Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction. “Determination Date” has the meaning set forth in Exhibit J. “Disqualified Person” means, as of the time this Agreement requires the determination of whether a Person is a Disqualified Person, any Person or any Related Name (as defined below) which: (i) is then or has been in monetary or material non-monetary default under any extension of credit by the Reference Lender (as defined below) or any of its Affiliates with respect to which a formal “event of default” has been declared; (ii) has committed any Bad Act (as defined below); (iii) has commenced, or been a participant in any legal or other adversarial proceeding (including pursuant to a counterclaim or cross-claim), against the Reference Lender; or (iv) has been convicted of or is under indictment for a felony. Notwithstanding anything herein to the contrary, the Reference Lender shall be permitted to waive any fact or circumstance that would cause any Person to be a Disqualified Person, and upon such waiver in writing, such Person shall not constitute a Disqualified Person hereunder. For purposes of this definition: “Bad Act” means, in relation to any Person, (a) the filing by such Person or any Related Name of a petition for relief under any Debtor Relief Law, (b) the filing against such Person or any Related Name of an involuntary proceeding under any Debtor Relief Law if such Person or any Related

PAGE B-12 Name shall have consented to, or colluded with any other Person to cause, the commencement of such proceeding, (c) the making by such Person or any Related Name of a general assignment for the benefit of creditors, other than with respect to a deed-in-lieu or assignment-in-lieu of foreclosure, (d) the application by such Person or any Related Name for appointment of a receiver, trustee, custodian or liquidator of such Person or any Related Name or its property (other than at the request of any credit provider or any of its Affiliates), (e) in connection with any extension of credit made to such Person or any Related Name, by the Reference Lender or any of its Affiliates, (i) any fraud or willful misconduct on the part of such Person or any Related Name, (ii) any material misrepresentation on the part of such Person or any Related Name, (iii) any intentional physical waste of any material portion of the collateral security for any extension of credit made to such Person or any Related Name or, (f) in connection with any extension of credit made to such Person or any Related Name by the Reference Lender or any of its Affiliates that is (or was) secured by real property, (i) the material misappropriation of (y) any insurance or condemnation proceeds or awards or rents received by it in accordance with the terms of the applicable credit documents or (z) any funds from any account pledged to or for the benefit of the credit provider; (ii) a voluntary transfer of the collateral for such extension of credit or a change in control of such Person or any Related Name that was in violation of the applicable credit documents; or (iii) the commission of any acts by such Person or any Related Name in bad faith to hinder, contest or interfere with the exercise of rights or remedies by the credit provider unless no event of default under such credit then existed. “Reference Lender” means PNC Bank or such other Lender as may be appointed from time to time as the successor Administrative Agent. “Related Individual” means, (a) in relation to any Person that is an entity, any member of the entity’s board of directors, board of managers or similar governing body, any senior officer of such entity, and any holder of twenty-five percent (25%) or more of the ownership, beneficial, capital or profits interests in such entity and (b) in relation to any Person described in the foregoing clause (a) who is a natural person, members of such Person’s Family. For these purposes, the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, and (iii) any other natural person who is related to the individual within the second degree. “Related Name” means, in relation to any Person, any Related Individual of such Person, or any Affiliate of such Person or Related Individual, or any Related Individual of such Affiliate (which, for purposes of this definition, shall also include a Person that owns, directly or indirectly, twenty- five percent (25%) or more of the equity interests of the affiliated Person). “Draw Request” means a properly completed and executed application by Borrower to Administrative Agent in the form of Exhibit C-1 (used for disbursement of insurance proceeds or condemnation awards) or Exhibit C-2 (used for disbursement of Reserve Funds), or another format approved by Administrative Agent (including, but not limited to, on an electronic transmission system, or by submission through the Online Banking Portal) setting forth the amount of Loan proceeds desired. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

PAGE B-13 “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed) and rounded upward to the nearest 1/100 of 1% announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement. “Electronic Copy” has the meaning set forth in Section 9.2.2. “Electronic Record” has the meaning set forth in Section 9.2.2. “Electronic Signature” has the meaning set forth in Section 9.2.2. “Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with PNC Bank or any other federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a federally chartered depository institution or trust company acting in its fiduciary capacity is subject to the regulations regarding adversary funds on deposit therein under 12 C.F.R. §9.10(b), and in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 9.4(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 9.4(b)(iii)). “Eligible Institution” means a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A 1+” by S&P, “P 1” by Moody’s and “F 1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A+” by Fitch and S&P and “Aa3” by Moody’s), or such other depository institution or trust company reasonably approved by Administrative Agent from time to time. Notwithstanding the foregoing, PNC Bank shall be an Eligible Institution. “Environmental Agreement” means the Amended and Restated Environmental Indemnification and Release Agreement, dated as of the Closing Date, by and among Borrower, Guarantor and

PAGE B-14 Administrative Agent for the benefit of Lenders and certain other parties, as amended, modified, replaced, restated, extended or renewed from time to time. “Environmental Assessment” means a written report (including all drafts thereof) of an environmental assessment of the Property of such scope as may be requested by Administrative Agent, including the taking of soil borings and air and groundwater samples and other above- and below-ground testing, by an engineering firm acceptable to Administrative Agent and made in accordance with Administrative Agent’s established guidelines. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, as amended, and the rules and regulations promulgated thereunder. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” has the meaning set forth in Section 7.1. “Excess Cash Flow” means, for any calendar month, an amount equal to: (a) actual gross revenues of Borrower for such calendar month attributable to the Property (including, without limitation, all rentals, room charges, service and other fees or charges, license fees, parking fees and other revenues and cash payments of any kind received by the Borrower), less (b) an amount equal to (i) actual operating expenses paid by Borrower during such calendar month and attributable to the Property, as reasonably approved by Administrative Agent (including interest and principal (if any) due with respect to the Loan and provided, that such calculation shall (A) include management fees paid or payable and allocable to such month, but in an amount not to exceed 3.00% of the amount calculated pursuant to clause (a) above for any such month; (B) include any reserves funded pursuant to the terms of the Loan Documents or which are otherwise deemed necessary by Borrower for the operation, maintenance or improvement of the Property and approved by Administrative Agent in its reasonable discretion; (C) include leasing commissions paid by Borrower during such month other than those payable to affiliates of the Borrower; and (D) exclude depreciation, amortization, other non-cash items and any amounts payable to affiliates of the Borrower (other than management fees referenced in clause (b)(i)(A) above)), plus (ii) the pro-rated portion of income taxes (if any) allocable to such calendar month, together with principal and interest paid with respect to the Loan for such calendar month. “Excluded Swap Obligation” means, with respect to any Borrower, any Swap Obligation of another Borrower as to which such Borrower is jointly and severally or otherwise liable pursuant to the terms of this Agreement or any other Loan Document if, and to the extent that, the incurrence of Obligations by such Borrower in respect of such Swap Obligation, or the grant under a Loan Document by such Borrower of a security interest to secure such Swap Obligation (or any guaranty thereof), is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 9.32(h) and any other “keepwell, support or other agreement” for the benefit of such Borrower and any and all guarantees of, or other credit support for, Swap Obligations provided by other Borrowers) at the time such Borrower becomes jointly and severally or otherwise liable with respect to such Swap Obligation or grants a security interest to secure same. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Obligations or security interest becomes illegal.

PAGE B-15 “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an advance of the Loan or a Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in such advance of the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 2.7) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.1(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.1(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA. “Exelon” means Exelon Business Services Company, a Delaware limited liability company. “Exelon Sublease” means that certain Sublease dated as of January 26, 2022, by and between Constellation, as sublessor, and Exelon, as sublessee, as the same may be amended from time to time in accordance with the terms and conditions of this Agreement. “FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. “Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “FEMA” means the Federal Emergency Management Agency or any successor agency. “Financial Statements” means (i) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, cash flow projections, real estate schedules providing details on each individual real property in the reporting party’s portfolio, including, but not limited to raw land, land under development, construction in process and stabilized properties and unless Administrative Agent otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity; and (ii) for each reporting party who is an individual, a balance sheet, statements of amount and sources of contingent liabilities, statements of amounts and sources of recourse debt, sources and uses of cash and liquidity verification and, with respect to other projects (retail, office, land, etc.) in which a reporting party owns a direct or indirect legal or beneficial interest, a schedule setting forth, with respect to each such project, its ownership, value, debt, equity, net operating income, rent roll, debt service, net cash flow, debt recourse and other pertinent financial information, plus such additional information as Administrative Agent may request from time to time, including, but not limited to, Financial Statements for each entity which owns such a project. Notwithstanding the foregoing, the reporting party shall not be required to provide such additional information with respect to one or more other projects in which such reporting party acquires a direct or

PAGE B-16 indirect legal or beneficial interest on or after the date of this Agreement to the extent that the assets, liabilities and contingent liabilities, respectively, associated with such project or projects are equal to or less than five percent (5%) of the reporting party’s total assets, liabilities, and contingent liabilities, respectively, at the time of the request. For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period”. “Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, and (c) the National Flood Insurance Reform Act of 1994, and any regulation promulgated thereto, and any regulation promulgated thereto, each as amended and together with any successor Law of such type. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Daily Simple SOFR or, if no floor is specified, zero. “Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “Garage” means the 747-space parking garage located on floors 1 through 7 of the Improvements, and used by tenants of the Office Unit and the Retail Unit. “Governmental Authority” or “Governmental Authorities” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantor” means AH Realty Trust, LP, a Virginia limited partnership (the “Operating Partnership”) and AH Realty Trust, Inc., a Maryland corporation (the “REIT”), individually or collectively, as the context requires. “Guaranty” means that certain Amended and Restated Guaranty Agreement of even date herewith made by Guarantor in favor of Administrative Agent with regard to the Loan, as further amended, modified, supplemented, restated and replaced from time to time in accordance herewith. “Hedge Bank” means any Person in its capacity as a Swap Counterparty. “Holdings” means Harbor Point Parcel 2 Holdings, LLC, a Delaware limited liability company. “Improvements” means all buildings, structures and replacements thereof and other improvements now or hereafter existing, erected or placed on the Land, including all plant, equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures and/or buildings together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.

PAGE B-17 “Indebtedness” means any and all obligations, indebtedness and liabilities of Borrower that constitute Obligations. “Indemnified Liabilities” has the meaning set forth in Section 9.1.2. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Insurance Premiums” means those premiums due in connection with any insurance policies required to be maintained by Borrower pursuant to any Loan Document. “Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, whether or not such insurance policies are required by Administrative Agent, including interest thereon and all in each case whether now or hereafter existing or arising. “Land” means the real property described in Exhibit A. “Land Condominium Documents” means the Declaration of Condominium for Harbor Point Master Land Condominium dated March 21, 2014 and recorded among the Land Records of Baltimore City, Maryland in Liber FMC No. 16101, Page 424 by Harbor Point Land, LLC and all amendments thereto, the By-laws, the plats and plans and all exhibits, schedules or certification accompanying any of the foregoing and all requisite approvals from Governmental Authorities required to create and operate the condominium in accordance with applicable Laws, each as approved by Administrative Agent pursuant to this Agreement. “Law” or “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. With respect to Borrower and the Property, “Law” or “Laws” includes all Laws pertaining to the construction, sale, leasing or use of the Improvements and to access and facilities for handicapped or disabled persons, including and to the extent applicable, any building codes, the Controlled Substances Act, the Flood Insurance Laws, the Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), the Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973 (29 U.S.C. § 794), each as amended to date and further amended from time to time. “Lease(s)” means all leases, subleases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash, letter of credit or other security for payments and performance of the tenants’ obligations under the Leases, whether such security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of Rent coming due thereunder. Notwithstanding the foregoing, (a) any sublease, license or other occupancy agreement entered into by the tenant under an Approved Lease in accordance with the terms of such Approved Lease (and that does not require landlord consent under the terms of the Approved Lease), shall not require the consent of Administrative Agent or any Lender, and (b) Borrower makes no representation, warranty, or covenant hereunder or under the other Loan Documents regarding any sublease to the extent it is not party to any sublease.

PAGE B-18 “Lease Termination Fee Deposit” has the meaning set forth in Section 1.9.2(b). “Leasing Commissions” means leasing commissions and similar obligations incurred by Borrower in connection with the leasing of the Property. “Leasing Costs” means tenant improvement allowances, tenant relocation costs, turnkey work, demolition, landlord work, space planning and all hard and soft costs associated with preparing the applicable space for tenant occupancy which are not costs of Tenant Improvements or Leasing Commissions. “Leasing Reserve Account” means a sub-account of the Cash Management Account into which the deposits required pursuant to Section 1.9.2 of this Agreement are to be made, being Account # 8591228133. “Lender” or “Lenders” means, singly or collectively, each lender from time to time party to this Agreement. “Lending Office” means, as to any Lender, the office or offices of such Lender described as such on the Schedule of Lenders, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent. “Loan” means the loan by Lenders to Borrower, in the amount of One Hundred Twenty-One Million Eight Hundred Thousand and No/100 Dollars ($121,800,000.00). “Loan Documents” means this Agreement, any Note, the Mortgage, the Environmental Agreement, the Guaranty, the Manager Subordination Agreement, any guaranty, any Swap Contract, and any and all other documents which Borrower, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. “Manager” means, as applicable, (a) with respect to the Office Unit and the Retail Unit, Beatty Management Group, LLC, a Maryland limited liability company, (b) [intentionally omitted], (c) with respect to the Garage, SP Plus Corporation, a Delaware corporation, and (d) any replacement manager for the Property engaged by Borrower in accordance with this Agreement. “Management Agreement” means, as applicable, (a) with respect to the Office Unit and the Retail Unit, that certain Management Services Agreement dated as of January 14, 2022, by and among Office Borrower, Retail Borrower, and Manager, (b) [intentionally omitted], (c) with respect to the Garage, a parking management agreement to be entered into subsequent to the Closing Date, by and between Borrower and Manager, and (d) any replacement management agreement for the Property entered into by one (1) or more Borrower and Manager in accordance with this Agreement. “Manager Subordination Agreement” means, as applicable, (a) with respect to the Office Unit and the Retail Unit, that certain Assignment of Management Agreement and Subordination of Management Agreement and Fees dated as of the Original Closing Date, by and among Administrative Agent (as successor to Bank of America, N.A.), Office Borrower, Retail Borrower and the Manager as of the Closing Date, (b) [intentionally omitted], (c) with respect to the Garage, that certain Assignment of Management Agreement and Subordination of Management Agreement and Fees dated as of the Closing Date, by and among Administrative Agent, Office Borrower, Retail Borrower and the Manager as of the Closing Date, and (d) any replacement manager subordination agreement entered into pursuant to Section 4.4(c) hereof or otherwise, in each case as amended, modified, replaced, restated, extended or renewed from time to time.

PAGE B-19 “Managing Member” means Harbor Point Parcel 2 Holdings LLC, a Delaware limited liability company. “Master Agreement” has the meaning set forth in the definition of “Swap Contract” set forth in this Exhibit. “Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the Property, or the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise, including credit rating) or prospects of Borrower, Guarantor or Borrower, Guarantor and their respective subsidiaries taken as a whole; (b) a material impairment of the ability of any party to the Loan Documents to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any party to the Loan Documents of any Loan Document to which it is a party. “Material Condemnation” means a Condemnation (a) of any portion of the Property unless the portion so taken constitutes less than ten percent (10%) of the Land, such land is located along the perimeter or periphery of the Land and no portion of the Improvements is located on such land, or (b) of such portion of the Property, or any Unit, which when so taken would, in Administrative Agent’s reasonable determination, leave remaining a balance of the Property or such Unit which, due to the amount and/or nature of the area so taken and/or the location of the area taken in relation to the area not so taken, would not, under economic conditions, applicable zoning laws, building regulations and the requirements of this Agreement, the Leases and the Permitted Encumbrances permit the Restoration of the Property or such Unit. “Maturity Date” means October 28, 2029, as it may be earlier accelerated in accordance with the terms hereof. “Maximum Legal Rate” means the highest rate of interest that lenders may charge borrowers under applicable Law. “Minimum Retail Lease Rate” means the following rate per square foot on a “triple-net” basis, for the applicable retail space at the Property: Retail Space Minimum Retail Lease Rate Retail – Front Facing $36.00 Retail – Side Facing $27.00 Retail - Small $54.00 “Mortgage” means the Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement, dated as of even date herewith, and recorded or to be recorded in the Land Records of Baltimore City, Maryland (the “Land Records”), by Borrower and Holdings in favor of Administrative Agent for the benefit of the Lenders, securing repayment of the Indebtedness and Borrower’s performance of its other obligations to Administrative Agent and Lenders under the Loan Documents, as amended, modified, supplemented, restated, replaced, extended or renewed from time to time.

PAGE B-20 “Net Casualty Proceeds” means the amount of all Insurance Proceeds payable because of Casualty sustained to any part of the Property, after deduction for all out-of-pocket expenses incurred by Administrative Agent (including the fees of any insurance consultant or adjuster and reasonable attorneys’ fees) in connection with a Casualty and seeking and obtaining any Insurance Proceeds. “Net Disposition Proceeds” has the meaning set forth in Section 8.10(e). “Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting actual Operating Expenses from Actual Operating Revenue. “Net Restoration Award” means the amount of any Condemnation Award, after deduction of the actual costs and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements), if any, incurred in collecting the same. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.8 and (b) has been approved by the Required Lenders. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Note” means, individually and collectively, one (1) or more certain Deed of Trust Notes each dated as of the Closing Date executed by Borrower and payable to the order of each Lender in the amount of each Lender’s Commitment and collectively in the maximum principal amount of the Loan, substantially in the form of Exhibit G, together with all replacements and substitutes thereof, in each case, as amended, modified, replaced, restated, extended or renewed from time to time. “Obligations” means all liabilities, obligations, covenants and duties of, Borrower arising under or otherwise with respect to any Loan Document or any Swap Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any other party to a Loan Document or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Office Borrower” means Harbor Point Parcel 2 – Office, LLC, a Delaware limited liability company. “Office Unit” means the “Office Unit” established pursuant to the Commercial Condominium Documents, together with all appurtenant interests thereto in common elements, all as more particularly described in the Commercial Condominium Documents. “Official Body” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards

PAGE B-21 Board, the Bank for International Settlements or Basel or any successor or similar authority to any of the foregoing). “Online Banking Portal” means any online banking portal and/or electronic transmission system as shall be made available by Administrative Agent for use by Borrower to conduct Online Facility Transactions in connection with the terms of this Agreement and the applicable Online Portal Agreements. “Online Portal Agreements” means all applicable treasury services agreements, terms and conditions (including any booklet with respect thereto), acceptance of services, cash management agreements and terms and conditions (including any booklet with respect thereto), supplements, addenda, amendments, setup and authorization forms, and/or any other documentation which Borrower is required to execute or agree to with respect to the use of, and conducting of any Online Facility Transactions on, the Online Banking Portal from time to time (including any of the foregoing agreed to or accepted by an Authorized Portal User in a “clickwrap” or “clickthrough” agreement on any such Online Banking Portal), and any and all amendments, restatements and modifications thereto. “Online Facility Transactions” means any transactions that Authorized Portal Users may execute on the Online Banking Portal, including but not limited to: (a) electronically view Borrower’s Loan information, (b) to upload documentation; and (c) to take any actions allowed under the Online Banking Portal based on the terms of the Online Portal Agreements, which may include, but not be limited to, making payments on the Loan, submitting Draw Requests, submitting rollover notices (if applicable), and any other actions which may be allowed under the Online Banking Portal at any time in the future, all in accordance with the terms of this Agreement and the Online Portal Agreements executed by Borrower. “Operating Expenses” means the greatest of (a) pro forma annualized operating expenses set forth in the Appraisal approved by Administrative Agent in connection with the Loan closing (i.e. for any Determination Date (i) prior to April 1, 2028, $11,060,468.00 per year, (ii) after April 1, 2028, but before April 1, 2029, $11,407,070.00 per year, and (iii) after April 1, 2029, $11,750,114.00 per year), (b) actual expenses paid or payable of whatever kind relating to the ownership, operation, maintenance or management of the Property during the Calculation Period, computed on an annualized basis in accordance with generally accepted accounting principles (including proration of real estate Taxes and Insurance Premiums), and (c) actual expenses paid or payable of whatever kind relating to the ownership, operation, maintenance or management of the Property during the twelve (12) month period immediately preceding the Determination Date. Operating Expenses will be adjusted to account for: (i) management fees equal to the greater of 3.00% of Actual Operating Revenue or the management fees actually paid under any management agreement, (ii) [intentionally omitted], (iii) Replacement Reserve required pursuant to Section 1.9 of this Agreement, and (iv) a vacancy factor equal to the greater of actual vacancy or five percent (5%) for the Office Unit and ten percent (10%) for the Retail Unit and parking. Operating Expenses specifically exclude depreciation and amortization, income Taxes, debt service on the Loan, and any item of expense that would otherwise be covered by the provisions hereof but which is paid by any tenant under such tenant’s Lease or other agreement provided such reimbursement by tenant is not included in the calculation of Actual Operating Revenue. Operating Expenses shall be subject to appropriate seasonal and other adjustments in Administrative Agent’s reasonable discretion. “OREO Property Manager” has the meaning specified in Section 8.10(b). “Original Closing Date” means January 14, 2022. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its

PAGE B-22 obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in the Loan or any Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from a receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 9.11). “Overnight Bank Funding Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate shall be determined by Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to Borrower. “Owners” means a member, partner, shareholder or other equity owner of a Person, including a holder of preferred equity. “PACE Financing” means any property assessed clean energy financing or similar energy efficiency or renewable energy financing repaid through assessments against property (without regard to the name given to such financing). “Parking Easement” means the Amended and Restated Parking Easement Agreement dated October 2019, by and among Harbor Point Parcel 2 – Office, LLC, Harbor Point Parcel 2 – Retail, LLC, Harbor Point Parcel 2 – Residential, LLC, Harbor Point Parcel 2 – Transfer Station, LLC, Harbor Point Garage, LLC, Harbor Point Parcel 1 Holdings, LLC, Harbor Point Parcel 3 Holdings, LLC and Harbor Point Open Space Corp. and recorded among the land records of Baltimore City, Maryland in Book 21538, Page 479, as amended and restated by that certain Second Amendment and Restated Easement Agreement (Harbor Point) dated January 14, 2022, by and among Harbor Point Parcel 2 – Office, LLC, Harbor Point Parcel 2 – Retail, LLC, Harbor Point Parcel 2 – Residential, LLC, Harbor Point Parcel 2 – Transfer Station, LLC, Harbor Point Garage, LLC, Harbor Point Parcel 1 Holdings, LLC, Harbor Point Parcel 3 Development, LLC, Harbor Point Open Space Corp. and Harbor Point Parcel 4 Development, LLC, recorded among the land records of Baltimore City, Maryland in Book 24275, Page 5. “Participant” has the meaning specified in Section 9.4(d). “Participant Register” has the meaning specified in Section 9.4(d). “PATRIOT Act” has the meaning specified in Section 9.21. “Payments” has the meaning set forth in Section 8.11.

PAGE B-23 “Permitted Debt” means (a) sums owed by Borrower from time to time under any Swap Contract and (b) unsecured trade payables incurred by Borrower in the ordinary course of operating the Property which (i) do not exceed, at any time, $250,000.00, and (ii) are paid within thirty (30) days of the date incurred. “Permitted Encumbrances” means the encumbrances set forth in Exhibit L. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plans and Specifications” means any and all plans and specifications prepared in connection with the construction of any Improvements and approved in writing by Administrative Agent, as the same may from time to time be amended with the prior written approval of Administrative Agent. “Platform” has the meaning set forth in Section 9.2.6(b). “PNC Bank” means PNC Bank, National Association, a national banking association. “Principal Debt” means the aggregate unpaid principal balance of the Loan at the time in question. “Principal Office” means the main banking office of Administrative Agent in Pittsburgh, Pennsylvania, or such other office designated by Administrative Agent. “Prohibited Person” means any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority, (c) any individual or entity that is owned or Controlled by, acting on behalf of, or an Affiliate of, an individual or entity listed in the previous clause (a) or (b), or (d) located, organized or resident in a Designated Jurisdiction. “Property” means the Units, the Improvements and all other property constituting the “Property,” as described and defined in the Mortgage, or subject to a right, lien or security interest to secure the Indebtedness and Obligations pursuant to any other Loan Document. “Property Condition Report” means that certain Property Condition Report – Mortgage Financing, Constellation Tower, 1310 Point Street, Baltimore, MD 21231, dated September 30 2026, prepared by CBRE, Inc. (CBRE Project No. CB26US098197-1). “Property Schedules” means any one or combination of the following, as reasonably determined by Administrative Agent based on (x) the Property type and (y) whether the Improvements have been placed in operation: property operating statements, rent rolls, leasing status reports (including tenants’ names, occupied tenant space, Lease terms, Rents, vacant space and proposed Rents), sales reports, inventory reports, capital and operating budgets. “Pro Rata Share” means, with respect to each Lender at any time, a fraction expressed as a percentage, the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time or, if the Aggregate Commitments have been terminated, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the total outstanding amount of all Indebtedness held by such Lender at such time and the denominator of which is the total outstanding amount of all Indebtedness at such time.

PAGE B-24 The initial Pro Rata Share of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the Schedule of Lenders. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” has the meaning set forth in Section 9.2.6(b). “Purchase Offer” has the meaning set forth in Section 8.10(e). “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning set forth in Section 9.23. “REA” means, separately and collectively, (a) that certain Easement and Cost Sharing Agreement dated March 21, 2014 by and among Harbor Point Parcel 1 Holdings, LLC, Borrower (as successor to Harbor Point Parcel 2 Holdings, LLC), Harbor Point Parcel 3 Holdings, LLC, Harbor Point Parcel 4 Holdings, LLC, Harbor Point Garage, LLC, Harbor Point Open Space Corp., Block Street Apartments, LLC and Wills Street Pier, LLC as recorded in Liber 16123, page 482, as amended by that certain First Amendment to Easement and Cost Sharing Agreement dated January 3, 2018 and recorded among the Land Records of Baltimore, Maryland at Book LGA 19817, page 475, and (b) that certain Declaration of Easements, Covenants, Restrictions and Agreements (Harbor Point Parcel 2 Commercial Condominium) dated October 21, 2019, and recorded on October 29, 2019 at 3:08 pm, among the Land Records of Baltimore City, Maryland in Book 21538, page 336, by Harbor Point Parcel 2-Office, LLC, a Delaware limited liability company, Harbor Point Parcel 2-Residential, LLC, a Delaware limited liability company, Harbor Point Parcel 2-Retail, LLC, a Delaware limited liability company and Harbor Point Parcel 2- Transfer Station, LLC, a Delaware limited liability company, as amended by First Amendment to Declaration of Easements, Covenants, Restrictions and Agreements dated May 20, 2026, and recorded among the Land Records of Baltimore City, Maryland in Book 29107, Page 497. “Real Property Taxes” mean taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, as the same become due and payable, including all taxes assessed against the Property or any part thereof. “Recipient” means Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower or any Guarantor hereunder. “REIT” has the meaning set forth in the definition of “Guarantor”. “Register” has the meaning set forth in Section 9.4(c). “Related Party” or “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates. “Release Condition” and “Release Conditions” have the meanings set forth in Section 4.8(e)(i). “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of

PAGE B-25 Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto. “Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property or any part thereof, or arising from the use or enjoyment of the Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Property or any part thereof. “Replacement Note” has the meaning specified in Section 9.4(b). “Replacement Reserve Account” means a sub-account of the Cash Management Account into which the deposits required pursuant to Section 1.9.1(a) are to be made, being Account # 8591228141. “Replacement Reserve Funds” means all funds from time to time on deposit in the Replacement Reserve Account. “Replacement Reserve Monthly Deposit” has the meaning set forth in Section 1.9.1(a). “Replacements” means the replacements and capital improvements required for the maintenance, repair, and restoration of the Property in the ordinary course of business. “Required Lenders” means as of any date of determination at least two (2) Lenders having at least 66-2/3% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated, at least two Lenders holding in the aggregate at least 66-2/3% of the total outstanding amount of all Indebtedness; provided that the Commitment of, and the portion of the total outstanding amount of all Indebtedness held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders. At any time that there is only one (1) Lender, then “Required Lenders” shall mean such Lender. At any time that there are only two (2) Lenders, then, subject to the following sentence, “Required Lenders” shall mean each such Lender. At any time that all but one (1) of the Lenders are Defaulting Lenders, then “Required Lenders” shall mean the non-Defaulting Lender. “Requirements” means, collectively, all orders, restrictions and requirements of, and all agreements with and commitments to, any Governmental Authority, including any utility district or similar authority, having jurisdiction over the Property, including all laws, ordinances and resolutions relating to zoning, land use, building, health and environmental requirements, all subdivision and platting requirements, all recorded covenants and restrictions affecting the Property, sound building and engineering practices, and any similar order, ordinance, resolution or requirement, whether or not having the force of law. “Rescindable Amount” has the meaning set forth in Section 1.7(b). “Reserve Accounts” means, collectively, the Replacement Reserve Account and the Leasing Reserve Account. “Reserve Funds” means, collectively, Replacement Reserve Funds and the Leasing Reserve Funds. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restoration” means in case of a Casualty or a Condemnation, the restoration, replacement or rebuilding of the portion of the Property affected by the Casualty or Condemnation substantially in

PAGE B-26 accordance with plans and specifications approved by Administrative Agent such that when such restoration, replacement or rebuilding is completed, the Property shall have been restored, in the case of any Casualty, substantially to the same character and condition as prior to such Casualty, and in the case of any Condemnation, to an integral unit as substantially similar as possible, taking into account the extent of the Condemnation, to the character and condition of the Property prior to such Condemnation and otherwise in accordance with this Agreement, all Laws, the Leases and the Requirements, including the Condominium Documents. In any case, Restoration shall (a) provide substantially the same (but in no case less than what is required by Law, the Leases and the Requirements, including the Condominium Documents) amount and type of, and rights with respect to, utilities and parking spaces applicable to the Property as existed prior to such Casualty or Condemnation, (b) provide sufficient (in Administrative Agent’s reasonable determination) access across and over the Property to the public roads and highways, and (c) be such that the loan-to-value ratio of the Property, as determined by an appraisal at Borrower’s expense in form and substance acceptable to Administrative Agent performed by an appraiser acceptable to Administrative Agent, as of the date that the Restoration is complete, together with the amount of any net proceeds or Net Restoration Award received by Administrative Agent and applied in repayment of the Principal Debt, shall be equal to or less than the loan-to-value ratio immediately prior to such Casualty or Condemnation, as reasonably determined by Administrative Agent. “Retail Borrower” means Harbor Point Parcel 2 – Retail, LLC, a Delaware limited liability company. “Retail Unit” means the “Retail Unit” established pursuant to the Commercial Condominium Documents, together with all appurtenant interests thereto in common elements, all as more particularly described in the Commercial Condominium Documents. “Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority. “Schedule of Lenders” means the schedule of Lenders party to this Agreement as set forth on Exhibit H, as it may be modified from time to time in accordance with this Agreement. “Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit T. “SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%). “Special Flood Hazard Area” means an area identified as such by the Administrator of FEMA using FEMA’s Flood Insurance Rate Map or FEMA’s Flood Hazard Boundary Map. “Supported QFC” has the meaning set forth in Section 9.23. “Survey” means a map or plat of survey of the Land which conforms with Administrative Agent’s survey requirements set forth on Exhibit S or as otherwise approved by Administrative Agent in its sole discretion.

PAGE B-27 “Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any agreement or contract that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act and CFTC Regulation 1.3(xxx), any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., and any other master agreement, entered into on or prior to the Closing Date or any time after the Closing Date, between Swap Counterparty and Borrower (or its Affiliate), together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time. “Swap Counterparty” means any Person in its capacity as a party to a Swap Contract that, at the time it enters into a Swap Contract not prohibited under this Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Swap Contract with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Swap Counterparty only through the stated termination date (without extension or renewal) of such Swap Contract and provided, further, that for any of the foregoing to be included as a “Swap Contract” on any date of determination by Administrative Agent, the applicable Hedge Bank (other than Administrative Agent or an Affiliate of Administrative Agent) must have delivered a Secured Party Designation Notice to Administrative Agent prior to such date of determination. “Swap Obligation” means any obligation to pay or perform under any Swap Contract, or any other agreement, contract or transaction entered into in connection with a Swap Transaction. “Swap Transaction” means any transaction that is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, spot or floor transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to the Closing Date or any time after the Closing Date between Swap Counterparty and Borrower (or its Affiliate) so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by the Mortgage in connection with the Loan. “Sweep Date” has the meaning set forth in Exhibit J. “Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Tenant Improvements” means the construction and related work to be undertaken by Borrower pursuant to any Lease as tenant improvements. “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time). “Title Company” means Stewart Title Guaranty Company. “Title Insurance” means the loan policy or policies of title insurance issued to Administrative Agent for the benefit of Lenders by the Title Company, in an amount equal to the maximum principal amount of

PAGE B-28 the Loan, insuring the validity and priority of the Mortgage encumbering the Land and Improvements for the benefit of Administrative Agent and Lenders, as further described in Exhibit C hereto. “Title Insurance Report” means an update of the Title Insurance in a form and substance satisfactory to Administrative Agent. “Transaction Administration Letter” means a certificate provided by or on behalf of Borrower in the form attached hereto as Exhibit Q, or such other form acceptable to Administrative Agent, designating certain Authorized Persons and Authorized Signers as set forth therein. “Transfer” has the meaning set forth in Section 5.5(a). “Transfer Station Borrower” means Harbor Point Parcel 2 – Transfer Station, LLC, a Delaware limited liability company. “Transfer Station Lease” means that certain Lease and Agreement Regarding Transfer Station (Lease II), dated as of February 10, 2017, but effective as of June 16, 2016, by and between Transfer Station Borrower (as successor in interest to Holdings), as landlord, and Honeywell International, Inc., a Delaware corporation, as tenant, with respect to the Transfer Station Unit. “Transfer Station Unit” means the “Transfer Station Unit” established pursuant to the Commercial Condominium Documents, together with all appurtenant interests thereto in common elements, all as more particularly described in the Commercial Condominium Documents. “Trigger Event” means the occurrence of one or more of the following: (a) the Debt Service Coverage Ratio is less than 1.20 to 1.00 as of any Determination Date, (b) Constellation loses its investment grade credit rating from S&P or Moody’s, or (c) Constellation is no longer occupying any portion of its leased premises and the entire leased premises goes dark. For the purpose of the foregoing, “dark” shall mean that neither Constellation nor any permitted assignee, subtenant or other occupant claiming by, through, or under Constellation in accordance with the terms of this Agreement is occupying any portion of the Office Unit for a period of more than thirty (30) consecutive days; provided that any cessation of operations (a) because of a fire or other casualty, or a taking by condemnation, (b) in connection with a change of occupant pursuant to an Approved Office Lease or sublease permitted by this Agreement, (c) in connection with a remodeling, or (d) because of a force majeure, shall not constitute going “dark”. “Trigger Period” means any period commencing upon the occurrence of a Trigger Event and ending on a Cash Sweep Termination Date. “UCC” means the Uniform Commercial Code as in effect in the State of Maryland; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Maryland, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

PAGE B-29 “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unit” means the Office Unit, the Retail Unit, and/or the Transfer Station Unit, as applicable. “U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regimes” has the meaning set forth in Section 9.23. “U.S. Tax Compliance Certificate” has the meaning specified in Section 2.1(e)(ii)(B)(III). “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 2. FINANCIAL STATEMENTS AND COMPLIANCE CERTIFICATE. Borrower shall provide or cause to be provided to Administrative Agent with a copy for each Lender all of the following: (a) For Borrower: (i) annual Financial Statements, including a balance sheet, income statement, statement of cash flow, schedule of contingent liabilities and associated footnotes, within one hundred twenty (120) days after each fiscal year end (commencing with the fiscal year ended December 31, 2026); (ii) quarterly rent rolls and operating statements for the Property, as applicable, effective as of the end of the applicable quarter, but provided within forty-five (45) days after each quarter ending on each March 31, June 30, September 30 and December 31 (commencing with the fiscal quarter ended September 30, 2026); (iii) commencing on December 31, 2026, semi-annually on June 30th and December 31st of each year (and on March 31st and September 30th during a Trigger Period under clause (a) of the definition thereof), a compliance certificate evidencing compliance with the financial covenants set forth on Exhibit J in the form attached hereto as Exhibit D-1, effective as of the end of the applicable period but provided within forty-five (45) days after the applicable June 30th and December 31st dates (and on March 31st and September 30th during a Trigger Period under clause (a) of the definition thereof); and

PAGE B-30 (iv) commencing on December 31, 2026, quarterly on March 31st, June 30th, September 30th and December 31st of each year, a certification of Borrower that no Constellation Lease Cross Default has occurred and is continuing, and that Constellation remains in occupancy of all or a portion of their space under the Constellation Lease, in the form attached hereto as Exhibit D-2, effective as of the end of the applicable quarter but provided within forty-five (45) days after the applicable March 31st, June 30th, September 30th and December 31st date(s). (b) For the Operating Partnership and REIT: (i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of REIT (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (after giving effect to any extension permitted by the SEC, but in no event more than one hundred twenty (120) days after the end of each fiscal year of REIT)) (commencing with the fiscal year ended December 31, 2026), a consolidated and consolidating balance sheet of REIT as at the end of such fiscal year (including consolidating financial information with respect to Operating Partnership), and the related consolidated and consolidating statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of REIT to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of REIT; (ii) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of REIT (or, if earlier, five (5) days after the date required to be filed with the SEC (after giving effect to any extension permitted by the SEC, but in no event more than seventy-five (75) days after the end of each such fiscal quarter of REIT)) (commencing with the fiscal quarter ended September 30, 2026), a consolidated and consolidating balance sheet of REIT as at the end of such fiscal quarter (including consolidating financial information with respect to Operating Partnership), the related consolidated and consolidating statements of income or operations for such fiscal quarter and for the portion of REIT’s fiscal year then ended, and the related consolidated and consolidating statements of changes in shareholders’ equity, and cash flows for the portion of REIT’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of REIT as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of REIT and Borrower in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of REIT to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of REIT; and

PAGE B-31 (iii) commencing on December 31, 2026, as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of REIT, a duly completed compliance certificate signed by the chief executive officer, chief financial officer, treasurer or controller of REIT (which delivery may, unless Administrative Agent requests executed originals, be by electronic communication including email and shall be deemed to be an original authentic counterpart thereof for all purposes), in form and substance satisfactory to Administrative Agent, certifying Guarantor’s compliance with the Financial Covenants set forth in the Guaranty. Notwithstanding the foregoing, provided that the REIT is a public company (and the general partner of Operating Partnership), delivery of the Financial Statements required pursuant to Sections 2(b)(i) and (ii) above shall be deemed satisfied by the public disclosure of the financials of the Guarantors as and when required by the Securities Exchange Commission (“SEC”) in quarterly 10-Q and annual 10-K filings. In the event Guarantors no longer file 10-Q and 10-K filings with the SEC, then Guarantors shall comply with the reporting requirements set forth in Sections 2(b)(i) and (ii) above. (c) Intentionally Omitted. (d) From time to time promptly after Administrative Agent’s request, such additional information, reports and statements respecting Borrower, Guarantor, the Property and the Improvements, or the business operations and financial condition of each reporting party, as Administrative Agent may reasonably request, including, but not limited to copies of filed federal income tax returns and any extensions thereof for Borrower (to the extent it files separately), annual budgets and forecasts for the Borrower/Property and Guarantors (but same shall not be required to be delivered for any fiscal year sooner than forty-five (45) days after the end of the immediately prior fiscal year), and monthly income statements, monthly rent rolls, and monthly leasing status reports. All Financial Statements shall be in form and detail reasonably satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Administrative Agent to certify that the Financial Statements are furnished to Administrative Agent in connection with the extension of credit by Lenders and constitute a true and correct statement of the reporting party’s financial position in all material respects. All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a representative of the reporting party reasonably satisfactory to Administrative Agent. All Financial Statements for a reporting party who is an individual shall be on Administrative Agent’s then-current personal financial statement form or in another form reasonably satisfactory to Administrative Agent. All fiscal year-end Financial Statements of Borrower shall be company prepared or compiled in a form otherwise reasonably acceptable to Administrative Agent. Borrower will keep and maintain full and accurate books and records administered in accordance with sound accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. Borrower will keep and maintain its books and records, including recorded data of any kind and regardless of the medium of recording, at the address of Borrower set forth for notices under this Agreement. Borrower shall permit Administrative Agent, or any Person authorized by Administrative Agent, to inspect and examine such books and records (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom at all reasonable times and as often as may be requested by Administrative Agent. Borrower shall provide, upon Administrative Agent’s request, convenient facilities for the audit and verification of any such statement.

PAGE E-1 EXHIBIT E LEASING AND TENANT MATTERS Borrower and Lenders agree as follows: 1. Approved Leases. Borrower shall not enter into any Lease in the Improvements other than an Approved Lease. Changes to Borrower’s standard form of Lease must be approved in writing by Administrative Agent. Borrower shall provide to Administrative Agent a correct and complete copy of each Lease, including any exhibits, and each guaranty thereof (if any), prior to execution unless the Lease in question meets the requirements for “deemed” approval by Administrative Agent set forth in the definitions of “Approved Office Lease” or “Approved Retail Lease”, as applicable. Borrower shall, throughout the term of this Agreement, pay all reasonable costs incurred by Administrative Agent in connection with Administrative Agent’s review and approval of Leases and each guaranty thereof (if any), and also in connection with Administrative Agent’s negotiation of subordination agreements and subordination, non-disturbance and attornment agreements with commercial tenants leasing in excess of 25,000 square feet, including reasonable attorneys’ fees and costs. 2. Effect of Lease Approval. No approval of any Lease by Administrative Agent shall be for any purpose other than to protect Lenders’ security and to preserve Lenders’ rights under the Loan Documents. No approval by Administrative Agent shall result in a waiver of any Event of Default. In no event shall any approval by Administrative Agent of a Lease be a representation of any kind, with regard to the Lease or its adequacy or enforceability, or the financial capacity of any tenant or guarantor. 3. Representations and Covenants Concerning Leases. (a) Borrower agrees that (i) Borrower will observe and perform in all material respects all of the obligations imposed upon the landlord in the Leases and will not do or permit to be done anything to impair the security thereof; (ii) Borrower will use its commercially reasonable efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every material obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at Borrower’s sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases; (iii) [intentionally omitted]; (iv) except as stated in the Leases, Borrower has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (v) Borrower will not, with respect to any Commercial Lease, without the prior written consent of Administrative Agent (or all Lenders in accordance with Section 9.8(k)), waive, release, discount, set off, compromise, reduce or defer any Rent, receive or collect Rents more than one (1) month in advance, grant any rent-free period to any tenant, reduce any Lease term or waive, release or otherwise modify any other material obligation under any Lease, renew or extend any Lease except in accordance with a right of the tenant thereto in such Lease, approve or consent to an assignment of a Lease or a subletting of any part of the premises covered by a Lease (if landlord consent is required by such Lease), or settle or compromise any claim against a tenant under a Lease in bankruptcy or otherwise; (vi) Borrower will not, with respect to any Commercial Lease, without the prior written consent of Administrative Agent (or all Lenders in accordance with Section 9.8(k)), terminate or consent to the cancellation or surrender of any Lease having an unexpired term of one (1) year or more unless promptly after the cancellation or surrender a new Lease of such premises is made pursuant to an Approved Office Lease or Approved Retail Lease, as applicable (provided, however, Borrower shall not be entitled to replace the Constellation Lease without the prior written consent of all Lenders); (vii) Borrower will not execute any Lease except in accordance with the Loan Documents and for actual occupancy by the tenant thereunder; and (viii) Borrower shall give prompt notice to Administrative Agent, as soon as Borrower first obtains written notice of any claim, or the commencement of any action, by any tenant or subtenant under or with respect to a Lease regarding any claimed damage, default, diminution of or offset against Rent, cancellation of the Lease, or constructive eviction, and Borrower shall defend, at Borrower’s expense, any

PAGE E-2 proceeding pertaining to any Lease, including, if Administrative Agent so requests, any such proceeding to which Administrative Agent is a party. Borrower further covenants that Borrower will not itself or, to its knowledge, permit a tenant under any Lease of space in the Improvements to violate any Laws affecting the Property, including the Controlled Substances Act, or which could otherwise result in the occurrence of an Event of Default under Section 7.1(o), including the commencement of any proceedings under the Civil Asset Forfeiture Reform Act. (b) Borrower agrees that (i) there shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the applicable Unit without the prior written consent and express written agreement of Administrative Agent; and (ii) Administrative Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of the Mortgage to any Lease, without joinder or consent of, or notice to, Borrower, any tenant or any other Person. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lien mortgagee; and nothing herein shall be construed as subordinating the Mortgage to any Lease. 4. Estoppel Certificates. All new Leases shall require the tenant to execute and deliver to Administrative Agent an estoppel certificate in form and substance acceptable to Administrative Agent within ten (10) Business Days after written request from Administrative Agent. 5. Delivery of Leasing Information and Documents. From time to time upon Administrative Agent’s request, Borrower shall promptly deliver to Administrative Agent, (a) complete executed copies of each Lease, including any exhibits thereto and each guaranty thereof (if any), if not previously delivered to Administrative Agent, (b) a complete rent roll of the Property in such detail as Administrative Agent may reasonably require, together with such leasing schedules and reports as Administrative Agent may reasonably require, (c) any and all financial statements of the tenants, subtenants and Lease guarantors (if any) to the extent available to Borrower, (d) such other information regarding tenants and prospective tenants and other leasing information as Administrative Agent may reasonably request, and (e) such estoppel certificates and subordination agreements and/or subordination, non-disturbance and attornment agreements executed by such tenants under Commercial Leases of 25,000 square feet or more and the guarantors under such Commercial Leases, if any, in such forms as Administrative Agent may require. 6. Compliance and Default. Borrower shall promptly notify Administrative Agent in writing if it becomes aware of any failure by any Person to perform any material obligation under any Commercial Lease, any event or condition which would permit a tenant to terminate or cancel a Lease, or any written notice given by a tenant with respect to the foregoing, specifying in each case the action Borrower has taken or will take with respect thereto. 7. Constellation Lease. Without limiting Section 3 above, Borrower shall not enter into any modification of the Constellation Lease without the prior written consent of Required Lenders; provided, however, any partial termination or contraction of space under the Constellation Lease (including any sublease to the extent Constellation is released from any liability under the Constellation Lease) shall require the prior written consent of all Lenders. Borrower shall not consent to any sublease of the space leased to Constellation under the Constellation Lease (to the extent Borrower has such consent right under the Constellation Lease) without the prior consent of Administrative Agent (or all Lenders to the extent Constellation is released from any liability under the Constellation Lease). 8. Tenant Security Deposits. Borrower shall at all times during the term of the Loan deposit and maintain all security deposits delivered to Borrower from tenants under Leases in an account with PNC Bank.

PAGE F-1 EXHIBIT F ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between _________________ (the “Assignor”) and ____________________ (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including Guaranties), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity, related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: ______________________________ [Assignor [is] [is not] a Defaulting Lender] 2. Assignee: ______________________________ [, an Affiliate/Approved Fund of _____________] 3. Borrower(s): ______________________________ 4. Administrative Agent: ______________________, as the administrative agent under the Loan Agreement 5. Loan Agreement: The Amended and Restated Term Loan Agreement, dated as of October ____, 2026, by and among Borrower(s), the Lenders parties thereto, [and] Administrative Agent[, and the other parties thereto] 6. Assigned Interest:

PAGE F-2 Aggregate Amount of Commitment/Loans for all Lenders Amount of Commitment/Loans Assigned Percentage Assigned of Commitment/Loans $________________ $________________ ______________% Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR: ______________________________ By:__________________________________________ [Type name of signatory] [Type title of signatory] ASSIGNEE: ______________________________ By:__________________________________________ [Type name of signatory] [Type title of signatory] [Consented to and] Accepted: PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent By: _________________________________ [Type name of signatory] [Type title of signatory] [Consented to:] __________________________________________ By: _________________________________ [Type name of signatory] [Type title of signatory]

PAGE F-3 ANNEX 1 TO ASSIGNMENT AND ASSUMPTION STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any collateral thereunder, (iii) the financial condition of Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. (a) The Assignee represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement; (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to such consents, if any, as may be required under the Loan Agreement); (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type; (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest; (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest; and

PAGE F-4 (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee. (b) The Assignee agrees that: (i) it will, independently and without reliance upon Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. (c) The Assignee (x) represents and warrants, as of the Effective Date, to, and (y) covenants, from the Effective Date to the date such Person ceases being a Lender party to the Loan Agreement, for the benefit of, the Assignor, Administrative Agent and Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any Guarantor, that at least one of the following is and will be true: (i) the Assignee is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loan or the Commitments; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to the Assignee’s entrance into, participation in, administration of and performance of the Loan the Commitments and the Loan Agreement and acquisition and holding of the Assigned Interest; (iii) (A) the Assignee is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of the Assignee to enter into, participate in, administer and perform the Loan, the Commitments and the Loan Agreement and acquire and hold the Assigned Interest, (C) the entrance into, participation in, administration of and performance of the Loan, the Commitments and the Loan Agreement and the acquisition and holding of the Assigned Interest satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of the Assignee, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to the Assignee’s entrance into, participation in, administration of and performance of the Loan, the Commitments and the Loan Agreement and acquisition and holding of the Assigned Interest; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Assignor, in its sole discretion, Administrative Agent, in its sole discretion, and the Assignee. (d) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (c) is true with respect to the Assignee or (2) the Assignee has provided another representation, warranty and

PAGE F-5 covenant in accordance with sub-clause (iv) in the immediately preceding clause (c), the Assignee further (x) represents and warrants, as of the Effective Date, to, and (y) covenants, from the Effective Date to the date such Person ceases being a Lender party to the Loan Agreement, for the benefit of, the Assignor, Administrative Agent and Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any Guarantor, that none of the Assignor, Administrative Agent or Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of the Assignee involved in the Loan, the Commitments or the Loan Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under the Loan Agreement, any Loan Document or any documents related thereto). 1.3 Assignee’s Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee. 2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the Commonwealth of Virginia.

PAGE F-6 SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION ADMINISTRATIVE DETAILS (Assignee to list names of credit contacts, addresses, phone numbers, electronic mail addresses and account and payment information) (a) SOFR Lending Office: Assignee name: Address: Attention: Telephone: ( ) Electronic Mail: (b) Domestic Lending Office: Assignee name: Address: Attention: Telephone: ( ) Electronic Mail: (c) Notice Address: Assignee name: Address: Attention: Telephone: ( ) Electronic Mail: (d) Payment Instructions: Account No. Attention: Reference:

PAGE G-1 EXHIBIT G DEED OF TRUST NOTE $______________________ ____________________ FOR VALUE RECEIVED, HARBOR POINT PARCEL 2 – OFFICE, LLC, HARBOR POINT PARCEL 2 – RETAIL, LLC, and HARBOR POINT PARCEL 2 – TRANSFER STATION, LLC, each a Delaware limited liability company (separately and collectively, jointly and severally, “Borrower”), hereby promises to pay to the order of _____________________ as a “Lender” under that certain Amended and Restated Term Loan Agreement (as the same may be amended or modified from time to time, the “Loan Agreement”), dated as of [October ____, 2026] [the date hereof] among Borrower, certain lenders, and PNC Bank, National Association, a national banking association, as Administrative Agent (together with any and all of its successors and assigns in such capacity, “Administrative Agent”), without offset, in immediately available funds in lawful money of the United States of America, at the Administrative Agent’s Office as defined in the Loan Agreement, the principal sum of _______________________________________ DOLLARS ($_______________________) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. 1. Note; Interest; Payment Schedule. This Promissory Note (as may be amended, modified, supplemented, restated and replaced from time to time, this “Note”) is one of the Notes referred to in the Loan Agreement and is entitled to the benefits thereof and subject to prepayment in whole or in part as provided therein. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Loan Agreement. 2. Security; Loan Documents. The security for this Note includes the Mortgage (as defined in the Loan Agreement), covering certain property in the City of Baltimore, Maryland and more particularly described therein (the “Property”). This Note, the Mortgage, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the “Loan”), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a “Loan Document” and together the “Loan Documents”. 3. Events of Defaults. (a) Upon the occurrence and during the continuance of an Event of Default, Administrative Agent on behalf of the Lender and the other Lenders shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity. (b) All of the rights, remedies, powers and privileges (together, “Rights”) of Administrative Agent on behalf of the Lender and the other Lenders provided for in this Note and in any other Loan

PAGE G-2 Document are cumulative of each other and of any and all other Rights at Law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Administrative Agent, Lender and the other Lenders to exercise, and no delay in exercising any Right, including, but not limited to, the right to accelerate the maturity of this Note, shall be construed as a waiver of any Event of Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Administrative Agent, Lender and the other Lenders to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect, or (iii) in any way excuse the existence of an Event of Default. (c) If any holder of this Note retains an attorney in connection with any Event of Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to such holder, in addition to principal, interest and any other sums owing to such holder hereunder and under the other Loan Documents, all actual costs and out-of-pocket expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys’ fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other Person primarily or secondarily liable hereunder. Any judgment on this Note shall bear interest at the lesser of the Default Rate or the highest rate allowed by Applicable Law. 4. Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of Borrower and Lender and their respective successors and assigns permitted by the Loan Agreement. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Agreement. As further provided in the Loan Agreement, Lender may, at any time, sell, transfer, or assign [all or a portion of its interest in] this Note, the Mortgage and the other Loan Documents, as set forth in the Loan Agreement. 5. General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. If more than one Person executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that neither Administrative Agent, Lender nor any other Lender shall be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) submit (and waive all rights to object) to the non-exclusive personal jurisdiction of any Virginia state court or any federal court in the Commonwealth of Virginia, and venue in the city or county where the Property is located or where such state or federal court is located, for the enforcement of any and

PAGE G-3 all obligations under this Note and the other Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien given to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY VIRGINIA LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW. 6. Notices. Any notice, request, or demand to or upon Borrower or the holder hereof shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES. [Signatures appear on the following page]

PAGE G-4 IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written. BORROWER: HARBOR POINT PARCEL 2- OFFICE, LLC, HARBOR POINT PARCEL 2- RETAIL, LLC, and HARBOR POINT PARCEL 2 – TRANSFER STATION, LLC, each a Delaware limited liability company By: Harbor Point Parcel 2 Holdings, LLC, a Delaware limited liability company, its Managing Member By: Baltimore Parcel 2E, LLC, a Virginia limited liability company, its Managing Member By: Armada Hoffler JV Manager, LLC, a Virginia limited liability company, its Manager By: Armada Hoffler Manager, LLC, a Virginia limited liability company, its Manager By:_____________________________(SEAL) Name: Matthew Barnes-Smith Title: Manager

PAGE I-1 EXHIBIT I SWAP CONTRACTS 1. Swap Documentation. On or before the Closing Date, Borrower shall, or shall cause one (1) or more Guarantor to, deliver to Swap Counterparty the following documents and other items, executed and acknowledged as appropriate, all in form and substance satisfactory to Administrative Agent and Swap Counterparty: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. and related schedule in the form agreed upon between Borrower (or its Affiliate) and Swap Counterparty; (b) a confirmation under the foregoing, if applicable; (c) an acknowledgement from Swap Counterparty agreeing, among other things, to pay to Administrative Agent all payments due from Swap Counterparty pursuant to the Swap Contract; (d) if Borrower (or its Affiliate) is anything other than a natural Person, evidence of due authorization to enter into transactions under the foregoing Swap Contract with Swap Counterparty, together with evidence of due authorization and execution of any Swap Contract; and (e) such other title endorsements, documents, instruments, opinions and agreements as Administrative Agent and Swap Counterparty may require to evidence satisfaction of the conditions set forth in this Section, including a swap endorsement to the Title Insurance in form and substance satisfactory to Administrative Agent. For the avoidance of doubt, Borrower shall maintain a Swap Contract for a notional amount of not less than ninety-five percent (95%) of the Principal Debt, having a maximum “all-in” rate of not greater than eight and one-quarter percent (8.25%), and otherwise that meets the requirements of this Exhibit I in full force and effect at all times throughout the term of the Loan. 2. Conveyance and Security Interest. To secure the Obligations, Borrower hereby transfers, assigns and transfers to Administrative Agent, and grants to Administrative Agent a security interest in, all of Borrower’s right, title and interest, but not its obligations, duties or liabilities for any breach, in, under and to the Swap Contract, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing. All amounts payable to Borrower under the Swap Contract shall be paid to Administrative Agent and shall be applied to such Obligations as Administrative Agent determines in its sole discretion (except upon the occurrence and during the continuance of an Event of Default, in which event Administrative Agent shall not be obligated to apply same to the Obligations). 3. Cross-Default. It shall be an Event of Default under this Agreement if any Event of Default occurs as defined under any Swap Contract as to which Borrower (or its Affiliate) is the Defaulting Party, or if any Termination Event occurs under any Swap Contract as to which Borrower (or its Affiliate) is an Affected Party. As used in this Section, the terms “Defaulting Party,” “Termination Event” and “Affected Party” have the meanings ascribed to them in the Swap Contract. 4. Remedies; Cure Rights. In addition to any and all other remedies to which Administrative Agent, Lenders and Swap Counterparty are entitled at law or in equity, Swap Counterparty shall have the right, to the extent so provided in any Swap Contract or any Master Agreement relating thereto, (a) to declare an event of default, termination event or other similar event thereunder and to designate an Early Termination Date as defined under the Master Agreement, and (b) to determine net termination amounts in accordance with the Swap Contract and to setoff amounts between Swap Contracts. Administrative Agent shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower (or its Affiliate) such action as Administrative Agent may at any time determine to be necessary or advisable to cure any default under any Swap Contract or to protect the rights of Borrower (or its Affiliate) or Swap Counterparty thereunder; provided, however, that Administrative Agent shall give prior written notice to Borrower before taking any such action. For this purpose, Borrower hereby constitutes Administrative Agent its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to exercise, at the election of Administrative Agent, any and all rights and

PAGE I-2 remedies of Borrower (or its Affiliate) under the Swap Contract, including making any payments thereunder and consummating any transactions contemplated thereby, and to take any action that Administrative Agent may deem proper in order to collect, assert or enforce any claim, right or title, in and to the Swap Contract hereby assigned and conveyed, and generally to take any and all such action in relation thereto as Administrative Agent shall deem advisable. Administrative Agent shall not incur any liability if any action so taken by Administrative Agent or on its behalf shall prove to be inadequate or invalid. Borrower expressly understands and agrees that Administrative Agent is not hereby assuming any duties or obligations of Borrower (or its Affiliate) to make payments to Swap Counterparty under any Swap Contract or under any other Loan Document. Such payment duties and obligations remain the responsibility of Borrower (or its Affiliate) notwithstanding any language in this Agreement. 5. Miscellaneous Covenants. (a) Borrower shall, upon entering into any Swap Contract, pay all sums required to be paid by Borrower thereunder. Borrower shall keep the Swap Contract in full force and effect, and shall not amend or permit the amendment of same without the prior consent of Administrative Agent. (b) In the event that Borrower breaches any of its obligations pursuant to Section 5a) of this Exhibit I, in addition to all other rights and remedies of Administrative Agent and Lenders, Administrative Agent may, but shall have no obligation to, at Borrower’s sole cost and expense and on Borrower’s behalf, enter into a Swap Contract required hereunder. Borrower hereby constitutes Administrative Agent its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to enter into such Swap Contract. For this purpose, Borrower hereby constitutes Administrative Agent its true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable, to enter into, amend and terminate such Swap Contract, pay all sums due thereunder, and generally to take any and all such action in relation thereto as Administrative Agent shall deem advisable. Administrative Agent shall not incur any liability if any action so taken by Administrative Agent or on its behalf shall prove to be inadequate or invalid. Borrower expressly understands and agrees that Administrative Agent is not hereby assuming any duties or obligations of Borrower under any Swap Contract or under any other Loan Document. All payment duties to the Swap Counterparty, and other obligations under such Swap Contract entered into by Administrative Agent on behalf of Borrower, shall be the responsibility of Borrower notwithstanding any language in this Agreement. (c) No Swap Contract shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest or other sums due under the Loan Documents, as and when the same become due and payable.

PAGE J-1 EXHIBIT J FINANCIAL COVENANTS 1. Debt Service Coverage Ratio. Borrower shall maintain a Debt Service Coverage Ratio as of any Determination Date of at least 1.20 to 1.00. This ratio will be tested semi-annually on December 31st and June 30th of each calendar year, or quarterly as of each March 31st, June 30th, September 30th and December 31st during any Trigger Period (as applicable, each a “Determination Date”). Upon the occurrence of a Trigger Event, the provisions of clauses (a), (b), (c) and (d) below shall apply. Any failure of Borrower to comply with the requirements set forth in such clauses (a) or (b) following the failure to meet the Debt Service Coverage Ratio for any given Determination Date shall constitute an immediate Event of Default hereunder (not subject to any further grace or cure periods). (a) In the event that the required Debt Service Coverage Ratio measured as of any Determination Date is less than 1.20 to 1.00, the Borrower shall either: (i) with respect to a Trigger Event pursuant to clause (a) of the definition thereof only, within thirty (30) days of the Determination Date, make a prepayment of principal towards the Loan in accordance with the prepayment provisions of this Agreement in an amount sufficient to ensure that the Debt Service Coverage Ratio (as calculated on a pro forma basis taking into account such prepayment) then meets or exceeds 1.20 to 1.00; or (ii) with respect to a Trigger Event pursuant to clause (a) of the definition thereof only, to the extent Borrower does not satisfy the prepayment condition set forth in clause (a)(i) within such thirty (30) day period, and with respect to any Trigger Event pursuant to clauses (b) or (c) of the definition thereof, Borrower shall thereafter, for each calendar month commencing with the month after the applicable Trigger Event occurred until the occurrence of the Cash Sweep Termination Date, cause to be delivered to Administrative Agent 100% of the monthly Excess Cash Flow by depositing such funds directly into a cash collateral account designated by Administrative Agent and subject to the provisions set forth below (a “Cash Collateral Account”). Such monthly payments of Excess Cash Flow shall be deposited for each month on or before the 15th day of the succeeding month after the commencement of the cash sweep (the “Sweep Date”). For example, if the Determination Date occurred on June 30, and the cash sweep commenced in July as a result of Borrower’s failure to make a principal payment by July 31, then Excess Cash Flow for July shall be deposited on or before August 15th. During the period when the cash sweep is in effect, the Borrower shall deliver to Administrative Agent on or before each Sweep Date, a detailed calculation of the Excess Cash Flow for such month in a form satisfactory to Administrative Agent, together with an income statement, operating statement, rent roll, and such other supporting statements, information and documentation that Administrative Agent may request to verify the Borrower’s calculation of the Excess Cash Flow. For the avoidance of doubt, (x) upon the occurrence of a Trigger Event pursuant to clause (a) of the definition thereof, Borrower may elect to comply with either clause (a)(i) or clause (a)(ii) above, and (y) upon the occurrence of a Trigger Event pursuant to clause (b) or clause (c) of the definition thereof, Borrower shall comply with clause (a)(ii). (b) Within seven (7) days after any demand by Administrative Agent following a Trigger Event, Borrower shall establish the Cash Collateral Account with Administrative Agent, unless Borrower has previously done so, for the deposit of the monthly payments of Excess Cash

PAGE J-2 Flow. Borrower shall maintain a Cash Collateral Account at all times when this Agreement requires a Cash Collateral Account. All interest (if any) earned on sums on deposit in the Cash Collateral Account shall be credited to such account. Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Cash Collateral Account for federal and applicable state and local tax purposes. Borrower shall only be permitted to withdraw funds from the Cash Collateral Account, (i) upon the occurrence of a Cash Sweep Termination Date, or (ii) otherwise with Administrative Agent’s written consent, which may be by e-mail and be granted by Administrative Agent in its sole and absolute discretion. Borrower hereby assigns, pledges, and grants to Administrative Agent, for the benefit of itself and Lenders, a first-priority security interest in and lien on the Cash Collateral Account and all amounts from time to time held in or credited to the Cash Collateral Account, and any proceeds thereof, as security for Borrower’s Obligations. Administrative Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the Commonwealth of Virginia with respect to each Cash Collateral Account and the funds from time to time held therein. Subject to the terms and conditions of this Section and the other provisions of the Loan Documents, the Cash Collateral Account shall be subject to the sole dominion, control and discretion of Administrative Agent, but Administrative Agent shall have no fiduciary duty with respect to such account or any funds on deposit therein. All funds in the Cash Collateral Account shall be used in compliance with the terms, covenants, conditions and provisions of this Agreement. Under no circumstance may funds be withdrawn from the Cash Collateral Account without the prior written consent of Administrative Agent and if funds are withdrawn from the Cash Collateral Account in a larger amount than is approved by Administrative Agent, Borrower shall promptly return the excess to the Cash Collateral Account upon request by Administrative Agent. (c) Borrower shall have the right to withdraw funds from time to time held in a Cash Collateral Account as follows: So long as no monetary or material non-monetary Default or any Event of Default shall have occurred and be continuing, Administrative Agent shall, to the extent funds are available for such purpose in the Cash Collateral Account, permit Borrower to withdraw the amount paid or incurred by Borrower on account of Tenant Improvements, Leasing Commission and Leasing Costs and as the same are incurred pursuant to Leases entered into in accordance with the provisions of Exhibit E or otherwise approved by Administrative Agent upon satisfaction of the applicable requirements set forth in Section 2 of this Exhibit J. (d) Administrative Agent shall have the right to withdraw funds from time to time held in a Cash Collateral Account as follows: (i) to the extent any Event of Default has occurred and is then-continuing or upon the occurrence of the Maturity Date, Administrative Agent may, in its sole discretion, withdraw and apply any funds held in a Cash Collateral Account to any of the then-due and payable Obligations (whether as a result of acceleration or otherwise); (ii) in the event the Debt Service Coverage Ratio falls below 1.00 to 1.00, and apply any funds held in a Cash Collateral Account to any of the then-due and payable Obligations (whether as a result of acceleration or otherwise); or (iii) if requested by Borrower or to the extent necessary to preserve the value of the Property and not otherwise paid by Borrower in a timely manner (and regardless of whether an Event of Default is then-continuing), Administrative Agent may, in its sole discretion, withdraw funds from a Cash Collateral Account for the purpose of paying any costs and/or expenses related to the Property (such funds to be disbursed to Borrower or paid directly to the applicable party entitled thereto, as determined by Administrative Agent in its sole discretion). (e) The occurrence of a Cash Sweep Termination Date and the release of funds to the Borrower in connection therewith shall not, in any case, preclude the application of the cash sweep

PAGE J-3 provisions set forth herein with respect to any subsequent failure by Borrower to meet the required Debt Service Coverage Ratio. 2. Disbursement of Funds from Cash Collateral Account. (a) Borrower shall deliver to Administrative Agent a written request for each requested withdrawal or transfer from the Cash Collateral Account in accordance with this Section 2. Borrower shall deliver all requests for all withdrawals or transfers from the Cash Collateral Account concurrently and not more than once per month. Each such request shall (i) specify the Tenant Improvements, the Leasing Commissions, or the Leasing Costs for which such withdrawal or transfer is requested, (ii) include a certification from Borrower that the applicable matter that is the subject of such request has been performed in accordance with the terms of the Loan Documents, (iii) include a certification from Borrower that no Event of Default has occurred and is continuing (or if so, specifying the nature thereof) and (iv) include a certification from Borrower that the costs and expenses that are the subject of such request have been incurred in accordance with the terms of this Agreement and the other Loan Documents and are permitted to be reimbursed pursuant to the terms of Section 1(c) of Exhibit J. Borrower shall promptly deliver to Administrative Agent copies of paid invoices (or unpaid invoices to which the requested withdrawal or transfer relates and is to be applied), lien waivers (with respect to any matter the non- payment of which could give rise to a lien against the Property and that costs more than $250,000.00), contractor invoices, tenant certifications (if applicable) and any licenses, permits and certifications and filings required by Law, in each case as Administrative Agent may reasonably require. Provided that the foregoing conditions are satisfied, and all other conditions applicable to the requested withdrawal or transfer set forth in Section 1(c) of Exhibit J are satisfied, Administrative Agent shall disburse sums from the Cash Collateral Account to Borrower in accordance with its written instructions delivered to Administrative Agent. Notwithstanding the preceding sentence, in no event shall Administrative Agent be required to disburse funds from the Cash Collateral Account if a monetary or material non-monetary Default or any Event of Default then exists and is continuing. (b) Administrative Agent’s permitting a withdrawal of any funds from the Cash Collateral Account or other acknowledgement of completion of any work in a manner reasonably satisfactory to Administrative Agent shall not be deemed a certification or warranty by Administrative Agent to any Person that any work or other matter that is the subject of the withdrawal has been completed in accordance with applicable Laws or any agreement to which Borrower is a party or the Property is bound. (c) The insufficiency of any balance in any of the Cash Collateral Account shall not relieve Borrower from its obligation to perform fully all covenants contained in each of the Loan Documents.

PAGE M-1 EXHIBIT M CONDOMINIUM PROVISIONS (a) Borrower shall (i) pay, or cause to be paid, on or before the due date for same all Common Charges payable on account of the Property and other sums payable by Borrower to the Condominium Association; (ii) promptly perform and observe all other covenants required to be performed and observed by it under each Condominium Document, and all Condominium Requirements that apply to the Property or any portion thereof, and do all things necessary to preserve and to keep unimpaired its rights under the Condominium Documents; (iii) promptly within ten (10) days after the occurrence thereof, notify each Lender in writing of any violation of any such covenant or Condominium Requirement, specifying in each case the action Borrower has taken or will take with respect thereto; (iv) promptly notify Administrative Agent of any material default by the Condominium Association under any Condominium Document of which it becomes aware; (v) promptly deliver to Administrative Agent a copy of any notice of default, notice of special assessment or other material notice received by it under any Condominium Document or otherwise from or on behalf of the Condominium Association; and (vi) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by the Condominium Board or Condominium Association under each Condominium Document. Without limiting the foregoing, if Borrower fails to pay any Common Charge when due under any Condominium Document, Administrative Agent shall have the right, but not the obligation, to pay (or cause to be paid) the same on behalf of Borrower (based solely on a notice or other certification from the Condominium Board or its managing agent) and such amounts shall be payable to Administrative Agent upon demand and shall accrue interest at the Default Rate until paid. (b) Borrower (i) shall not, and shall not vote to, without the prior consent of Administrative Agent, enter into, amend, modify, supplement, surrender, cancel or terminate any Condominium Document, or enter into any agreement in substitution of any Condominium Document; (ii) shall not waive or release any of Borrower’s rights under the Condominium Documents; (iii) shall not vote, give consent or waive any right of Borrower if, the result of such vote, consent or waiver would be to impair the rights of Administrative Agent or Lenders or the liens of the Mortgage; (iv) shall not approve any borrowing of money on behalf of the condominium which would result in the creation of any lien on any portion of the Units or any material addition to, or alteration or improvement of, the common elements of the condominium; (v) shall not vote to permit or cause the Condominium Association to fail to maintain or diminish the insurance policies required to be maintained pursuant to the Condominium Documents or give consent to the expenditure of insurance proceeds or condemnation awards other than for the repair or restoration of common elements in a manner consistent with this Agreement for repairs and restorations of the Property; and (vi) shall not approve or request any subdivision of any of the Units or any combination any of the Units with each other and/or other condominium units, or any increase or decrease the net rentable square footage of any Unit. (c) In the event that the Condominium Association receives any insurance proceeds or condemnation awards, to the extent that Borrower may, by vote or otherwise, select or vote for the selection of the holder of same, Borrower shall select Administrative Agent. (d) Administrative Agent shall have the right, to the fullest extent of Borrower’s rights under the Condominium Documents, to examine the books of account of the condominium and to attend meetings of owners of units or the Condominium Board, but the foregoing shall not require Administrative Agent to examine said books of account or attend any such meetings. (e) At any time, during the existence of an Event of Default, Administrative Agent may give notice to the Condominium Board or any other Person stating that circumstances exist which entitle

PAGE M-2 Administrative Agent to exercise in Borrower’s place any particular right, privilege or power, or to receive any credit, refund, profit or other sum of money which Borrower has the right to exercise or receive under the Condominium Documents; it being understood and agreed to that such notice from Administrative Agent shall be conclusive evidence that an Event of Default shall have occurred and be continuing and the Condominium Board may rely on such notice from Administrative Agent without any further inquiry or investigation. (f) Prior to appointing any member to the Condominium Board, Borrower shall deliver to Administrative Agent a conditional resignation signed by such member in form and content acceptable to Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, by notice to Borrower, tender any conditional resignation of any member of the Condominium Board now or hereafter delivered to Administrative Agent in connection with the Loan to the Condominium Board, whereupon the resignation of any such member shall become effective and successor members to the Condominium Board shall be designated by Administrative Agent. (g) Borrower shall on a timely basis comply with all Condominium Requirements and other Laws, including securities laws and the Interstate Land Sales Full Disclosure Act (15 U.S.C. 1701 et seq.), which may apply to the sale of Units or any of them and furnish such evidence of compliance therewith as Administrative Agent may reasonably request; provided, however, that nothing herein shall be deemed to permit Borrower to sell any Unit without the prior consent of Administrative Agent. (h) Borrower shall deliver or cause the condominium to deliver to Administrative Agent all financial statements and material reports delivered by or on behalf of the Condominium Association to Borrower, or if the Condominium Association is prohibited by law from doing so, shall deliver same to Administrative Agent promptly after receipt by Borrower or any of its Condominium Board members. (i) To induce Lenders to make the Loan, Borrower further hereby represents and warrants to Administrative Agent and Lenders as follows: (i) A true, correct and complete list of the Condominium Documents is set forth on Schedule 1 attached hereto, and each Condominium Document is in full force and effect. (ii) Borrower has delivered to Administrative Agent true, correct and complete copies of the Condominium Documents. (iii) No Condominium Document has been amended, modified, terminated, assigned or otherwise changed, or the provisions thereof waived, by or at the request of Borrower. (iv) To Borrower’s knowledge, no default by Borrower has occurred under any Condominium Document that remains outstanding, and no event which, with the giving of notice or passage of any cure period under any Condominium Document would constitute a default by Borrower under any Condominium Document, has occurred and is continuing. (v) No provision of the Loan Documents violates any covenant under any Condominium Document applicable to Borrower or any Condominium Requirement applicable to the Property. The Property and the use, operation and maintenance thereof and all activities thereon comply in all material respects with all Condominium Requirements. (vi) Borrower has not received any notice of termination or default with respect to any Condominium Document.

PAGE M-3 (vii) No Common Charge or other sum payable by Borrower under any Condominium Document is accrued and unpaid. (viii) There are no actions, suits or proceedings pending, or to Borrower’s knowledge, threatened, against or affecting the Condominium Association, the Condominium Board and/or the common elements under the Condominium Documents which, in each case, if adversely determined, shall materially affect the ability of Borrower to perform its respective obligations hereunder or under any of the Loan Documents, or the Property, and the Condominium Association and Condominium Board are not in any material respect in default or violation with respect to any order, writ, injunction, decree or demand of any court of Governmental Authority. There are no actions or proceedings pending before any court, quasi-judicial body or administrative agency relating to compliance of the common elements under the Condominium Documents with any applicable zoning, subdivision, building, environmental or land use law, ordinance or resolution.